As filed with the Securities and Exchange Commission on June 2, 2021
Registration No. 333-252851

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athene Annuity and Life Company
(Exact name of registrant as specified in its charter)

	Iowa	6311	42-0175020
	(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
	incorporation or organization)	Classification Code)	Identification Number)

7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blaine Doerrfeld
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, DC
20001-3980

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the
Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”
Large accelerated filer ☐			Accelerated filer ☐
Non-accelerated filer ☒			Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Interests in Single Purchase Payment Index-Linked Deferred Annuity Contract	N/A	N/A	$1,000,000	$109.10
(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee.
(2)	The registrant paid the registration fee in connection with the initial filing of the registration statement on February 8, 2021
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated June 2 , 2021
Athene® Amplify 2.0
Single Purchase Payment Index-Linked
Deferred Annuity Contract
Issued by:
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
Tel. (888) 266-8489

    This prospectus describes the Athene® Amplify 2.0 Single Purchase Payment Index-Linked Deferred Annuity Contract (the Contract) issued by Athene Annuity and Life Company (the Company, we or us) that is designed for retirement or other long-term investment purposes. The Company does not allow additional Purchase Payments after the initial Purchase Payment.
The Contract offers index-linked investment options (Index-Linked Segment Options) that provide returns (Segment Credits) based on the performance of a broad-based index or indices (the Reference Index). Segment Credits are paid by the Company and are subject to its claims paying ability. We calculate Segment Credits based on the changes in the value of the Reference Index for Index-Linked Segment Option s . Currently the Index-Linked Segment Options calculate Segment Credits based on the S&P 500® Price Return Index (S&P 500® Index), the Russell 2000® Price Return Index (Russell 2000® Index), the MSCI EAFE Price Return Index (MSCI EAFE Index), the Nasdaq-100® Price Return Index (Nasdaq-100® Index), the Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (Shiller Barclays CAPE® Index), or a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices (the Performance Blend Segment Option) that is available in a Buffer Segment Option with a 6-year Segment Term Period. Additionally, the Contract offers a Fixed Segment Option that determine s Segment Credits at a guaranteed interest rate. Segment Credits for Index-Linked Segment Options may be positive or negative, while Segment Credits for the Fixed Segment Option will always be positive.
    All Index-Linked Segment Options are Buffer Segment Options. Buffer Segment Options include a Buffer Rate, which establishes the maximum amount of negative index performance on a Segment End Date that we will absorb before applying negative Segment Credits to the Segment Option. Index-Linked Segment Options will have a Cap Rate and a Participation Rate. A Cap Rate establishes the maximum positive Index performance that may be applied to a specified time period for that Segment Option. A Participation Rate is multiplied by positive Index performance after the application of the Cap to determine the amount of Segment Credits applied to the Segment Option.
    Segment Credits applied to Index-Linked Segment Options on the Segment End Date will fluctuate in value based on the performance of the Reference Index, and you may lose money, including your principal and previously credited Segment Credits. Depending on the performance of the Reference Index and the Segment Option you select, such losses may be significant. In addition, the ongoing daily deduction of Segment Fees at an annual rate of 0.95% from Index-Linked Segment Options will reduce Segment Value.
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the Buffer Rate. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 ½. Withdrawals will also reduce the amount of any potential positive Segment Credits due to the reduction in Contract Value associated with a Withdrawal.
    The Company is not an investment advisor and does not provide any investment advice to you with respect to the Contract. Athene Securities LLC (Athene Securities) is the distributing underwriter for the Contract and does not provide any investment advice to you with respect to the Contract. Prospective purchasers may apply to purchase a Contract through broker-dealers or other financial institutions that have entered into a selling agreement with Athene Securities.
    The Contract is a complex insurance and investment vehicle. Before you invest, you should speak with your Financial Professional about the Contract’s features, benefits, risks, and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
    The prospectus describes all material rights and obligations under the Contract , including material state variations . You should study this prospectus and retain it along with a copy of the Contract for future reference.
    All guarantees under the Contract are obligations of the Company and are subject to its creditworthiness and financial strength.
    For additional information on risks associated with owning the Contract see Section 4 “Contract Risk Factors” on page 15.
    Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
    This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
    This Contract is not a bank deposit and is not insured by the FDIC or NCUSIF.
    This Contract is a security. It involves investment risk and may lose value.
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1. Glossary
    Accumulation Phase: The period of time between the Contract Date and the Annuity Date, unless the Contract is terminated.

    Administrative Office: Mail Processing Center, P.O. Box 1555, Des Moines, IA 50306-1555; (888) 266-8489.

    Aggregate Index Change: Used in the calculation of the Segment Credit on the Performance Blend Segment Option. This Segment Option uses three indices in its calculation. On the Segment End Date, we calculate the Index Change for each of these indices. The Aggregate Index Change is the sum of the Index Change for the best performing index multiplied by Index Allocation Percentage 1 (50%) plus the Index Change for the second best performing index multiplied by Index Allocation Percentage 2 (30%) plus the Index Change for the third best performing index multiplied by Index Allocation Percentage 3 (20%).

    Annuitant, Joint Annuitant: The Annuitant is the natural person named on the Contract schedule whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application as Joint Annuitants.

    Annuity Date: The Contract Anniversary on or first following the later of the Annuitant attaining age 95 , or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annual Interest Rate: The annual rate used to calculate Segment Credits on the Fixed Segment Option .

    Annuity Payments: Payments paid to you or your designated payee in accordance with the terms and conditions of the Settlement Option elected by the Owner. The payments are made by us and commence on the Annuity Date.

    Annuity Phase: The phase of the Contract when Annuity Payments are being made.

    Bailout Rate: The threshold rate(s) set for each Segment Option for use in the initial Segment Term Period bailout provision, provided at the time of application and printed in your Contract schedule. The Fixed Segment Option will have a Bailout Annual Interest Rate. Each Index-Linked Segment Option will have a Bailout Cap Rate and a Bailout Participation Rate. If the Annual Interest Rate, Cap Rate, or Participation Rate set at the first Segment Start Date is less than the corresponding Bailout Rate for a Segment Option to which you have allocated funds, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals.

    Beneficiary: The person(s) or entity(ies) named by the Owner to receive the Death Benefit.

    Buffer Rate: The amount of negative Index Change or Milestone Index Change that we will absorb when calculating Segment Credits for a Buffer Segment Option. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. For Milestone Lock Segment Options, a negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate.

    Buffer Segment Option: An Index-Linked Segment Option that includes a Buffer Rate.

    Business Day: Any day of the week except for Saturday, Sunday, and U.S. Federal holidays where U.S.

stock exchanges are closed. Our Business Day ends at 4:00 p.m. Eastern Time.

    Cap Rate: The maximum positive Index Change or Milestone Index Change that will be used in the calculation of Segment Credits that may be applied to a Segment Option on the Segment End Date. There is one Cap Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Cash Surrender Value: The Interim Value adjusted for any applicable Withdrawal Charge. You may surrender your Contract by making a written request to our Administrative Office at any time before the Annuity Date and before the Death Benefit becomes payable.

    Company (“we”, “us”, “our”, “ours”): Athene Annuity and Life Company.

    Contract: The Single Purchase Payment Index-Linked Deferred Annuity Contract described by this prospectus.

    Contract Anniversary: Any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 19, 2021 , then the first Contract Anniversary is January 19, 2022 .

    Contract Date: The date your Contract is issued, as shown on the Contract schedule.

    Contract Value: The Contract Value at any time is equal to the sum of the Segment Values.

    Contract Year: The twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 19, 2021 , then the first Contract Year is the twelve-month period between January 19, 2021 and January 18, 2022 .

Crediting Method: Used to determine the calculation of the Segment Credits. Crediting Methods include the Point-to-Point Crediting Method, Milestone Lock Crediting Method, and Fixed Crediting Method. Each Crediting Method has distinct methodology to calculate Segment Credits.

    Death Benefit: During the Withdrawal Charge Period, the Death Benefit will be equal to the greater of the Interim Value or the Purchase Payment less net proceeds from prior Withdrawals. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. If the Owner is changed or an additional Owner is added during the Withdrawal Charge Period, the Death Benefit will equal the Interim Value.

    Equity Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal from an Index-Linked Segment Option on a day other than a Segment End Date. The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to the Fixed Segment Option.

Financial Professional: A registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities.

Fixed Crediting Method: The Crediting Method in which Segment Credits are determined daily based on the declared Annual Interest Rate.

    Fixed Segment Option: The Segment Option that calculates Segment Credits daily based on the Fixed Crediting Method. The Fixed Segment Option does not include a Reference Index.

    Free Withdrawal: A Withdrawal amount on which no Withdrawal Charge applies. An Interest Adjustment and Equity Adjustment will still apply.

    Good Order: A request, including an application, is in Good Order if it contains all the information we require to process the request. Good Order also includes delivering information on the correct form, with any required certifications, guarantees, and/or signatures to our Administrative Office.

    Holding Account: An account that holds the Purchase Payment until it is allocated to the Segment Options according to the Segment Allocation Percentages you select. Interest is credited daily to the Holding Account at the Holding Account Fixed Interest Rate.

    Holding Account Fixed Interest Rate: The annual rate used to calculate interest credited on amounts held in the Holding Account.

    Index Allocation Percentage: The percentage used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option.

    Index Change: The percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the Segment Start Date to the Segment End Date.

    Index-Linked Segment Option: Any Segment Option that is not the Fixed Segment Option. An Index-Linked Segment Option includes a Reference Index.

    Index Price: The Index Price for any date, including any Segment Start Date, Segment End Date, Observation Date, Annuity Date or date of death is the closing price of the Reference Index on that date. The closing price of the Reference Index is the price determined and published by the provider of the Reference Index at the end of each Business Day. Any change in price after the closing price has been published will not be reflected.

    Interim Value: The Interim Value at any time is equal to the sum of the Segment Interim Values.

    Interest Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal during the first six years of the Contract, including Withdrawals taken on a Segment End Date. The Interest Adjustment approximates the change in value of debt instruments supporting the Contract, which we sell to fund the Withdrawal. The Interest Adjustment does not apply to any Withdrawal taken after the first six Contract Years.

    IRA Account: The traditional Roth or other Individual Retirement Account established for the Owner and the Owner’s beneficiaries, through which a Contract may be purchased.

Milestone Credit Percentage: Used in the calculation of the Segment Credit and the Segment Interim Value on Milestone Lock Segment Options. If the Milestone Index Change is greater than or equal to the Milestone Threshold at the current Observation Date, or if the Segment End Date is reached, a Milestone Credit Percentage is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The final Milestone Credit Percentage will be determined on the Segment End Date , and may be negative.

Milestone Date: Used to determine the beginning Index Price when determining the Milestone Index Change. The initial Milestone Date is the Segment Start Date. If the Milestone Index Change is greater than or equal to the Milestone Threshold at an Observation Date, a subsequent Milestone Date will be established as of that Observation Date.

Milestone Index Change: Used in the calculation of the Segment Credit on Milestone Lock Segment Options. It is the percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the most recent Milestone Date to the current Observation Date.

Milestone Lock Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. The Reference Index performance is determined by observing the Index Price on selected Observation Dates.

Milestone Lock Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Milestone Lock Crediting Method.

Milestone Threshold: The minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage on the Milestone Lock Crediting Method. The Milestone Threshold will not change once your Contract is issued.

Non-Qualified Contract: A Contract that is not qualified for special tax treatment under sections of the Internal Revenue Code.

    Notice, Notify, Notifying: Requests and information that you sign and that we receive and accept at our Administrative Office in any form offered by and acceptable to us.

Observation Date: A measuring point for calculating Segment Credits for Milestone Lock Segment Options. The first Observation Date occurs one year after the initial Milestone Date. Subsequent Observation Dates occur one year after the preceding Observation Date. The final Observation Date will occur on the Segment End Date.

    Owner (“you”, “your”): The Contract Owner named in the application, or their successor or assignee if you provide Notice and the Company has acknowledged the assignment. If no Owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. The Joint Owner must be the Owner’s spouse.

    Participation Rate: A percentage that is multiplied by any positive Index Change or Milestone Index Change, after the application of the Cap Rate, in the calculation of the Segment Credit. This percentage will not be less than 100%. There is one Participation Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Performance Blend Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Point-to-Point Crediting Method. This Segment Option calculates an Aggregate Index Change using three underlying indices, rather than an Index Change based on a single underlying index.

Point-to-Point Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The Reference Index performance is determined by observing the Index Price only on the Segment Start Date and Segment End Date.

    Premium Tax: The amount of tax, if any, charged by the state or municipality in which your Contract is issued.

    Purchase Payment: The amount you pay to us under your Contract, as shown on the Contract schedule. The Purchase Payment is due on the Contract Date. We may limit the amount of Purchase Payment that we will accept for your Contract.

    Qualified Contract: A Contract that qualifies for special tax benefits under the Internal Revenue Code, such as a Section 408(b) Individual Retirement Annuity.

    Reference Index: The index or indices used in the calculation of the Segment Credit for a Segment Option.

    Right to Cancel Period: The period of time you may examine your Contract after you receive it. The Right to Cancel Period may vary according to state law.

    Securities Act: The Securities Act of 1933, as amended.

    Segment Credit: The amount we credit to each Segment Option according to the terms of the Segment Option and Crediting Method. Segment Credits are credited to the Fixed Segment Option daily based on the Annual Interest Rate. Segment Credits on the Fixed Segment Option cannot be negative. Segment Credits are credited to Index-Linked Segment Options on the Segment End Date based on the performance of the Reference Index subject to the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. Segment Credits on Index-Linked Segment Options may be negative amounts, which will reduce the Segment Value.

    Segment End Date: The last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated and applied to the Segment Value on the Segment End Date. The next Segment Start Date coincides with the Segment End Date.

    Segment Fee: An annualized rate that is assessed daily as a percentage of the Segment Fee Base on Index-Linked Segment Options. The Segment Fee amount for that Segment Option is then deducted daily from that Segment Option’s Segment Value during the Accumulation Phase. The Segment Fee will never reduce the Segment Value below zero. The Segment Fee does not apply to the Fixed Segment Option.

    Segment Fee Base: The initial Segment Fee Base for each Segment Option during each Segment Term Period is the Segment Value on the Segment Start Date. The Segment Fee Base on any other day in the Segment Term Period is the Segment Value on the Segment Start Date less any Withdrawals deducted from the Segment Option through the prior Business Day. We use the Segment Fee Base to determine the Segment Fee amount we will deduct from that Segment Option’s Segment Value.

    Segment Options: Segment Options include Buffer Segment Options and the Fixed Segment Option available under your Contract. Each Segment Option will have a Segment Term Period. Each Buffer Segment Option will also have a Reference Index, a Cap Rate, a Participation Rate, a Buffer Rate, and will be subject to a Segment Fee. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. The Segment Options available on the first Segment Start Date following your Contract Date will be shown on the Contract schedule.

    Segment Interim Value: The Segment Value adjusted for any applicable Equity Adjustment and Interest Adjustment.

    Segment Start Date: The first date of a Segment Term Period.

    Segment Term Period: The Segment Term Period for each Segment Option will be shown on the Contract schedule. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin. Please see the section “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for further details.

    Segment Value: On the initial Segment Start Date, the Segment Value is equal to the portion of the Purchase Payment plus any Holding Account interest allocated to the Segment Option. On any other day, the Segment Value is equal to the Segment Value on the Segment Start Date decreased by any Segment Fee amounts applied to that Segment Option since the Segment Start Date, increased by Segment Credits applied to the Segment Option, increased by amounts transferred from another Segment Option, decreased by amounts transferred into another Segment Option, and decreased by Withdrawals from the Segment Option. Segment Credits are applied daily to the Fixed Segment Option and are applied to Index-Linked Segment Options only on the Segment End Date. Transfers between Segment Options will occur only on a Segment End Date.

    Separate Account: The segregated account, established by the Company under Iowa Law in which we hold reserves for our obligations under the Contract. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. As O wner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

    Settlement Option: An option available under the Contract for receiving Annuity Payments, which we guarantee as to the dollar amount.

    Spouses: Individuals who are recognized as legally married under Federal law.

    Underlying IRA Holder: The natural person who is treated under the Internal Revenue Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.

    Withdrawal: Unless otherwise specified, it is a Withdrawal of any type taken under your Contract, including a partial Withdrawal, a surrender of your Contract, payment of a Death Benefit or the application of Interim Value to a Settlement Option. Withdrawal refers to the amount of Contract Value withdrawn for such benefits prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. We do not treat the deduction of the Segment Fee amount as a Withdrawal.

    Withdrawal Charge: The charge we assess when you surrender the Contract or make a partial withdrawal during the first six Contract Years. The Withdrawal Charge is assessed on the Contract Value on any amounts withdrawn. The Withdrawal Charge does not apply to the Free Withdrawal amount.

    Withdrawal Charge Period: The Contract years during which you pay a Withdrawal Charge on amounts withdrawn. The Withdrawal Charge Period ends when the Withdrawal Charge Rate declines to 0% in the Withdrawal Charge Rate schedule set forth in your Contract schedule.

    Withdrawal Charge Rate: The percentage used to calculate the Withdrawal Charge.

2. At a Glance Product Summary
General Product Description and Purpose
    Athene® Amplify 2.0 is a Single Purchase Payment Index-Linked Deferred Annuity Contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes and is designed for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk or someone who plans to take Withdrawals in excess of the annual free withdrawal amount or surrender the Contract during the first six Contract Years .
    The Contract can be owned in the following ways:
•Sole Owner who is an individual or trust with a natural person as grantor.
•Sole Owner who is an individual and his or her spouse as the Joint Owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contract only).

    The Contract has an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, you may allocate your Contract Value to available Segment Options that offer different levels of protection against investment loss. The Annuity Phase begins when you apply the Interim Value to a Settlement Option. Please see the “Annuity Phase” section for more details on the Annuity Phase. The following is a brief description of the key features related to the Contract. See the Glossary in the preceding pages for more detailed explanations of the terms in this section.

    The Company is not an investment advisor and does not provide any investment advice to you in connection with the Contract.

    Premium Taxes may be applicable in certain states. Premium Tax applicability and rates vary by state and may change. We reserve the right to deduct such tax from the Purchase Payment when received or from the Contract Value of your Contract upon any Withdrawal from your Contract or upon the surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit.

The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

Purchase Payment
•Minimum Purchase Payment: $10,000 (amounts less than this threshold may be accepted at the sole discretion of the Company)
•Maximum Purchase Payment: $1,000,000 (amounts exceeding this threshold may be accepted at the sole discretion of the Company)

Issue Ages
•Minimum Issue Age: 0
•Maximum Issue Age: 84
•These issue age limitations apply to Owners (if natural persons) and Annuitants

Segment Options
    The Contract offers Buffer Segment Options and the Fixed Segment Option, which provide different levels of protection against investment losses. Each Segment Option will have a Segment Term Period. In addition, each Index-Linked Segment Option will have a Reference Index, a Cap Rate, a Participation Rate, and a Buffer Rate. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. In addition, Index-Linked Segment Options will be subject to an annual fee rate, called the Segment Fee, equal to 0.95%. Segment Fees are set at issue and are guaranteed not to change for the life of the Contract. The Fixed Segment Option will have an Annual Interest Rate. Segment Credits for the Fixed Segment Option may not be negative. Segment Credits applied to Index-Linked Segment Options on Segment End Dates may be negative if the value of the Reference Index declines.
•Buffer Segment Options -
The Buffer Rate establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Segment Credit to Buffer Segment Options on a Segment End Date.

A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period are not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. A Segment Option using the Point-to-Point Crediting Method calculates Segment Credits based on the percentage change in the value of the Reference Index as measured from the Segment Start Date to the Segment End Date. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Please see the "Fundamentals of the Point-to-Point Crediting Method" section for examples demonstrating the mechanics of the Point-to-Point Crediting Method.

Milestone Lock Segment Options (only available with a six-year Segment Term Period) combine elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. They guarantee a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to potentially reset at intermediate points during the Segment Term Period. Milestone Lock Segment Options provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

Milestone Lock Segment Options calculate Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.

The Segment Credit for Milestone Lock Segment Options may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate. Please see the “Fundamentals of the Milestone Lock Crediting Method” section for examples demonstrating the mechanics of the Milestone Lock Crediting Method.
Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%.

•Fixed Segment Option -
The Fixed Segment Option credits interest daily at a declared Annual Interest Rate. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date.

You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Segment Term Period. After the first six Contract Years, you will be limited to One-Year Segment

Options upon renewal. Six-Year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

•Declaration of Rates
Each Index-Linked Segment Option will have a Cap Rate and Participation Rate. The Cap Rate is the maximum positive Index Change or Milestone Index Change we will use to calculate the Segment Credit on a Segment End Date. If the Index Change or Milestone Index Change is positive, we will multiply the lesser of the Index Change and the Cap Rate by the Participation Rate. The Fixed Segment Option will have an Annual Interest Rate. For the initial Segment Term Period, we will determine the Cap Rate, Participation Rate, and Annual Interest Rate for each Segment Option on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. See the section “Initial Segment Term Period Bailout Provision” for additional information. After the initial Segment Term Period has ended, we will notify you of the Cap Rate, Participation Rate, and Annual Interest Rate for each available Segment Option at least fifteen calendar days prior to the new Segment Start Date. The Cap Rate, Participation Rate, and Annual Interest Rate may be higher, lower, or the same as the Cap Rate, Participation Rate, and Annual Interest Rate offered during the previous Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the m inimum Cap Rate, the m inimum Participation Rate, or the m inimum Annual Interest Rate shown for each Segment Option in the Contract schedule.
•Transfers -
On each Segment End Date, you will have the option of transferring all or part of your Segment Value among the available Segment Options. We will send you a letter at least fifteen calendar days prior to the Segment End Date advising you that your Segment Option is expiring and stating the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable, that will be available for the next Segment Term Period. You will have the choice of continuing in the Segment Option with the new Cap Rate, Participation Rate, and Annual Interest Rate or transferring your Segment Value to another Segment Option with the same Segment Start Date. See the section “Transfers Between Segment Options by Request” for additional information. If you do not inform us that you want to move all or part of your Segment Value to another Segment Option at least two Business Days prior to the next Segment Start Date, you will stay in the current Segment Option, subject to the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable. If you do not wish to allocate your Segment Value to any available Segment Option, you may surrender the Contract for the Cash Surrender Value on any date. Such surrender would be subject to any applicable Withdrawal Charge, Interest Adjustment, and Equity Adjustment.
•Initial Segment Term Period Bailout Provision -
For the initial Segment Term Period, if the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is less than the Bailout Rate we specified in your Contract schedule for the Segment Option, you may cancel the Contract during the first 60 days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply , and Segment Fees will not be deducted, if you exercise this provision.

Setting Your Segment Start Date, Segment End Date, and Observation Dates
    There are two dates each month when a new Segment Term Period may start. Your initial Segment Term Period will start on the 8th or 22nd day of the month, at which time your Purchase Payment plus any Holding Account interest will be allocated to the Segment Option(s) you have selected. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date.

    If the intended date for the initial Segment Start Date is not a Business Day, the Index Price from the prior Business Day will be used. If the date for the Segment End Date is not a Business Day, the Index Price from the prior Business Day will be used. For Milestone Lock Segment Options, if the date for an Observation Date is not a Business Day, the Index Price from the prior Business Day will be used. The Segment End Date for maturing Segments will coincide with the next Segment Start Date. Below are some examples showing the effect holidays and weekends have on selecting the Index Prices for the Segment Start Date, Observation Dates, and Segment End Date.

If Segment End Date is scheduled on a holiday:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Wednesday, the 8th	Tuesday, the 7th	Tuesday, the 7th
If Segment End Date is scheduled on a weekend:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Saturday, the 22nd	Friday, the 21st	Friday, the 21st

If initial Segment Start Date is scheduled on a holiday:	Initial Segment Start Date Index Price will be from:
Friday, the 22nd	Thursday, the 21st
If initial Segment Start Date is scheduled on a weekend:	Initial Segment Start Date Index Price will be from:
Sunday, the 8th	Friday, the 6th

If an Observation Date is scheduled on a holiday:	The Observation Date Index Price will be from:
Thursday, the 8th	Wednesday, the 7th
If an Observation Date is scheduled on a weekend:	The Observation Date Index Price will be from:
Sunday, the 22nd	Friday, the 20th

Accessing Your Contract Value
    During the Accumulation Phase before any Death Benefit becomes payable, you may access your Contract Value by surrendering the Contract or taking a partial Withdrawal. Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. If you surrender your Contract or if you take a partial Withdrawal in excess of the Free Withdrawal amount during the first six Contract Years, a maximum Withdrawal Charge of 8% will apply. Your Contract Value will be reduced by the amount of the Withdrawal and this reduction will reduce the potential positive Segment Credits you may receive. You may request a partial Withdrawal or surrender up to 60 days in advance of the day that the partial Withdrawal or surrender will occur. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 ½.

Interim Value Calculation
    Any Withdrawal, including any Free Withdrawal amount, will also be subject to an Interim Value calculation comprised of two components: an Interest Adjustment and an Equity Adjustment, each of which may increase or decrease your Withdrawal proceeds. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including Withdrawals taken on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a

Segment End Date. See the “Contract Values” section for additional information about how Interim Values are calculated. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits , or below the protection provided by the Buffer Rate.

Death Benefit
    If an Owner dies before the Annuity Phase of the Contract, we will pay the Death Benefit. During the Withdrawal Charge Period, the Death Benefit is equal to the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; or
2.The Interim Value on the date of death.

    Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death. Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any Segment Fee amounts.
    If the Owner is changed or a new Owner is added during the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death.

    See the “Death Benefit” section for more information.

Settlement Options Description
    The Annuity Phase commences when you or your designated payee begin receiving Annuity Payments under the Contract on the Annuity Date, according to the Settlement Option you select. You may select Annuity Payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. See the "Annuity Phase" section for information on available Settlement Options. The Annuity Phase ends when we make the last payment under your selected Settlement Option.

Right to Cancel
    After you receive your Contract, you may examine it for 20 days (the "Right to Cancel Period"), or longer if required by state law (in some states, up to 30 days, or longer for replacement annuity Contracts), during which time you may cancel your Contract for any reason by Notifying us at our Administrative Office. Please see Appendix B to examine any applicable variations in your state.

    If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply , and Segment Fees will not be deducted, if you exercise your right to cancel your Contract during this period.

3. Contract Fees and Charges
    You will pay the following fees and charges when purchasing, owning, and taking a Withdrawal from the Contract.

Segment Fees
    Indexed-Linked Segment Options include a Segment Fee equal to 0.95%. We deduct a Segment Fee amount daily from each Index-Linked Segment Option, starting on the Segment Start Date. The Segment Fee for a Segment Option is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base.

    On the Segment Start Date, the Segment Fee Base for a Segment Option is equal to the Segment Value of that Segment Option. For any other day during the Segment Term Period, the Segment Fee Base is equal to A-B, where:
A is the Segment Value on the Segment Start Date; and
B is any Withdrawals deducted from the Segment Option from the Segment Start Date through the prior
Business Day;

    The Segment Fee amount deducted on any day is equal to the annualized Segment Fee rate divided by the number of calendar days in the current year of the Segment Term Period and multiplied by the Segment Fee Base on that day. For example, if you have elected a 2-Year Segment Option with a Segment Start date of February 8, 20 21 , the annualized rate will be divided by 365 during the first and second year of the Segment Term Period (from February 8, 20 21 to February 8, 20 22 and from February 8, 2022 to February 8, 2023). The Segment Fee rate will be divided by 366 during any years of the Segment Term Period that are leap years.
    We begin calculating the daily Segment Fee amount on the Segment Start Date. Changes to the Segment Fee Base change the Segment Fee amount. For example, if you make a Withdrawal from a Segment Option, the Segment Fee Base and resulting Segment Fee amount for that Segment Option will decrease. We do not treat the deduction of the Segment Fee from a Segment Option as a Withdrawal in the determination of the Segment Fee Base or in the determination of the Death Benefit.

    The deduction of the Segment Fee will never reduce Segment Value below zero. If the Segment Value is reduced to zero due to a Withdrawal, Transfer, or Segment Fee, we will cease the deduction of the Segment Fee from that Segment Option and no Segment Fees will accrue while the Segment Value is zero. If you chose to transfer or allocate funds to the Segment Option for a future Segment Term Period, Segment Fees will begin being deducted based on the Segment Value on the new Segment Start Date.

    The Segment Fee amount is deducted daily before any other activity is processed on the Segment Value, including the calculation of Segment Credits. If you take a Withdrawal from a Segment Option, we deduct the Segment Fee amount for that Segment Option before processing the Withdrawal. On the Annuity Date, we deduct the Segment Fee amounts for all Segment Options before determining the Interim Value that will be used to calculate the Annuity Payments. Upon the death of any Owner (or, if the Owner is a non-natural person, any Annuitant), we deduct the Segment Fee amounts for all Segment Options before calculating the Death Benefit.

    The Segment Fee compensates us for all of your Contract’s benefits and certain expenses and risks associated with the Contract, including the risk that current charges are less than future contract administration costs. If the Segment Fee is less than these costs and risks, we will bear the loss. If the Segment Fee covers these benefits and risks, any excess amount is profit to us. We anticipate making a profit from this fee.

Withdrawal Charges
    If, during the first six Contract Years, you surrender your Contract or make a partial Withdrawal from your Contract in excess of the Free Withdrawal amount, we will assess a Withdrawal Charge. The Withdrawal Charge offsets promotion and distribution expenses and investment risks born by the Company.

    The amount of the Withdrawal Charge depends on the length of time you have owned your Contract and the amount you withdraw. The Contract provides a Free Withdrawal privilege that allows you to withdraw 10% of your Contract Value as of the previous Contract Anniversary annually without incurring a Withdrawal Charge.

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Rate	8%	8%	7%	6%	5%	4%	0%

    Withdrawal Charges may vary by state, please see Appendix B.

    For purposes of calculating the Withdrawal Charge, we treat the Contract Year in which we receive your Purchase Payment as “Contract Year 1”.

    We will deduct the Withdrawal Charge as a percentage of the Contract Value being withdrawn, excluding the Free Withdrawal amount, as applicable. The Withdrawal Charge will be calculated as the Contract Value associated with the Withdrawal multiplied by the applicable Withdrawal Charge Rate. An Interest Adjustment and Equity Adjustment will apply and may increase or decrease the amount paid to the Owner upon Withdrawal.

    On surrender, you will receive the Interim Value reduced by any applicable Withdrawal Charges. Free Withdrawal amounts do not apply to surrenders. If you surrender your Contract, a Withdrawal Charge will be applied to any Free Withdrawal amounts previously taken in the same Contract Year.

    We will not assess the Withdrawal Charge on:
•Free Withdrawal amounts;
•Death Benefit proceeds;
•Partial Withdrawals taken as Required Minimum Distributions under the Internal Revenue Code (see the “Required Minimum Distribution” section below);
•Withdrawals taken after the sixth Contract Year;
•A qualifying Withdrawal under the Confinement Waiver (see the “Confinement Waiver” section below);
•A qualifying Withdrawal under the Terminal Illness Waiver (see the “Terminal Illness Waiver” section below);
•The application of the Interim Value to a Settlement Option;
•Payments during the Annuity Phase; or
•Withdrawals taken under the initial Segment Term Period bailout provision (See the “Initial Segment Term Period Bailout Provision” section below).

    During the Accumulation Phase, you are entitled to a Free Withdrawal amount each year. We also reserve the right to waive the Withdrawal Charge in certain circumstances. For information on Free Withdrawal amounts and Withdrawal Charge waivers, see the “Contract Values” section. Any Free Withdrawal amount not used in a Contract Year may not be carried forward to a future Contract Year.

Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 ½.

Premium Tax
Premium Tax………………………………………..3.5%
(as a percentage of the Purchase Payment)

    We may be required to pay state Premium Taxes, currently ranging from 0% to 3.5%, in connection with a

Purchase Payment or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payment, from amounts withdrawn or from the amount applied under a Settlement Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law. Premium Tax is not currently deducted, but we reserve the right to do so in the future. The maximum charge we may deduct if we exercise the right in accordance with state law is currently 3.5%.

4. Contract Risk Factors
    Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Risk of Loss
    Amounts allocated to Index-Linked Segment Options will fluctuate in value based on the performance of the Reference Index. You may lose money, including your principal and previously credited Segment Credits. Such losses may be substantial, depending on the performance of the Reference Index and the Index-Linked Segment Options to which you allocate your Purchase Payment. Due to negative index performance, Segment Credits on Index-Linked Segment Options may be negative after application of the Buffer Rate, and you bear the portion of the loss that exceeds the Buffer Rate. The deduction of the Segment Fee will also reduce your Segment Value.

Potential for Significant Loss on Buffer Segment Options
    If there is a steep decline in the Reference Index, the risk of loss due to negative Segment Credits could be significant on a Buffer Segment Option. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees which reduce Segment Value and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the “Fundamentals of the Point-to-Point Crediting Method” and "Fundamentals of the Milestone Lock Crediting Method" sections for further details.

The risk of loss on the Performance Blend Segment Option may differ from other Buffer Segment Options using the Point-to-Point Crediting Method based on a single Reference Index because the Segment Credit applied on the Performance Blend Segment Option is based on the ranked and weighted performance of three indices, which may have different returns.

Index Performance Used to Calculate Segment Credits is Based Only on the Segment Start Date, Segment End Date, and Milestone Dates
    The Index Change or Aggregate Index Change used in the determination of Segment Credits for Index-Linked Segment Options using the Point-to-Point Crediting Method reflects only the difference in the value of the Reference Index on the Segment Start Date and the Segment End Date. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points during or through most of the Segment Term Period.

The Milestone Index Change used in the determination of Segment Credits for Milestone Lock Segment Options reflects only the difference in the value of the Reference Index on dates used to determine the Milestone Credit Percentages. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points between dates used to determine the Milestone Credit Percentages. Even if positive Milestone Credit Percentages are determined during the Segment Term Period, a final negative Milestone Credit Percentage on the Segment End Date could lead to an overall negative Segment Credit.

Withdrawal Increases Risk of Loss
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

Liquidity Risk
    We designed the Contract to be a long-term investment, which you can use to help build and provide income for retirement. As such, it is not suitable as a short-term investment vehicle. You may withdraw up to 10% of your Contract Value annually without incurring a Withdrawal Charge; however, this amount may still be subject to an Interest Adjustment and Equity Adjustment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date.

    Segment Credits for Index-Linked Segment Options are credited to the Segment Value on the Segment End Date. The method we use to calculate Interim Value on Withdrawals taken from an Index-Linked Segment Option on any day other than a Segment End Date may result in an amount that is less than the amount you would receive if you waited until the Segment End Date to withdraw funds. Even if the performance of the Reference Index has been positive during the Segment Term Period, or losses are within the Buffer Rate for a Buffer Segment Option, the Interim Value adjustment may be negative until the Segment End Date.

Changes to Cap Rates, Participation Rates, Buffer Rates, Milestone Thresholds, and Annual Interest Rates
    The Buffer Rate, Milestone Threshold, and the Segment Fee on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date. Cap Rates, Participation Rates, and Annual Interest Rates may vary from one Segment Term Period to another. The Cap Rate may limit your participation in any increases in the underlying Reference Index associated with a Segment Option and could cause your returns to be lower than if you had invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Reference Index.

    We declare a Cap Rate for each new Segment Term Period for Index-Linked Segment Options. The Cap Rate for a new Segment Term Period may be higher, lower, or equal to the Cap Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare a Participation Rate for each new Segment Term Period for Index-Linked Segment Options. The Participation Rate for a new Segment Term Period may be higher, lower, or equal to the Participation Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare an Annual Interest Rate for each new Segment Term Period for the Fixed Segment Option. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period. If it is lower, it will reduce the amount of Segment Credit you will receive. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable.

Risks Associated with Indices
    Index-Linked Segment Options do not directly participate in the returns of the underlying securities of any Reference Index. Price return indices do not include dividends that may become payable on the underlying securities, and would have a higher Index Change if the dividends from the underlying securities were included.

    The historical performance of the indices does not guarantee future results. The S&P 500® Index, the Russell 2000® Index, the MSCI EAFE Index, the Nasdaq-100® Index, and the Shiller Barclays CAPE® Index are each comprised of a collection of equity securities. For each index, the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. During periods of market stress, the component securities may move in the same direction, causing the index to go up or down rapidly and unpredictably. In addition, the value of the component securities may decline for reasons directly related to the issuers of the securities.

S&P 500® Price Return Index
    The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.

Russell 2000® Price Return Index
    The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.

MSCI EAFE Price Return Index
    The MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g. increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile, and subject to less government supervision than domestic markets.

Nasdaq-100® Price Return Index
The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. For example, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Also, any component securities issued by non-U.S. companies (including related depository receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”) that invest in large-capitalization US companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion. Because the index tracks the performance of ETFs rather than equity securities of companies in the selected US Sectors, the index is subject to risks associated with investments in ETFs whose prices are determined by exchange trading and may diverge from the value of the equity securities held by the ETF. ETF performance is also impacted by the deduction of management fees.

Each month, the Shiller Barclays CAPE® Index will track the performance of a portfolio of equally weighted Sector ETFs that invest in one of the four of 11 major US Sectors. Consequently, amplified losses may occur if a particular industry or market sector performs poorly over the course of a given Segment Term Period. The Shiller Barclays CAPE® Index relies upon a specific rationale, through the use of the Cyclically Adjusted Price

Earnings (“CAPE®”) ratio, to select the four Sector ETFs whose performance the index tracks each month. This strategy may prove unsuccessful and may not perform better than investments in a portfolio of US Sectors selected according to a different rationale or strategy. Changes in the values of the underlying components of the Shiller Barclays CAPE® Index may offset each other and may not prove to be the optimal weighting given current market conditions. The index returns are net of a 0.95% annualized fee deducted on a daily basis . This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted.

Discontinuation or Substitution of an Index
We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the existing Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the existing Reference Index as measured from the date of substitution to the end of the Segment Term Period (which may be a period longer than one year for Index-Linked Segment Options with 2-year or 6-year Segment Term Periods) . As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. If we substitute a Reference Index, we will Notify you at your last known address that we have on file, at least 30 days in advance of the substitution date.

    If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance during the period from the discontinuation until the Segment End Date.

Elimination of Segment Options After the Withdrawal Charge Period
    Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to the Segment Option’s one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise. Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a Transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option.

Our Financial Strength and Claims-Paying Ability
    As an insurance company, we are required by state law to hold a specified amount of reserves in order to meet all contractual obligations of our General Account to Owners. We monitor our reserves so that we hold sufficient amounts to meet actual or expected Contract or claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims paying obligations and that there are risks to purchasing any insurance product. We encourage both existing and future Owners to read and understand our financial statements, prepared in accordance with accounting practices prescribed and permitted by the Iowa Insurance Division, which are included in this Prospectus.
    No company other than Athene Annuity and Life Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability. See “Company Related Risk Factors”.

Regulatory Protection
    The Company is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

No Ownership of Underlying Securities
    Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the indices, nor is it equivalent to directly investing in such securities. Hence, you will not be investing in the Reference Index, in any stock included in the Reference Index, in a mutual fund or exchange-traded fund that tracks the Reference Index, or any underlying securities.

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the assets in the Separate Account are insufficient to pay when due amounts guaranteed under the Contracts, the General Account may fund shortfalls in the Separate Account or guarantee the performance of such obligations by making such payments. Any excess in assets in the Separate Account over the amount which qualifies to be applied against the reserves and other liabilities under the Contract may be transferred to the General Account.

    General Account assets support guarantees under the Contract as well as our other general obligations. General Account assets are not segregated for the benefit of any particular contract or obligation. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. You should look to the financial strength of the Company for its claims-paying ability.

Cybersecurity and Business Continuity Risk
    Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information systems failure (e.g. hardware and software malfunctions) and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service on our website, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, the indices, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyberattacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests, impact our ability to calculate Segment Values or Segment Interim Values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the underlying securities in which the indices invest, which may cause the indices in your Contract to lose value. There can be no assurance that we, the indices, or our service providers will avoid losses affecting your Contract due to cyberattacks or information security breaches in the future.

    Other disruptive events, including but not limited to natural disasters and public health crises may adversely affect our ability to conduct business, including if our employees or employees of service providers are unable to perform their responsibilities as a result of such event. Cybersecurity breaches and other disruptions to our business can interfere with our processing contract transactions, such as the processing of transfers between Segment Options on the Segment End Date, impact our ability to calculate the various components of Contract Value, cause the release of confidential information, or other operational issues.

Uncertainty Regarding Availability of the London Inter-Bank Offered Rate (" LIBOR ")
    The swap rate used to calculate the Equity Adjustment is based on LIBOR, a widely used interest rate that will become unavailable for purposes of the Equity Adjustment calculation on June 30, 2023. On or before the date that LIBOR becomes unavailable, the Company, at its sole discretion, will select a different swap rate to use in the calculation of the Equity Adjustment. While we expect a smooth transition to the new swap rate, we cannot be certain that the new swap rate will have no impact on the calculation of the Equity Adjustment. For additional background on the potential replacement of LIBOR see “Company Related Risk Factors - Uncertainty Relating to LIBOR.”

5. About the Indices
S&P 500® Price Return Index
    The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. Equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix C.
Russell 2000® Price Return Index
    The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix C.
MSCI EAFE Price Return Index
    The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of securities from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix C.
Nasdaq-100® Price Return Index
The Nasdaq-100® Price Return Index includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market based on market capitalization. The Nasdaq-100® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix C.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”). The index is designed to capture the performance of equity securities issued by large-capitalization US companies in four of 11 eligible US Sectors in the S&P 500® (the “US Sectors”) that are the most undervalued and, therefore, likely to provide attractive returns to investors. Like other indices in the Shiller Barclays CAPE® US Index Family, the index utilizes the Cyclically Adjusted Price Earnings (“CAPE®”) ratio to apply a rules-based methodology which identifies the five most undervalued Sector ETFs and then selects the four with the highest price momentum. The four selected Sector ETFs are then equally weighted. The index is rebalanced monthly to reflect any changes in the most undervalued sectors with the highest price momentum. The Sector ETFs represent the performance of the following 11 eligible US Sectors in the S&P 500®: (1) utilities, (2) consumer staples, (3) financials, (4) technology, (5) healthcare, (6) energy, (7) consumer discretionary, (8) industrial, (9) real estate, (10) communications services and (11) materials. Each Sector ETF seeks to track as its benchmark index a corresponding sector-specific index (“Sector Index”), which is an S&P 500® index in the case of all Sector Indices except the real estate sector, for which the corresponding Sector Index is the Dow Jones US Real Estate Index. Each Sector Index is calculated and published by S&P Dow Jones Indices LLC. The level of the Shiller Barclays CAPE® Index is published daily on the Barclays website at: www.indices.barclays. Because the Shiller Barclays CAPE® Index is a total return index, its performance reflects both the price appreciation and the reinvestment of dividends in the underlying Sector ETFs.

The index returns are net of a 0.95% annualized fee deducted on a daily basis . This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted. For the applicable index disclosure, please see Appendix C.
The Performance Blend Segment Option
    The Contract also offers a 6-year Buffer Segment Option that bases Segment Credits on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. The return is calculated based on the relative performance of the underlying indices, with 50% of the Segment Credit being based on the index with the best performance (i.e. the largest positive or least negative Index Change) on the Segment End Date, 30% of the Segment Credit being based on the index with the next best performance (i.e. next best positive or negative Index Change) on the Segment End Date and 20% of the Segment Credit being based on the index with worst performance (i.e. the largest negative Index Change on the Segment End Date, or, if no index had a negative Index Change, the index with the smallest positive Index Change) on the Segment End Date.

Discontinuation or Substitution of an Index
    There is no guarantee that a Reference Index will be available for the entire term of your Contract.

    We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    If we provide a substitute index, we will attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. The selection criteria for a suitable alternative Reference Index include the following:
1.There is a sufficiently large market in exchange traded and/or over-the-counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge Segment Credits;
2. The index is recognized as a broad-based index for the relevant market; and
3.The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.

    If a Reference Index is discontinued or substituted, we will Notify you of the change, at your last known address on file with us, at least 30 days in advance of the substitution date. Any substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. Any substituted index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued.

    Any change in Reference Index may affect the Segment Credit you earn. If we discontinue any Reference Index during a Segment Term Period and provide a similar Reference Index, Segment Credits will be determined as follows:
1. For Milestone Lock Segment Options, until a Milestone Credit Percentage is determined after the substitution of the Reference Index, we will determine each potential Milestone Credit Percentage by: (i) adding together the percentage change in the Index Price of the original Reference Index from the most recent Milestone Date until the date of the substitution and then measuring the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the current Observation Date; and (ii) if a Milestone Credit Percentage is determined, applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Once a Milestone Credit Percentage has been determined (and a Milestone Date is set) after the Reference Index substitution, only the substituted Reference Index will be used to measure the Milestone Index Change for any future Observation Date during the Segment Term Period. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2. For all other Index-Linked Segment Options, we will determine the Index Change for the Segment Term Period by : (i) adding together the percentage change in the Index Price of the original Reference Index from the Segment Start Date until the date of the substitution and the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the Segment End Date ; and (ii) applying t he then-current Cap Rate, Participation Rate, and Buffer Rate that were established on the Segment Start Date to th at sum. The substituted Index will be incorporated in the Performance Blend Segment Option, if applicable.
3. For all Index-Linked Segment Options, t he resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date.

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the original Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the original Reference Index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable.

    If we discontinue any Reference Index during a Segment Term Period and we do not substitute a similar Reference Index, Segment Credits will be determined as follows:
1. For Milestone Lock Segment Options, we will determine the final Milestone Credit Percentage for the Segment Term Period by (i) adding together the percentage change in the Index Price from the most recent Milestone Date until the date of discontinuation; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2. For all other Index-Linked Segment Options, we will calculat e the Segment Credit as of the date the Reference Index is discontinued (including for the Performance Blend Segment Option, if any of the three underlying indices is affected). The Segment Credit will be based on (i) the percentage change of the Index Price from the Segment Start Date to the date of discontinuation; and (ii) the then-current Cap Rate, Participation Rate, and Buffer Rate.
3. For all Index-Linked Segment Options, t he resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date, which will be later than the date when the Reference Index is discontinued unless the Reference Index is discontinued on the Segment End Date. If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance from the discontinuation until the Segment End Date, and the Company will not have any exposure to index performance during this period.

    The Segment Term Period and all applicable rates for the affected Segment Option, including the Cap Rate, Participation Rate, Buffer Rate, Segment Fee, Milestone Threshold (for Milestone Lock Segment Options), and Index Allocation Percentages (for the Performance Blend Segment Option) will not change due to the substitution of a Reference Index during the Segment Term Period. As described in Section 8 (“The Segment Options”), we may change the Cap Rate and Participation Rate for any subsequent Segment Term Period, which would be communicated to you in advance.

    If we discontinue any Reference Index during a Segment Term Period and we do not provide a substitute index, the Segment Value will be automatically transferred to the Fixed Segment Option on the scheduled Segment End Date. Alternatively, you may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing us Notice no later than two Business Days prior to your scheduled Segment End Date.

    If we discontinue any Reference Index during a Segment Term Period and we provide a substitute index, the Segment Value will remain in the Segment Option with the substituted Reference Index on the Segment End Date unless you provide Notice of your election to transfer the Segment Value to a different Segment Option.

    You will have no right to reject the substitution of a Reference Index. If you are not satisfied with the available Reference Index options following a discontinued or substituted Reference Index, you may take a partial Withdrawal or surrender the Contract subject to any applicable Withdrawal Charges, Equity Adjustments, and Interest Adjustments. Transfers from the affected Segment Option to other available Segment Options on the Contract are not permitted until the scheduled Segment End Date.

6. Ownership, Annuitants, Determining Life and Beneficiaries

Owner, Joint Owners
    Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitant. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Contract Date and must both be natural persons. All rights described in your Contract may be exercised by you, subject to the rights of any assignee on record with us and any irrevocably named Beneficiary. You may request to change an Owner by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect as of the date you signed the Notice, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of this Notice. We have no liability under any assignment for our actions or omissions done in good faith. We shall not be liable for any tax consequences you may incur due to a change of Owner designation.

Annuitant, Joint Annuitants
    The Annuitant is the natural person named on the Contract schedule. The Annuitant is the person whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application to serve as Joint Annuitants.

Death Benefit
    If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, we will pay the Death Benefit to the Beneficiary. During the Withdrawal Charge Period, the Death Benefit is the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; and

2.The Interim Value on the date of death (See the “Contract Values” section for more information).

    Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any amount deducted for the payment of Segment Fees. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary.

    After the Withdrawal Charge Period, the Death Benefit will be the Interim Value on the date of death (See the “Contract Values” section for information on determining the Interim Value). If the Owner is a natural person and the Owner is changed or an additional Owner is added (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through the continuation of the Contract as a surviving spouse as described below, the Death Benefit will be the Interim Value on the date of death.

    We will pay the Death Benefit within five (5) years of the death of the Owner. If the Contract is a Non-Qualified Contract, and if the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided the election is made in accordance with Internal Revenue Code section 72.

    Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary.

    If the Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. The Death Benefit payable upon the death of a spouse who has continued the Contract will be based on the greater of the Purchase Payment less net proceeds from prior Withdrawals and the Interim Value on the continuing spouse’s date of death during the remainder of the Withdrawal Charge Period and will be based on the Interim Value on the continuing spouse’s date of death thereafter. This provision relating to the surviving spouse can only apply once, it cannot apply a second time if the surviving spouse elects to continue the Contract, remarries, and then dies.

    All elections must be made by submitting the appropriate paperwork to us in Good Order.

    If the Annuitant is not an Owner and dies prior to the Annuity Date, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant.

    If the Owner is a non-natural person, then the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

    Before we will pay the Death Benefit, we must receive proof of death at our Administrative Office in a form and manner satisfactory to us, which includes:
•Copy of death certificate while the Contract was in effect;
•Our claim form properly completed from each Beneficiary, as applicable; and
•Any other documents required by law.
Beneficiary
    The following rules apply unless otherwise permitted by us in accordance with applicable law:
•No Beneficiary has any rights in your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.

•If no Beneficiary has been named or if no Beneficiary is alive at the time of death of the Owner or Annuitant whose death caused the Death Benefit to be payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, as applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.
•If you have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.
•Unless you Notify us otherwise, if you have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary’s or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary’s original interest in the Death Benefit.

Change of Annuitant
    Prior to the Annuity Date, you may change the Annuitant by Notifying us. A change will take effect as of the date you signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary.

    The Annuitant cannot be changed on or after the Annuity Date.

Change of Beneficiary
    Prior to the date the Death Benefit becomes payable, you may change a Beneficiary by Notifying us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the written consent of that Beneficiary. A change will take effect as of the date you signed the Notice. Any change is subject to payment or other action taken by us before the Notice was received by us.

Misstatement of Age or Gender
    If the age of an Owner or Annuitant has been misstated and your Contract was issued after the maximum issue age, we will refund the Purchase Payment paid less any prior Withdrawals or distributions and we will void your Contract. The maximum issue age is shown on the Contract schedule.

    If the age or gender of an Annuitant has been misstated, the amount we will pay in the Annuity Phase will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by us will be charged against the next succeeding Annuity Payment or payments with interest compounded at the rate of 1.00% per year.

7. Purchasing the Contract
    You are required to purchase the Contract through a registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities. The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

    The Contract is a Single Purchase Payment Index-Linked Deferred Annuity. The Contract may be individually or jointly owned. The Contract issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences may include rights to cancel, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached “Appendix B - State Variation Chart”. You should read and retain your Contract, amendments, and or/endorsements along with a copy of this Prospectus.

    The Contract has two periods: an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, the Contract Value accrues Segment Credits on a tax-deferred basis based on the Segment Options that you select. If you select Index-Linked Segment Options, the Segment Credits may be positive or negative based on the performance of the Reference Index. The Contract Value may also grow on a tax-deferred basis based on a declared Annual Interest Rate associated with the Fixed Segment Option. You will be taxed on Contract gains when you make a Withdrawal or receive an Annuity Payment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. Contract Withdrawals taken during the first six years of the Contract are subject to a Withdrawal Charge of up to 8%.

    The Annuity Phase commences when you or a designated payee begin receiving Annuity Payments under the Contract. At the start of the Annuity Phase, you can choose a Settlement Option offered under the Contract. Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. The Contract offers Annuity Payments based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Annuity Phase ends when we make the last Annuity Payment under your selected Settlement Option.

Purchase Payment
    The Purchase Payment is the amount you pay to us under your Contract. The minimum Purchase Payment without prior approval by the Company is $10,000. The Purchase Payment cannot exceed $1,000,000 without prior approval by the Company. We do not accept additional Purchase Payments.

    Once we receive your Purchase Payment and all necessary information in Good Order at our Administrative Office, we issue the Contract and allocate your payment to the Holding Account. A request is in Good Order if it contains all the information we require to process the request. If you do not give us all the information we need, we will contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either return your Purchase Payment or obtain your permission to hold it until we get all the necessary information. Our Business Day closes at 4:00 p.m. Eastern Time.

    If you have questions about the information we require, or whether you can submit certain information by fax, email, or over the web, please contact our Administrative Office.

    We do not begin processing your application or Purchase Payment until we receive it at our Administrative Office. A Purchase Payment is “received” when it arrives at our Administrative Office at the address listed in the Glossary regardless of how or when you submitted the payment. If we receive a Purchase Payment at the wrong address, we will send it to the address listed in the Glossary, which may delay processing.

    We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your application by mail to our

Administrative Office. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

Allocation of Purchase Payment
    You may allocate your Purchase Payment to any available Segment Option based on the Segment Allocation Percentages you select. Your Segment Allocation Percentages must be whole percentages ranging from 0% to 100%, and the sum of the Segment Allocation Percentages must equal 100% at all times. You must submit your Segment Allocation Percentages on the Segment Allocation Form with your application, which will establish your Segment Allocation Percentages on the Contract Date. After the Contract Date, you may change your Segment Allocation Percentages by transferring all or part of your Segment Value to another Segment Option on any Segment End Date. Please see the “Transfers” section for details on how to transfer among available Segment Options after the initial Segment Term Period.

    On the Contract Date, the Purchase Payment will be placed in the Holding Account where it will earn daily interest at a rate equal to the daily Holding Account Fixed Interest Rate. The Purchase Payment will be held in the Holding Account and accrue interest from the Contract Date to the day before the Segment Start Date. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date. Please see Section 2 “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for details on how Segment Start Dates are determined. On the Segment Start Date, your Contract Value in the Holding Account will be transferred to the Segment Options based on the Segment Allocation Percentages you select. Interest accrued in the Holding Account will not be refunded if the Initial Segment Term Period Bailout provision is exercised.

Example 1
    The Contract is issued (in Good Order) when funds equal to $100,000 are received on the 2nd of the month. The next available Segment Start Date is on the 8th of that month. The funds will be immediately allocated to the Holding Account and accumulate at a Holding Account Fixed Interest Rate of 2%. $100,000 accumulated with six days of interest (from the 2nd through the 7th) equates to $100,032.56 = $100,000 * (1 + 2%)^(6/365). On the 8th of the month, $100,032.56 will be allocated to the Segment Options in accordance with the Segment Allocation Percentages specified in the Segment Allocation Form. The table below shows an example allocation.

Segment Option	Crediting Method	Buffer Rate	Segment Term Period	Index	Allocation %	Value on Segment Start Date
Fixed	Fixed	-	-	-	10%	$10,003.26
Buffer	Point-to-Point	10%	1-Year	S&P 500®	20%	$20,006.51
Buffer	Point-to-Point	10%	1-Year	Russell 2000®	20%	$20,006.51
Buffer	Point-to-Point	10%	2-Year	S&P 500®	40%	$40,013.02
Buffer	Milestone Lock	15%	6-Year	S&P 500®	10%	$10,003.26
Total					100%	$100,032.56

Right to Cancel
    You will have 20 days to review your Contract after you receive it (the "Right to Cancel Period"). State variations may apply and may require that you have more than 20 days to review the Contract (See the “State Specific Contract Considerations” section for more information). If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply, and Segment Fees will not be deducted, if you exercise your right to cancel your Contract during this period. Surrendering the Contract during the Right to Cancel Period could have tax consequences. Please consult with your Financial Professional and/or tax advisor for more information.

8. The Segment Options
     The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Buffer Segment Options are stated in your Contract schedule and will not change after the Issue Date.
You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Term Period. Six-year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

Fundamentals of the Point-to-Point Crediting Method
    The Point-to-Point Crediting Method is used on all Index-Linked Segment Options except Milestone Lock Segment Options. A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date by measuring the percentage change in the value of the Reference Index between those dates (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period is not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. For Segment Term Periods greater than one year, the Cap Rate and Participation Rate apply to the entire multi-year Segment Term Period, not to each year during the Segment Term Period.

    An Index-Linked Segment Option using the Point-to-Point Crediting Method will have the following crediting factors that determine the Segment Credit:

•Cap Rate - Maximum positive Index Change we will use in the calculation of the Segment Credit;
•Participation Rate - Percentage multiplied by a positive Index Change or Aggregate Index Change, subject to the Cap Rate, to calculate the Segment Credit;
•Index Allocation Percentages - The percentages used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option;
•Segment Term Period - Period of time over which the change in the Reference Index is calculated;
•Buffer Rate - Maximum negative Index Change the Company will absorb before applying a negative Segment Credit to your Segment Value. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on a Segment Start Date and Segment End Date, used to calculate the Index Change or Aggregate Index Change.

    The Buffer Rate establishes the amount of negative index performance that we will absorb before we apply a negative Segment Credit to the Segment Value on a Segment End Date. For the Point-to-Point Crediting Method, a negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Index Change or Aggregate Index Change that is used to calculate the Segment Credit percentage may be as high as 90%, which could lead to substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the below examples for a demonstration of the mechanics of the Point-to-Point Crediting Method.

    The following grid describes how the Cap Rate, Participation Rate, and Buffer Rate will impact the Segment Credit for this particular Crediting Method, depending on index performance:

Index Change	Segment Credit percentage (payoff profile)
Index Change or Aggregate Index Change over the Segment Term Period is greater than or equal to the Cap Rate	Cap Rate multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than the Cap Rate but greater than zero	Index Change or Aggregate Index Change multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is more than the Buffer Rate(1)	Index Change or Aggregate Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) Amount

    The following examples illustrate how we calculate Segment Credit percentage s based on different levels of Index Change. All the examples assume no Withdrawals.

Example 2
For the four scenarios below, assume the following:
•Cap Rate = 15%
•Participation Rate = 100%
•Segment Term Period = 1-Year
•Buffer Rate = 10%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	2,500	25%	15% (= 15% x 100%)
2	2,000	2,100	5%	5% (= 5% x 100%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-15% (= -25% + 10%)

Example 3
    For the four scenarios below, assume the following:
•Cap Rate = 50%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 20%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	3,500	75%	60% (= 50% x 120%)
2	2,000	2,100	5%	6% (= 5% x 120%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-5% (= -25% + 20%)
Example 4
    For the four Performance Blend Segment Option scenarios below, assume the following:
•Cap Rate = 60%
•Participation Rate = 100%
•Index Allocation Percentage 1 = 50%
•Index Allocation Percentage 2 = 30%
•Index Allocation Percentage 3 = 20%
•Segment Term Period = 6-Year
•Buffer Rate = 10%

	Index X		Index Y		Index Z
Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Aggregate Index Change	Segment Credit percentage
1	70	105	1,500	2,475	2,000	3,500	67%(1)	60% (=60% x 100%)(2)
2	70	77	1,500	1,575	2,000	1,850	5%	5% (= 5% x 100%)
3	70	65.8	1,500	1,372.5	2,000	1,940	-5%	0%
4	70	58.8	1,500	1,050	2,000	1,600	-20%	-10% (= -20% + 10%)

(1)Index X had an individual Index Change of (105/70)-1 = 50%, Index Y had an individual Index Change of (2475/1500)-1 = 65%, and Index Z had an individual Index Change of (3500/2000)-1 = 75%. Therefore, Index Z was the best performing index and uses Index Allocation Percentage 1. Index Y was the second best performing index and uses Index Allocation Percentage 2. Index X was the third best performing index and uses Index Allocation Percentage 3. The Aggregate Index Change is equal to (75% x 50%) + (65% x 30%) + (50% x 20%) = 67%
(2)Because the Aggregate Index Change is positive and above the Cap Rate, the Segment Credit percentage is equal to the Cap Rate times the Participation Rate

    The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Point-to-Point Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Milestone Lock Crediting Method
The Milestone Lock Crediting Method is used on Milestone Lock Segment Options (only available with a six-year Segment Term Period). A Segment Option using the Milestone Lock Crediting Method combines elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. It guarantees a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to reset at intermediate points during the Segment Term Period if the index performance exceeds a predefined threshold percentage . Segment Options using the Milestone Lock Crediting Method provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

The Milestone Lock Crediting Method calculates Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.
The Segment Credit for a Segment Option using the Milestone Lock Crediting Method may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate.

    Theoretically, for a Segment Option using the Milestone Lock Crediting Method with a 10% Buffer Rate, the negative Milestone Index Change that is used in the Segment Credit percentage may be as high as 90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the examples below for a demonstration of the mechanics of the Milestone Lock Crediting Method.

    An Index-Linked Segment Option using the Milestone Lock Crediting Method will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Milestone Index Change we will use in the calculation of the Segment Credit. The Cap will be applied when calculating each Milestone Credit Percentage;
•Participation Rate - Percentage multiplied by a positive Milestone Index Change, subject to the Cap Rate, to calculate the Segment Credit. The Participation Rate will be applied when calculating each Milestone Credit Percentage;
•Milestone Threshold - Minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage;

•Segment Term Period - Period of time between the Segment Start Date and Segment End Date;
•Buffer Rate - Maximum negative Milestone Index Change the Company will absorb when calculating Segment Credits. A negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on the Segment Start Date, Segment End Date, or Observation Dates used to calculate the Milestone Index Change.

    The following grid below describes how the Cap Rate, Participation Rate and Buffer Rate will impact the Milestone Credit Percentages for this particular crediting method, depending on index performance. Milestone Credit Percentages are used to calculate the Segment Credit.

Milestone Index Change	Milestone Credit Percentage (payoff profile)
Milestone Index Change between Milestone Dates is greater than or equal to the Cap Rate; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is greater than or equal to the Cap Rate
Cap Rate multiplied by the Participation Rate
Milestone Index Change between Milestone Dates is less than the Cap Rate but greater than zero; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than the Cap Rate but greater than zero
Milestone Index Change multiplied by the Participation Rate
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is more than the Buffer Rate(1)	Final Milestone Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) amount

    The following examples illustrate how we calculate both the Segment Credit percentage s and Milestone Credit Percentages based on different levels of Milestone Index Change. Each example assumes no Withdrawals.

Example 5
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,540	2,540	2,540	3,480
Index Price on Observation Date	2,200	2,540	2,286	2,667	3,480	2,610
Milestone Index Change	10%	27%	-10%	5%	37%	-25%
Milestone Credit Percentage Determined	No	Yes	No	No	Yes	Yes
New Milestone Date	No	Yes	No	No	Yes	No
Milestone Credit Percentage(1)	Not Applicable	32.4% (= 27% x 120%)	Not Applicable	Not Applicable	42% (= 35% x 120%)	-10% (= -25% + 15%)
Segment Credit percentage(1)	69.2% (= [(1 + 32.4%) x (1 + 42%) x (1 + -10%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentage s will be applied to the Segment Value until the Segment End Date.

Example 6
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,000	2,000	2,520	2,520
Index Price on Observation Date	1,800	2,100	2,400	2,520	2,772	1,512
Milestone Index Change	-10%	5%	20%	26%	10%	-40%
Milestone Credit Percentage Determined	No	No	No	Yes	No	Yes
New Milestone Date	No	No	No	Yes	No	No
Milestone Credit Percentage(1)	Not Applicable	Not Applicable	Not Applicable	31.2% (= 26% x 120%)	Not Applicable	-25% (= -40% + 15%)
Segment Credit percentage(1)	-1.6% (= [(1 + 31.2%) x (1 + -25%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentage s will be applied to the Segment Value until the Segment End Date.

Example 7
For the four scenarios below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%
•No Milestone Credit Percentages determined prior to the Segment End Date

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Milestone Index Change	Final Milestone Credit Percentage	Segment Credit percentage
1	2,000	2,900	45%	42% (= 35% x 120%)	42%
2	2,000	2,200	10%	12% (= 10% x 120%)	12%
3	2,000	1,900	-5%	0%	0%
4	2,000	1,500	-25%	-10% (= -25% + 15%)	-10%

The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Milestone Lock Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Fixed Crediting Method
    The Fixed Crediting Method is used on the Fixed Segment Option. This Crediting Method guarantees the rate of interest that will be credited to the Segment Value daily within each Segment Term Period. The Annual Interest Rate is applied in a compounding fashion, based on a 365-day year. The Segment Credit to the Fixed Segment Option cannot be negative. The Fixed Segment Option will have the following Crediting Factors that determine the Segment Credit:
•Segment Term Period - Period of time over which the declared Annual Interest Rate is applicable; and
•Annual Interest Rate - Annualized rate of interest that will be credited daily to the Fixed Segment Option .

Example 8
    Assume the Annual Interest Rate for a 1-year Segment Term Period is 2%.
•The Segment Value on the Segment Start Date = $100,000; and
•The Segment Value halfway through the Segment Term Period = $100,000 * (1 + 0.02) ^ 0.5 = $100,995.05.
•The Segment Value at the end of the Segment Term Period = $100,000 * (1 + 0.02) ^1 = $102,000.00.

    The portion of a Purchase Payment allocated to the Fixed Segment Option is placed in the Separate Account, where it is invested in debt securities. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Cap Rate
    The Cap Rate establishes the maximum positive Index Change, Aggregate Index Change, or Milestone Index Change used to calculate Segment Credits for Index-Linked Segment Options before the Participation Rate is applied. The initial Cap Rate is guaranteed for the first Segment Term Period only. New Cap Rates will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed never to be less than the m inimum Cap Rate of 2% for 1-year Segment Term Periods and 4% for 2-year Segment Term Periods. 6-year Segment Options are not renewable.

    You will not know the Cap Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our Initial Segment Term Period Bailout Provision, we will provide you a Bailout Cap Rate that will be specified in your Contract schedule. If the declared Cap Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and received your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Cap Rates at the end of each Business Day for Segment Options and publishes them on our website, { www.athene.com/amplify-rates } . These indicative rates provide an estimate of how the Cap Rates may be set on the initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Cap Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Cap Rate for each available Segment Option for the new Segment Term Period. The Cap Rate for a new Segment Term Period may be higher, lower or equal to the Cap Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the m inimum Cap Rate. If the new Cap Rate is lower than your current Cap Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Cap Rate or transferring your Segment Value to another available Segment Option. If the new Cap Rate is less than you find acceptable, you must give us Notice of any Transfer request no later than two Business Days prior to your next Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not provide us a Transfer request or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Cap Rate, for the next Segment Term Period.

Participation Rate
    The Participation Rate is a percentage that is multiplied by any positive Index Change, Aggregate Index Change, or Milestone Index Change, after the application of the Cap Rate, to calculate the Segment Credit for Index-Linked Segment Options. If the Participation Rate is higher than 100%, this may result in a Segment Credit that exceeds the Cap Rate. The Participation Rate is never applied to a negative Index Change. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will become effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the m inimum Participation Rate of 100%.

    You will not know the Participation Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our initial Segment Term Period Bailout Provision, we will provide you a Bailout Participation Rate that will be specified in your Contract schedule. If the declared Participation Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any

Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Participation Rates at the end of each Business Day for Segment Options and published them on our website, { www.athene.com/amplify-rates } . These indicative rates provide an estimate of how the Participation Rates may be set on the Initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Participation Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Participation Rate for each available Segment Option for the new Segment Term Period. The Participation Rate for a new Segment Term Period may be higher, lower or equal to the Participation Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the m inimum Participation Rate of 100%. If the new Participation Rate is lower than your current Participation Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Participation Rate or transferring your Segment Value to another available Segment Option. If the new Participation Rate is less than you find acceptable, you must give us Notice of your requested Transfer no later than two Business Days prior to your Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not provide us a Transfer request or withdraw the Segment Value you will stay in your current Segment Option, subject to the new Participation Rate, for the next Segment Term Period.

Annual Interest Rate
    The Annual Interest Rate is used in the calculation of Segment Credits for the Fixed Segment Option . It is the rate of interest that is credited to the Segment Value over the Segment Term Period. The initial Annual Interest Rate is guaranteed for the first Segment Term Period only. If the Annual Interest Rate declared for the first Segment Term Period for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information). A new Annual Interest Rate will become effective on each Segment Start Date. The Annual Interest Rate for the Fixed Segment Option is guaranteed to never be less than the m inimum Annual Interest Rate shown on your Contract schedule. The m inimum Annual Interest Rate will not be less than 0.15%.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Annual Interest Rate for each available Segment Option for the new Segment Term Period. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will never be less than the m inimum Annual Interest Rate. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Annual Interest Rate, transferring your Segment Value to another available Segment Option, or withdrawing the Segment Value. Withdrawals will be subject to any applicable Interest Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If the new Annual Interest Rate is less than you find acceptable, you must give us Notice of a Transfer request no later than two Business Days prior to your Segment Start Date. If you do not inform us that you want to Transfer your Segment Value to another Segment Option or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Annual Interest Rate, for the next Segment Term Period.

Segment Term Period
    The Segment Term Period for each Segment Option will be shown on the Contract schedule. Segment Term Periods are one, two, or six years. Segment Options with six-year Segment Term Periods are not renewable. Upon expiration of each Segment Option with one and two-year Segment Term Periods, a new Segment Term Period will begin. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Please see the “Setting Your Segment Start Date, Segment End Date, and Observation Dates” section for further details.

Setting the Cap Rates, Participation Rates, Segment Fee, and Annual Interest Rates
    The Company retains the right to change the current Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term Period at its discretion, subject to the m inimum Cap Rate, m inimum Participation Rate, and m inimum Annual Interest Rate for each Segment Option. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
•Changes in derivative, equity, and/or fixed income instrument valuations;
•Increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•Derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the reference indices;
•Negative fixed income instrument default experience realized by the Company;
•Changes in Company and/or contract cost structure due to regulatory or other business management concerns; and
•Unanticipated experience that varies from our actuarial assumptions.

    We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rate and Participation Rates for future Segment Term Periods, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rates and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors.

    We also consider various factors in determining the Buffer Rates, Milestone Thresholds, Segment Fees, and Annual Interest Rates at the time we issue the Contract, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates, Milestone Thresholds, Segment Fees, and Annual Interest Rates at our sole discretion.

Initial Segment Term Period Bailout Provision
    We declare the Cap Rate, Participation Rate and Annual Interest Rate for the initial Segment Term Period on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel the Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply and Segment Fees will not be deducted if you exercise this provision. Interest accrued in the Holding Account will not be refunded if this provision is exercised. The Bailout Rate will be available to you when you submit your application.

    Taking advantage of this provision may have tax consequences. You should consult your Financial Professional and/or tax advisor for more information.

9. Transfers on Segment End Dates
Transfers Between Segment Options by Request
    At least fifteen calendar days prior to the Segment End Date, we will Notify you of the Cap Rates, Participation Rates, and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, and Annual Interest Rates offered at renewal may be different from the Cap Rates, Participation Rates, and Annual Interest Rates offered to new investors. If you want to transfer Segment Value to one or more Segment Option(s), you must Notify us at least two Business Days prior to the next Segment Start Date. Each Segment Option from which you transfer Contract Value must be at the end of a Segment Term Period. If you do not provide us Notice requesting a transfer or Withdraw Segment Value on the Segment End Date, your Segment Value will remain in the same Segment Option(s), subject to the new Cap Rates, Participation Rates, and Annual Interest Rates, as applicable. Cap Rates, Participation Rates, and Annual Interest Rates for the new Segment Term Period will not change from the date you receive the renewal letter to the next Segment Start Date.

    Segment Options with a six-year Segment Term Period are not renewable. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer their Segment Value to their one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. For example, if you were allocated to the 2-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index at the end of the Withdrawal Charge Period, your Segment Value would be automatically transferred on the Segment End Date to the 1-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise.

10. Contract Values
    Withdrawals from Contract Value will be subject to an Interim Value calculation and the deduction of any applicable Withdrawal Charge. The proceeds you receive from the Withdrawal in the form of a partial Withdrawal, a surrender of the Contract, or the payment of the Death Benefit will be calculated by applying the Interim Value calculation to the Contract Value, as described below, and deducting any applicable Withdrawal Charge from the Interim Value.

    We will calculate your Interim Value at the end of each Business Day and will publish the value on our customer portal (www.athene.com/MyAthene) on the following Business Day. We reserve the right to not publish the Interim Value for any reason we choose. You may determine the Interim Value as of the previous Business Day by calling our Administrative Office. The Interim Value is equal to the sum of the Segment Interim Values.

Contract Value
Contract Value at any time is equal to the sum of the Segment Values.

Segment Value
The Segment Value for any Segment Option on the initial Segment Start Date is the amount of the Purchase Payment and Holding Account interest allocated to the Segment Option. On any other day, your Segment Value for a Segment Option is equal to A - B + C + D - E - F, where:

A is the Segment Value as of the previous day;
B is the Segment Fee amount deducted from the Segment Option on this date;
C is the amount of any Segment Credit applied to the Segment Option on this date;
D is any amount transferred from your Contract’s other Segment Options to this Segment Option on this date;
E is any amount transferred from this Segment Option to your Contract’s other Segment Options on this date; and
F is any Withdrawals deducted from the Segment Option on this date.

    Index-Linked Segment Option Segment Credits will be applied and transfers to and from a Segment Option will occur only on a Segment End Date.

    Segment Credit applied to your Segment Value and any transfer request will be reflected on your next account statement. You may determine the amount of any Segment Credit that has accrued to the Fixed Segment Option by calling our Administrative Office. Unless you have requested transfers, your Segment Value at the beginning of the new Segment Term Period will equal your Segment Value as of the Segment End Date after the application of the Segment Credit.

Segment Interim Value
    The Interim Value calculation consists of two parts: an Interest Adjustment and an Equity Adjustment, which are calculated separately for each Segment Option to which you allocate Contract Value. An Interest Adjustment will apply if you take a Withdrawal from the Fixed Segment Option or an Index-Linked Segment Option at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. The Segment Interim Value is equal to the Segment Value adjusted for any applicable Interest Adjustment and Equity Adjustment.

    The purpose of the Interim Value calculation is to approximate changes in the market value of debt securities and derivative instruments supporting your Contract, which we sell to fund the Withdrawal. The Interest Adjustment, which may be positive or negative, is designed to approximate changes in the value of debt instruments based on changes in market interest rates. The Equity Adjustment, which also may be positive or negative, is designed to approximate the changes in the value of derivative instruments that hedge market risks associated with our contractual obligation to apply Segment Credits to Index-Linked Segment Options on the Segment End Date . The Withdrawal proceeds you receive will reflect positive or negative adjustments assessed by way of any applicable Interest Adjustment and Equity Adjustment as well as the deduction of any applicable Withdrawal Charge.

    On any day, the Segment Interim Value for an Index-Linked Segment Option is equal to A + B + C, where:
A.is the Segment Value on this date;
B.is any applicable Interest Adjustment on this date; and
C.is any applicable Equity Adjustment on this date.

    The Equity Adjustment is equal to zero on any Segment End Date.

    On any day, the Segment Interim Value for the Fixed Segment Option is equal to A + B, where:
A.is the Segment Value on this date; and
B.is any applicable Interest Adjustment on this date.

    For examples of how we calculate the Segment Interim Value, please see Appendix A.

Interest Adjustment
    The Company invests in fixed income assets to support the value of the Segment Options. Upon any Withdrawal, including annuitization, death, partial Withdrawal, or surrender, the Company must sell a portion of these assets. The Interest Adjustment approximates the change in value of the fixed income assets that are sold to fund any distribution from the Contract. It is applied consistently across all Segment Options available in the Contract and does not relate specifically to any particular fixed income assets supporting the Contract. The Interest Adjustment applies only during the first six Contract Years (when a Withdrawal Charge may apply). The Interest Adjustment is equal to zero after the expiration of the Withdrawal Charge Period.

    On any day, the total Interest Adjustment for any Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Interest Adjustment Factor.

    The Interest Adjustment Factor for any Segment Option equals (RN/12 -1), where:
N is the number of complete months remaining before the Withdrawal Charge Period expires; and
R is equal to (1 + A) / (1 + B), where:
A.is the Beginning Interest Adjustment index value; and
B.is the Closing Interest Adjustment index value.

    The Interest Adjustment index is the 7 Year Point on the A Rated US Bloomberg Fair Value Curve, a bond index published by Bloomberg. The Beginning Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the Contract Date. The Closing Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the day we calculate the Segment Interim Value.

    If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is greater than the closing price of the index on the Contract Date, the Interest Adjustment will be negative and will decrease the Segment Interim Value. If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is less than the than the closing pricing of this index on the Contract Date, the Interest Adjustment will be positive and will increase the Segment Interim Value.

    You may obtain the daily price of the Interest Adjustment index by contacting us. If a closing price of the Interest Adjustment index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used.

    If the Interest Adjustment index is discontinued, we are unable for any reason to utilize it, or the calculation of these values are substantially changed, we may substitute another method of determining the values that will be used in the above calculation and will inform you of such change at your last known address on file with us.

Equity Adjustment
    The Equity Adjustment is designed to approximate the change in market value of the derivative instruments that hedge risks associated with our obligation to apply Segment Credits to Index-Linked Segment Options. It does not relate to any particular derivative instrument(s) supporting the Contract. The adjustment accounts for the applicable Cap Rate, Participation Rate, Buffer Rate, the Index Allocation Percentage for the Performance Blend Segment Option, and the Milestone Threshold for Milestone Lock Segment Options by using the Black-Scholes pricing model to track the value of a hypothetical set of derivatives on days other than a Segment End Date. The inputs used in the Black-Scholes method are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before the Segment End Date. The Equity Adjustment Factor represents the difference between the value of the hypothetical derivatives on a given date before the Segment End Date and the value of the hypothetical derivatives on the Segment Start Date, adjusted for the number of whole years elapsed in the Segment Term Period. The Equity Adjustment may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option.

    On any Segment End Date, the Equity Adjustment will be equal to zero and will not result in any adjustment to a Withdrawal. You may avoid an Equity Adjustment by taking Withdrawals on a Segment End Date.

The total Equity Adjustment for any Index-Linked Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Equity Adjustment Factor applicable to that Segment Option.

    The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Buffer Segment Options using the Point-to-Point Crediting Method:
•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 - Buffer Rate);

The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Milestone Lock Segment Options:
•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 - Buffer Rate);

    For Buffer Segment Options, the value of the derivative instruments is equal to (ATM Call - OTM Call) x Participation Rate - OTM Put.

    The hypothetical call options (ATM Call and OTM Call) are intended to value the potential for increases in the Reference Index up to the applicable Cap Rate. As shown in the formulas above, the resulting difference is multiplied by the applicable Participation Rate. For Buffer Segment Options, the hypothetical out-of-the-money put option (OTM Put) is intended to value the potential for decreases in the Reference Index in excess of the applicable Buffer Rate.

    The Equity Adjustment Factor for any Buffer Segment Option using the Point-to-Point Crediting Method is equal to A - B x (1 - Y), where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;

B is the value of the derivative instruments on the Segment Start Date; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

    The Performance Blend Segment Option requires additional steps to determine the Equity Adjustment Factor:
•For A and B defined above, the value of the derivative instruments for each of the underlying indices is calculated independently using the Black-Scholes Method.
•Weights are assigned based on the relative value of the derivative instruments across the underlying indices to produce an aggregate derivative instrument value for the Performance Blend Segment Option.
•50% weight is assigned to the index with the highest value of derivative instruments on the date in question ;
•30% weight is assigned to the index with the second highest value of derivative instruments on the date in question ; and
•20% weight is assigned to the index with the lowest value of derivative instruments on the date in question .

The Equity Adjustment Factor for Milestone Lock Segment Options will take into account any previously determined Milestone Credit Percentages and resets of buffer protection. It is equal to [A x (1 + C) + C] - [B x (1 - Y)], where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date;
C is the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

For an example of how we calculate the Equity Adjustment Factor for the Performance Blend Segment Option and Milestone Lock Segment Options, please see Appendix A.

The following Black-Scholes Method inputs are used in the calculation of the Equity Adjustment:
•Volatility - This input varies with the amount of time remaining in the Segment Term Period and the ratio of the current price to the strike price (referred to as the moneyness of the option) at the time of the calculation.
To derive a volatility input for each hypothetical option, we use daily quotes of implied volatility that we receive from independent third-parties. Implied volatility quotes are obtained for two at-the-money options with the closest maturity before and after the Segment End Date of your Segment Option, as well as for the two options with the same maturity as your Segment Option and with the closest moneyness value above and below the moneyness of each hypothetical option.

    We calculate the implied volatility input of each hypothetical option as follows:
1.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity before the Segment End Date by linearly interpolating between:
a.An option with the closest maturity before the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity before the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
2.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity after the Segment End Date by linearly interpolating between
a.An option with the closest maturity after the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity after the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
3.Calculate the implied volatility input for each hypothetical option by linearly interpolating between (1) and (2) above.

•Index Dividend Yield - On a daily basis we will receive the average annual dividend yield across the Reference Index for each Segment Option, as provided by an independent third-party.
•Swap Rate - We use key derivative swap rates provided by an independent third-party. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment Term Period at the time of the calculation. We use linear interpolation to derive the exact remaining duration rate needed as the input.

    The Company has selected service providers from which it obtains the implied volatility, dividend yield and swap rate inputs used in the Equity Adjustment calculation. If any of these inputs becomes unavailable, the Company, in its sole discretion, will select a new input for use in the calculation. In making this selection, the Company will endeavor to prevent any material impact on the calculation of the Equity Adjustment.

    The swap rate the Company selected is based on LIBOR, a widely used interest rate, which is being discontinued. The LIBOR based swap rate is expected to become unavailable as of June 30, 2023. The Company is in the process of selecting a different swap rate to replace the LIBOR based swap rate when it becomes unavailable. The Company may select among several swap rates to prevent the transition from the LIBOR based swap rate from having a material impact on the calculation of the Equity Adjustment. Please see the ‘ Company Related Risk Factors – Uncertainty Relating to LIBOR ’ section for further details.

Access to your Contract Value
    During the Accumulation Phase before the Death Benefit becomes payable under the Contract, you may request a partial Withdrawal or surrender your Contract. The minimum Withdrawal you may request from your Contract at any time is $500. Any partial Withdrawal or surrender will be subject to any applicable Interest Adjustment and an Equity Adjustment, and any partial Withdrawals in excess of the Free Withdrawal amount or any surrender during the first six Contract Years will also be subject to a Withdrawal Charge. If you request a partial Withdrawal that causes your Contract Value to be less than $2,000, we will treat the request as a surrender of the Contract for the entire Contract Value.

    Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if the Interest Adjustment index has risen since your Contract Date. The Equity Adjustment, which applies to partial Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a partial Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

    The calculation of the Interest Adjustment will be identical for each Segment Option. The calculation of the Equity Adjustment will differ depending on the length of the Segment Term Period and the time remaining in the

Segment Term Period. These differences depend on current market conditions and cannot be known in advance. If you have allocated funds to multiple Segment Options, you should discuss with your Financial Professional before taking a Withdrawal to evaluate whether to take a Withdrawal from a particular Segment Option. Withdrawals or surrenders may also be subject to income tax and to an additional 10% federal penalty tax if made before the Owner is age 59 ½ (see the “Tax Information” section for additional information). You should consult your tax advisor before taking a Withdrawal.

    To request a partial Withdrawal or surrender, you must submit written Notice in Good Order to our Administrative Office. You must provide the consent of all Owners and irrevocable Beneficiaries before we will process the Withdrawal request. Your Notice must specify the amount that is to be withdrawn, either as a total dollar amount or as a percentage of the Contract Value. Unless you direct otherwise, we will take the Withdrawal first from the Fixed Segment Option. To the extent there are not enough funds in the Fixed Segment Option to cover a partial Withdrawal, we will deduct the remaining balance from other Segment Options, beginning with Segment Options that have the shortest Segment Term Period. If you have multiple Segment Options with the same Segment Term Period, we will deduct the remaining balance pro rata across those Segment Options.

    Values are determined at the end of each Business Day. If we receive a written Notice in Good Order by 4:00 p.m. Eastern Time on a Business Day, the request will use the values calculated at the end of that Business Day. If we receive a written Notice in Good Order after 4:00 p.m. Eastern Time, the request will use the values calculated at the end of the next Business Day. You may request a partial Withdrawal or surrender up to 60 days in advance. For example, you may submit a written request for a partial Withdrawal or s urrender on a Segment End Date up to 60 days before the Segment End Date. The value of any partial Withdrawal or surrender that is requested in advance will be calculated on the Business Day that the partial Withdrawal or s urrender occurs. All partial Withdrawals and surrenders that occur on the same Business Day will be combined for the purpose of calculating Segment Interim Values.

    We may defer payments we make under your Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

    The Example below shows the effect of a Withdrawal, the Equity Adjustment, and the Interest Adjustment on the remaining Segment Value and the proceeds paid to the Owner.

Example 9 - Effect of a Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$20,000.00
Equity Adjustment attributable to the Withdrawal	$(3,378.00)	[3]
Interest Adjustment attributable to the Withdrawal	$554.00	[4]
Withdrawal Charge	$(800.00)	[5]
Net Withdrawal Amount paid to Owner	$16,376.00
Immediately After Withdrawal
Resulting Segment Value	$79,525.00

(1)    Total Equity Adjustment = 99,525 x -16.89% = (16,809.17)
(2)    Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3)    Equity Adjustment attributable to Withdrawal = 20,000 x -16.89% = (3,378)
(4)    Interest Adjustment attributable to Withdrawal = 20,000 x 2.77% = 554
(5)    Assumes 8% Withdrawal Charge applies and that no other Withdrawals have occurred since the last Contract
Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged.

Free Withdrawals
    A Free Withdrawal is a Withdrawal amount on which no Withdrawal Charges apply. An Interest Adjustment and Equity Adjustment will still apply. The Free Withdrawal amount available in any Contract Year is equal to 10% of the Contract Value as of the previous Contract Anniversary. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.

    If the amount of a partial Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.

    The Example below shows the effect of the Free Withdrawal amount on the remaining Segment Value and the proceeds paid to the Owner.

Example 10 - Effect of a Free Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$10,000.00
Equity Adjustment attributable to the Withdrawal	$(1,689.00)	[3]
Interest Adjustment attributable to the Withdrawal	$277	[4]
Withdrawal Charge	$—
Net Withdrawal Amount paid to Owner	$8,588
Immediately After Withdrawal
Resulting Segment Value	$89,525.00

(1)    Total Equity Adjustment = 99,525 x -16.89% = (16,809.17)
(2)    Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3)    Equity Adjustment attributable to Withdrawal = 10,000 x -16.89% = (1,689)
(4)    Interest Adjustment attributable to Withdrawal = 10,000 x 2.77% = 277

Required Minimum Distribution
    If your Contract is subject to minimum distribution requirements under Internal Revenue Code Section 401(a)(9), any Withdrawal of a minimum distribution required under Section 401(a)(9) with respect to the Contract (a “Required Minimum Distribution”), as calculated by us, will not be subject to Withdrawal Charges. Any Withdrawal made to satisfy required minimum distribution requirements will count towards your Free Withdrawal Amount and will be subject to an Equity Adjustment and Interest Adjustment. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any Required Minimum Distribution Withdrawals. Required Minimum Distributions will incur a Withdrawal Charge if the Owner previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement under your Contract. In this circumstance, the Owner must wait until the next Contract Anniversary to take their Required Minimum Distribution without incurring a Withdrawal Charge.

Confinement Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable under the Contract, we will waive the Withdrawal Charge on a Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility;
•confinement continues for at least sixty (60) consecutive days;
•confinement begins at least one year after the Contract Date;

•confinement is recommended in writing by a Physician; and
•we receive the Withdrawal request and the Physician’s recommendation no later than ninety (90) days following the date the confinement has ceased.

    Any applicable Interest Adjustment and Equity Adjustment will still apply.

    A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:
•Convalescent Care Facility means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.
•Convalescent Care Facility does not include any facility, or any part of a facility, used primarily for: rest care, training or education of the Owner, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.
•Hospice Facility means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.
•Hospital means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).
•Hospital does not include any facility, or any part of a facility, used primarily for: rest care, training or education, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam, and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the Owner’s Physician, the opinion of our Physician will prevail.

    The Confinement Waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix B (“State Variation Chart”).

Terminal Illness Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable, we will waive the Withdrawal Charge on a requested Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness;
•the initial diagnosis occurs at least one year after the Contract Date; and
•the Withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.

    Any applicable Interest Adjustment or Equity Adjustment will still apply.

    Terminal Illness means an illness that is expected to cause death within twelve (12) months.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail.

    The Terminal Illness waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix B (“State Variation Chart”).

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the Separate Account, funds will be transferred to the Separate Account from our General Account. We may, as permitted by applicable State law, transfer all assets allocated to the Separate Account to our General Account. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. A n Owner should look to the financial strength of the Company for its claims-paying ability. Our current plans are to invest assets held in the Separate Account in debt securities, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues and derivative instruments. We may also invest in interest rate swaps. We, however, are not obligated to invest the assets according to any particular plan, except as we may be required to by applicable State insurance laws.

The General Account
    The General Account holds all our assets other than assets in our Separate Accounts. The General Account assets support the guarantees under the Contract as well as our other general obligations. The General Account is not registered under the Investment Company Act of 1940. The guarantees in your Contract are subject to the Company’s financial strength and claims-paying ability. The General Account is subject to the regulation and supervision by the Iowa Insurance Department and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

    Assets in the General Account are not segregated for the exclusive benefit of any particular Contract or obligation. General Account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the Segment Options to which you may allocate your Contract Value.

11. Statements
    Account Statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.

12. Annuity Phase
    When you purchase the Contract, we will set the Annuity Date as the Contract Anniversary on or first following the later of the Annuitant attaining age 95 or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annuity Payments will commence on the Annuity Date if:
•All Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or
•If any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.

Election of Option
    On the Annuity Date, the Interim Value will be applied to provide Annuity Payments to you or a payee you designate in accordance with the applicable Settlement Option elected by the Owner. If no Settlement Option was elected, one of the following two payment provisions will apply:
•If there is one living Annuitant on the Annuity Date, the Interim Value will be applied to provide Annuity Payments for the longer of the lifetime of the Annuitant or five years; or
•If there are two living Joint Annuitants on the Annuity Date, the Interim Value will be applied to provide Annuity Payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years.

    An election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.

    Additionally, the Beneficiary of a Non-Qualified Contract may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

    The Interim Value on the Annuity Date is the basis for determining the amount of your Annuity Payments. You will not incur an Interest Adjustment if your Annuity Date is after the Withdrawal Charge Period, which is the case for the Annuity Date established when you purchase the Contract. You will not incur an Equity Adjustment if your Annuity Date is on a Segment End Date that is shared by all Segment Options to which you have allocated funds.

    A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.

    Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.

Settlement Options
    No future payments under any option, except as provided by law, may be assigned or transferred.
    Option 1: Life Annuity
    Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant. If the Annuitant dies shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitant dies before the first scheduled payment, will receive only one payment if the Annuitant dies before the second scheduled payment, and so on.

    Option 2: Life Annuity with Guaranteed Period

    Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, payments will continue to be made to you or a payee you designate until the end of the guaranteed period.

    Option 3: Installment Refund Life Annuity

    Monthly payments will be made for the installment refund period and thereafter for the lifetime of the Annuitant. The installment refund period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the installment refund period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the installment refund period, no payments will be due after the installment refund period.

    Option 4: Joint and Last Survivor Annuity

    Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made during the lifetime of the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons. If both Annuitants die shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitants die before the first scheduled payment, will receive only one payment if the Annuitants die before the second scheduled payment, and so on.

    Option 5: Fixed Period Annuity

    Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years. However, fixed periods shorter than 10 years are only available as a Death Benefit Settlement Option.

    The options described above may not be offered in all states. We may offer other Settlement Options. If your Contract is a Qualified IRA annuity Contract or you purchase the Contract through an IRA Account, not all options may satisfy Required Minimum Distribution rules. Consult your tax advisor for more information.

    Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. If the Annuitant is not an Owner and dies prior to the Annuity Date, you may modify your Selected Settlement Option and designate a new Annuitant prior to the Annuity Date, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant. The substituted Annuitant will be used to determine the payments for Option 1, Option 3, and Option 4, if selected.

Death of Owner on or after the Annuity Date
    If any Owner dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, any remaining interest in the Contract will be distributed under the method of distribution being used on the date of death and in the following order based on whomever is still alive: any payee you have named, a surviving Joint Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if no Beneficiaries have been named or if there are no surviving Beneficiaries. If the death of both Joint Owners occurs simultaneously and no Beneficiaries have been named or if there are no surviving Beneficiaries, the estates of both Joint Owners will be the Beneficiary in equal shares.

13. State Specific Contract Considerations
    The Contract and its Endorsements will be issued in accordance with the laws of the state in which it was issued. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. State specific legal requirements, among other things, may impact the following features:
•Right to Cancel Period;
•Issue Age Limitations;
•Withdrawal Charge Schedule;
•Annuity Date Provisions;
•Terminal Illness and Confinement Waivers; and
•Availability of Certain Features.

    This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See Section 3 ("Contract Fees and Charges") for additional information. Material state variations are disclosed in the attached “Appendix B - State Variation Chart”. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.

14. Tax Information
    This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation can be obtained in a document, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax advisor to discuss your Contract’s effects on your personal tax situation.

Tax Status of the Contracts
    When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money - generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

    Required Distributions. In order to be treated as an annuity Contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. These requirements will be considered satisfied as to any portion of an Owner’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

    The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

    Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts
    Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

    Natural Persons. The following discussion generally applies to Contracts owned by natural persons.

    Withdrawals. When a Withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a Withdrawal may have to be increased by any positive Interest and/or Equity Adjustments that result from a Withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest and/or Equity Adjustments, and you may want to discuss the potential tax consequences of an Interest and Equity Adjustments with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

    Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:
•made on or after the taxpayer reaches age 59 1⁄2;
•made on or after the death of an Owner;
•attributable to the taxpayer’s becoming disabled; or
•made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

    Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

    Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Annuity Payments, as determined when Annuity Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

    Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as Annuity Payments instead of Withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as Withdrawals for tax purposes.

    Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant (if the Owner is a non-natural person). Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as Annuity Payments.

    Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

    Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

    Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

    Further Information. We believe that the Contracts will qualify as annuity Contracts for Federal income tax purposes and the above discussion is based on that assumption.
Taxation of Qualified Contracts
    The tax rules applicable to Qualified Contracts vary according to the type of Qualified Contract and its terms and conditions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

    The Contract is available for purchase as an Individual Retirement Annuity or it may be purchased by an Individual Retirement Account for the benefit of the Underlying IRA Holder.

    Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code (Code), permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract, IRA Account or consult a tax advisor for more information about these distribution rules.

    Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

    In the case of a Withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

Federal Estate, Gift and Generation-Skipping Transfer Taxes
    While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

    Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

    The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax
    Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law
    The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity purchases by nonresident aliens and foreign corporations
    The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

1035 Exchanges
    Under Section 1035 of the Internal Revenue Code, you are permitted in most circumstances to directly transfer amongst annuities. If the transfer does not qualify as a 1035 exchange, you may be subject to federal income tax which does not preclude the potential for penalties. Both annuities and other tax qualified accounts, including this annuity Contract, may contain early Withdrawals provisions and therefore should be examined carefully. Please consult with your Financial Professional to discuss the costs and benefits. Please note that your Financial Professional will receive a commission if you replace your existing annuity with this annuity Contract.

Possible Tax Law Changes
    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

    We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

15. Other Information

Assignment
    To the extent allowed by applicable State law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, you may request to assign or transfer your rights under the Contract by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect on the date the Notice was signed, subject to any action taken by us before receipt of the Notice. We have no liability under any assignment for our actions or omissions done in good faith. In addition, we shall not be liable for any tax consequences you may incur due to the assignment of your Contract.

Distribution
    Athene Securities, a wholly owned subsidiary of Athene Holding Ltd. (Athene), serves as distributing underwriter for the Contracts. Athene Securities is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Athene Securities is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about Athene Securities or your broker-dealer and their respective registered persons . An investor brochure that includes information describing FINRA is available both online and through the telephone number.

    We have entered into an underwriting agreement with Athene Securities for the distribution of the Contracts. Athene Securities also may perform various administrative services on our behalf.

    We may fund Athene Securities’ operating and other expenses, including overhead, legal and accounting fees, Financial Professional training, compensation for the Athene Securities management team, and other expenses associated with the Contracts. Financial Professionals associated with Athene Securities and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Athene Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

    We offer Contracts on a continuous basis. Contracts are sold only by licensed Financial Professionals in those states where the Contracts may be lawfully sold. Athene Securities does not itself sell the Contracts on a retail basis. Rather, Athene Securities enters into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the Contracts through those firms and their Financial Professionals. The Financial Professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

    Under the distribution agreement we pay selling commissions to Athene Securities, which Athene Securities re-allows to the selling broker- dealers. The amount and timing of commissions paid to selling broker-dealers may vary depending on the selling agreements and the Contract sold but will not be more than 7% of the Purchase Payment. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

    The Financial Professionals who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the Financial Professional. The Financial Professionals are also eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives qualify for such benefits.

    We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Financial Professionals of the selling broker-dealers. These allowances may be based on a percentage of the Purchase Payment.

    In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to selling broker-dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all selling broker-dealers, and the terms of any particular agreement governing the payments may vary among selling broker-dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the selling broker-dealers’ preferred or recommended list, increased access to the selling broker-dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Financial Professionals, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular selling broker-dealer’s actual or expected aggregate sales of our index-linked annuity Contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Financial Professional.

    A portion of the payments made to selling firms may be passed to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

    Commissions and other incentives or payments, described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

Amendments to the Contract
    The Contract may be amended to conform to changes in applicable law or interpretations of applicable law. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Misstatements
    If payments made were too large because of a misstatement of age, we may deduct the difference from the next payment or payments with interest. If payments were too small, we may add the difference to the next payment with interest. Any interest payable will be made at the rate equal to 1.00% or as required by applicable law.

Owner Questions
    The obligations to the Owner under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

State Regulation
    As a life insurance company organized and operated under the laws of the State of Iowa, we are subject to provisions governing life insurers and to regulation by the Iowa Commissioner of Insurance. Our books and accounts are subject to review and examination by the Iowa Division of Insurance.

Evidence of Death, Age, Gender, or Survival
    We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Independent Auditors
    [To be added by pre-effective amendment.]

Legal Matters
    [To be added by pre-effective amendment.]

16. Information about the Company
Reliance on Rule 12h-7
    The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Information on the Company’s Business and Property
Overview
    The Company, an Iowa stock life insurance company, has its home office address and principal executive office address at 7700 Mills Civic Parkway, West Des Moines, Iowa 50266. The Company was founded in 1896 as Central Life Assurance Company and is licensed to conduct life insurance business in the District of Columbia, Puerto Rico and all states except New York. Effective October 2, 2013, Athene acquired 100% of the issued and outstanding capital stock of Athene USA Corporation (“AUSA,” formerly known as Aviva USA Corporation), an Iowa corporation, and thereby acquired control of certain of AUSA’s insurance company subsidiaries, including, but not limited to, the Company. Currently, the Company is a direct, wholly-owned subsidiary of Athene Annuity & Life Assurance Company (“AADE”) which in turn is an indirect, wholly-owned subsidiary of Athene, a publicly traded company listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ATH.”

    The Company is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Currently, the Company focuses primarily on: (i) the sale of retail fixed annuities, including fixed indexed annuities (“FIAs”) and fixed rate annuities (together, “deferred annuities”), through its network of approximately 50 independent marketing organizations, 61,000 independent agents, 16 small- and mid-sized banks and 104 regional broker-dealers; (ii) the issuance of group annuities in connection with pension risk transfer (“PRT”) transactions (“Group Annuities”); and (iii) the opportunistic issuance of funding agreements. The Company invests the proceeds received from these activities into a high-quality asset portfolio to generate attractive financial results for its shareholder, while concurrently focusing on downside risk to preserve the capital of and meet its obligations to its policyholders, including Owners of the Contracts. Subsidiary operations are not included in the Company’s unconsolidated statutory results. The Company is currently rated A+ (stable outlook) by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and A (stable outlook) by A.M. Best Company, Inc. and Fitch Ratings.

Products
    The following summarizes the Company’s products by the amount of premiums and deposits for the periods presented below:

	Year ended December 31,
	2020	2019	2018
Premiums and Deposits	($ in Thousands)
Fixed Indexed and Index-Linked Annuities	$6,133,610	$6,309,363	$6,705,759
Fixed Rate Annuities	1,654,202	565,316	832,881
Payout Annuities	145,898	98,420	106,892
Group Annuities - PRT	5,275,204	5,052,978	2,580,651
Funding Agreements	2,684,571	300,000	650,000
Life and Other(1)	145,577	172,328	194,128
Direct & Assumed Premiums and Deposits	$16,039,062	$12,498,405	$11,070,311
Ceded Premiums and Deposits	(14,166,196)	(10,790,545)	(9,786,951)
Total Direct Premiums and Deposits, Net of Ceded	$1,872,866	$1,707,860	$1,283,360

(1) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified. Substantially all Life and Other products are ceded to third party or affiliate reinsurers.

    The following summarizes the Company’s general and separate accounts U.S. Statutory Accounting Principles (“SAP”) reserves by product as of the dates presented below:

	December 31,
	2020	2019
SAP Reserves (1)	($ in Thousands)
Fixed Indexed and Index-Linked Annuities	$39,724,748	$39,230,482
Fixed Rate Annuities	4,861,936	4,262,605
Payout Annuities	1,905,408	1,962,562
Group Annuities - PRT	14,453,581	9,333,651
Funding Agreements	3,681,766	—
Life and Other (2)	77,216	83,032
Total SAP Reserves	$64,704,655	$54,872,332

(1) Reserves are net of assumed and ceded coinsurance transactions.
(2) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified.

Annuities
     Fixed Indexed Annuities . The majority of the Company’s reserve liabilities are FIAs. An FIA is a type of insurance contract in which the policyholder makes one or more premium deposits which earn interest based, on a tax deferred basis, at a crediting rate based on a specified market index. The policyholder is entitled to receive periodic or lump sum payments a specified number of years after the contract is issued. FIAs allow policyholders the possibility of earning interest without risk to principal, unless the contract is surrendered during a surrender charge period. A market index tracks the performance of a specific group of stocks or other assets representing a particular segment of the market, or in some cases, an entire market. The Company’s FIAs include a provision for a minimum guaranteed surrender value calculated in accordance with applicable law, as well as death benefits as required by non-forfeiture regulations. The Company generally buys options on the indices to which the FIAs are tied to hedge the associated market risk.

Registered Index-Linked Annuities . A registered index-linked annuity (“RILA”) is similar to an FIA in that it offers the policyholder the opportunity for tax-deferred growth based in part on the performance of a market index. Compared to an FIA, a RILA has the potential for higher returns but also has the potential for limited risk of loss to principal and related earnings.

    Fixed Rate Annuities . Fixed rate annuities include annual reset annuities and multi-year guaranteed annuities (“MYGAs”). Unlike FIAs, fixed rate annuities earn interest at a set rate, rather than at a rate that may vary based on an index. Fixed rate annual reset annuities have a crediting rate that is typically guaranteed for one year. After such period, the Company has the ability to change the crediting rate at its discretion, generally once annually to any rate at or above a guaranteed minimum rate. MYGAs are similar to annual reset annuities except that the initial crediting rate is guaranteed for a specified number of years, rather than just one year, before it may be changed at the Company’s discretion.

     Payout Annuities . Payout annuities primarily consist of single premium immediate annuities (“SPIA”), supplemental contracts and structured settlements. Payout annuities provide a series of periodic payments for a fixed period of time or for the life of the policyholder, based upon the policyholder’s election at the time of issuance. The amount, frequency and duration of the payments are fixed at the outset of the annuity contract.

     Group Annuities . PRT transactions usually involve a single premium group annuity contract issued to discharge certain pension plan liabilities. The Company’s Group Annuities are nonparticipating contracts. The assets supporting the guaranteed benefits for each contract may be held in a separate account.

Funding Agreements
The Company focuses on opportunistically issuing funding agreements to institutional investors at attractive risk-adjusted funding costs. Funding agreements are negotiated privately between an investor and an insurance company. They are designed to provide an agreement holder with a guaranteed return of principal and periodic interest payments, while offering competitive yields and predictable returns. The interest rate can be fixed or floating. If the interest rate is a floating rate, it may be linked to LIBOR, the Secured Overnight Financing Rate, the Federal Funds Rate or another reference rate. As of December 31, 2020, the Company had $1.3 billion in aggregate funding agreement deposits outstanding under the funding agreement backed note (“FABN”) program, pursuant to which a third-party trust issues medium-term notes under a global debt issuance program and uses the proceeds of such issuances to buy funding agreements from the Company, $2.0 billion in aggregate funding agreement deposits outstanding to the Federal Home Loan Bank of Des Moines (the “FHLB”) and $500 million in aggregate funding agreement deposits outstanding under the Company’s secured funding agreement backed repurchase agreement program, pursuant to which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special-purpose entity to purchase funding agreements from the Company.

Life and Other
    Life and other products include other retail products, including run-off or ceded business, statutory closed blocks and ceded life insurance. In connection with Athene’s acquisition of Aviva USA Corporation (“Aviva USA”, now AUSA), the Company entered into a series of reinsurance agreements to cede the acquired, non-core business, to third parties and affiliates. A description of the reinsurance arrangements entered into in connection with the acquisition and certain reinsurance arrangements pre-dating the acquisition, in each case, pursuant to which certain life and other products are ceded, is below.

     Global Atlantic Financial Group Limited (“Global Atlantic”) . The Company entered into a series of reinsurance agreements with affiliates of Global Atlantic to cede life insurance business acquired from Athene’s purchase of Aviva USA. A description of the transactions is as follows:
• The Company entered into a 100% coinsurance and assumption agreement with Accordia Life and Annuity Company (“Accordia”), a Global Atlantic affiliate. The agreement covers all open block life insurance business issued by the Company, with the exception of enhanced guarantee universal life insurance products. Under the terms of the agreement, Accordia is obligated to maintain a custody account with an agreed-upon required balance that, as of December 31, 2020, was approximately $1.8 billion. As of December 31, 2020, outstanding obligations ceded pursuant to this arrangement which remained unnovated amounted to $1.3 billion in statutory reserves. The Company has no continuing contractual obligations with respect to policies that have been novated.
• The Company entered into a 100% coinsurance agreement with Accordia and Accordia subsequently retroceded to Ameritas Life Insurance Corp. (“Ameritas”) substantially all policy liabilities for the closed block established in connection with the demutualization of Indiana Life Insurance Company, which had been previously acquired by Aviva USA. Under the terms of the retrocession agreement, Ameritas maintains a trust account with assets equal to or greater than a required statutory balance that as of December 31, 2020 was $593 million. As of December 31, 2020, outstanding obligations ceded pursuant to this arrangement amounted to $616 million in statutory reserves.

     Structured Annuity Reinsurance Company (“STAR” ). The Company entered into a reinsurance agreement on August 30, 2013 with STAR, an affiliated reinsurer domiciled in Iowa. The agreement ceded, through coinsurance, all annuity contracts issued by the Company (and its predecessor by merger, Aviva Life Insurance Company) to Aviva London Assignment Corporation, an affiliated entity. As of each of December 31, 2020, 2019 and 2018, there were $1.1 billion of outstanding obligations ceded pursuant to the coinsurance agreement.

     Athene Re USA IV, Inc. (“Athene Re IV”) . In connection with Athene’s acquisition of Aviva USA, Athene acquired Aviva Re USA IV, Inc. (now Athene Re IV), a subsidiary of Aviva USA and a captive reinsurer domiciled in Vermont. Prior to Athene’s acquisition of Aviva USA, the Company’s predecessor had entered into a coinsurance agreement with Aviva Re USA IV, Inc., dated December 15, 2011, pursuant to which the Company’s predecessor ceded, on a 100% quota share basis, all life insurance policies that had been issued or assumed by the Company’s predecessor prior to its reorganization from an Iowa mutual life insurance company to a mutual holding company and were, as of the date of the coinsurance agreement, being operated as a closed block of business for dividend purposes only. As of December 31, 2020, 2019 and 2018, there were $1.4 billion, $1.5 billion and $1.5 billion, respectively, of outstanding obligations ceded pursuant to the funds withheld coinsurance agreement.

Reinsurance
    The Company is party to reinsurance arrangements, pursuant to which it cedes certain risks associated with its core business to its affiliates, Athene Annuity Re Ltd. (“AARe”) and AADE. The Company has entered into a modified coinsurance agreement ("Modco Agreement") with AARe, pursuant to which it cedes to AARe a quota share, as specified by the Company, of its obligations to repay the principal upon maturity or termination and to make periodic interest payments under funding agreements issued by the Company. All cessions to date have been on a 100% quota share basis. The Company has entered into a coinsurance agreement with AADE, pursuant to which it cedes to AADE a 50% quota share of all of the Company’s retail annuity business issued on or after January 1, 2018 (excluding the Contracts). The Company has entered into Modco Agreements with AARe with respect to substantially all of its other core business, pursuant to which it generally cedes to AARe an 80% quota share of all such business.

    Under the various Modco Agreements, the Company retains the reserves and the assets supporting the reserves, with the assets held in a segregated account ("Modco Account"). Although AARe is not required to establish any reserves in connection with modified coinsurance transactions, it is required to hold capital related to the modified coinsurance reserves that are retained by the Company as if the reserves were explicitly recorded on the balance sheets of AARe. The profit and loss with respect to the reserve liabilities and the assets supporting the reserves flow from the Company to AARe through periodic net settlements. The Company is authorized under the Modco Agreements to make payments on the ceded liabilities directly from the Modco Account. The assets maintained in the Modco Account are valued at statutory carrying value for purposes of determining settlement amounts. Under the Modco Agreements, the Company has an obligation to make payments to AARe to the extent that the statutory carrying value of the assets maintained in the applicable Modco Account exceeds 100% of the applicable reserves, and AARe has an obligation to make a payment to the Company to the extent that the statutory carrying value of the assets maintained in the Modco Account is less than 100% of the applicable reserves.

    Under the coinsurance agreement with AADE, the Company pays reinsurance premiums to AADE equal to 50% of the sum of (i) gross premiums generated through the Company’s retail operations, (ii) fees with respect to any riders issued in connection with the Company’s retail operations and (iii) any other payments, collections or recoveries relating to the Company’s retail operations. AADE pays the Company’s obligations relating to partial surrenders, full surrenders, death claims, annuitizations and other contractual benefits under the policies being reinsured and also pays the Company for certain policy expenses, including administrative expenses and issuance and renewal expenses, incurred by the Company relating to the policies being reinsured. Amounts owing to or from AADE pursuant to the coinsurance agreement are determined and paid upon settlement, which may occur on either a monthly or quarterly basis.

    The following summarizes the Company’s general and separate accounts statutory reserves, as of the dates presented below, that have been ceded to AARe:

	December 31,
	2020	2019
Reserves	($ in Thousands)
Fixed Indexed Annuities and Index-Linked Annuities	$31,675,272	$31,270,016
Fixed Rate Annuities	3,931,818	3,457,079
Payout Annuities	1,524,327	1,570,049
Group Annuities - PRT	11,562,865	7,466,920
Funding Agreements	3,681,766	1,194,643
Life and Other	54,641	58,675
Total Reserves	$52,430,689	$45,017,382

Investment Management
    Investment activities are an integral part of the Company’s business and net investment income is a significant component of the Company’s total revenues. The Company’s investment philosophy is to invest a portion of the Company’s assets in securities that earn the Company incremental yield by taking measured liquidity risk and complexity risk and capitalizing on the Company’s long-dated and persistent liability profile to prudently achieve higher net investment earned rates, rather than assuming solely credit risk.

    The Company has executed an investment management agreement (“IMA”) with Apollo Insurance Solutions Group LLC (“ISG”), pursuant to which ISG and certain of its affiliates, including Apollo Global Management, Inc (“AGM” and together with its subsidiaries, “Apollo”) manage substantially all of the Company’s portfolio. Apollo's investment team and credit portfolio managers employ their deep experience to assist Athene and its subsidiaries (collectively, the “Athene Group”), including the Company, in sourcing a broad range of asset classes. Apollo has selected a diverse array of corporate bonds and more structured, but highly rated asset classes. The Athene Group also maintains holdings in floating rate and less interest rate-sensitive investments, including collateralized loan obligations (“CLOs”), non-agency residential mortgage-backed securities (“RMBS”) and various other types of structured products. These asset classes permit the Athene Group to earn incremental yield by assuming liquidity risk and complexity risk, rather than assuming solely credit risk. In addition to its core fixed income portfolio, the Athene Group opportunistically allocates approximately 5% of its overall portfolio to alternative investments where it primarily focuses on fixed income-like, cash flow-based investments. The Athene Group's alternative investment strategy is inherently opportunistic rather than being derived from allocating a fixed percentage of assets to the asset class and the strategy is subject to internal concentration limits.

    The percentage of each general and separate accounts asset class held by the Company, based on statutory carrying value as of the dates presented below are as follows:

	December 31, 2020		December 31, 2019
	Carrying Value	% of Total	Carrying Value	% of Total
	($ in Thousands)
Asset Class:
Corporate Bonds	$34,443,848	48%	$29,674,068	47%
Municipal and Other Government Bonds	1,033,338	1	977,611	2
ABS (non-MBS, CLO)	4,277,796	6	3,653,182	6
CMBS	2,374,097	3	1,439,822	2
RMBS	4,061,787	6	4,428,692	7
Mortgage Loans	9,896,709	14	11,286,143	18
Real Estate	9,389	—	9,445	—
CLO	6,024,309	7	4,419,585	6
Alternative Investments	2,234,959	3	2,105,340	3
Investments in Subsidiaries	435,317	1	433,144	1
Short-term Investments	2,547,272	4	2,922,605	5
Other	4,683,734	7	1,762,482	3
Total	$72,022,555	100%	$63,112,119	100%

Competition
    The Company operates in a highly competitive market. The Company competes with a variety of large and small industry participants, including diversified financial institutions and insurance and reinsurance companies. These companies compete in one form or another for the growing pool of retirement assets driven by a number of exogenous factors such as the continued aging of the U.S. population and the reduction in safety nets provided by governments and corporations. Scale and the ability to provide value-added services and build long-term relationships are important factors to compete effectively.

    The Company faces competition in the FIA market from traditional insurance carriers such as Allianz Life Insurance Company of North America and American International Group Companies. Principal competitive factors for FIAs are initial crediting rates, reputation for renewal crediting action, product features, brand recognition, customer service, cost, distribution capabilities and financial strength ratings of the provider. Competition may affect, among other matters, both business growth and the pricing of the Company’s products and services.

With respect to funding agreements, namely those issued in connection with the Company’s FABN program, the Company competes with other insurers that have active FABN programs, such as MetLife, Inc. (MetLife) and New York Life Insurance Company. Within the funding agreement market, the Company competes primarily on the basis of perceived financial strength, interest rates and term.

    With respect to Group Annuities, the Company competes with other insurers that are active in the PRT market, such as MetLife and Prudential Financial, Inc. Within the PRT market, the Company competes primarily on the basis of price, underwriting and investment capabilities.

Human Capital Management

    As of December 31, 2020, the Company had 493 employees, all of whom were located at the Company's headquarters in West Des Moines, IA. In addition, the Company receives services from employees of other members of the Athene Group under the terms of a shared services agreement. The Company believes that employee relations are good. None of its employees are subject to collective bargaining agreements and the Company is not aware of any efforts to implement such agreements.

Human capital resources are managed at the broader Athene Group level. The Athene Group is committed to a culture that prioritizes teamwork, engagement, inclusivity and pride of ownership. When employees are engaged and feel a sense of purpose and belonging, they are more enthusiastic about their work and the success of the organization. Engagement is driven by many facets of the Athene Group's employee experience. The Athene Group's core values – Believe in your Co-workers, Engage Actively, Act like Owners, and Make it Happen (BEAM) – provide the foundation for employee engagement. BEAM was created by a team of employees tasked with articulating the Athene Group's core beliefs. BEAM is core to the Athene Group's culture and helps inspire employees to take positive action in the Athene Group's workplace and in the communities in which the Athene Group operates.

Talent

Recruiting, developing and retaining high-performing employees in the workplace is very important to the Athene Group. The Athene Group values each employee’s individual talents and skills, and promotes career growth and development for all employees. As the Athene Group invests in the growth and development of its employees, the value of its workforce increases. The continued success of the Athene Group's business depends upon its ability to retain the employees in whom it has invested. The Athene Group monitors turnover rates by function and actively defends against key talent losses to competitors. The Athene Group also conducts annual succession planning to ensure that as the organization expands, is subject to turnover and/or provides promotional opportunities, it is in a position to fill key open positions.

To measure employee satisfaction and engagement, the Athene Group administers an annual employee engagement survey. The scores and feedback are reviewed by management in addition to being communicated to all Athene Group employees. The Athene Group makes adjustments to its business practices based on feedback received. To achieve meaningful feedback, the Athene Group strives to achieve high employee completion rates, with 89% and 88% of employees participating during 2020 and 2019, respectively.

Diversity, Equity and Inclusion

The Athene Group is committed to ensuring diversity, equity and inclusion (DEI) are woven into its organizational values. The Athene Group's DEI efforts are led by its Senior Vice President, Diversity, Equity and Inclusion, who reports to Athene's Executive Vice President of Human Resources, with additional reporting responsibilities to the Legal & Regulatory Committee of Athene's board of directors, the committee charged with oversight of the Athene Group's DEI efforts and the Athene Group's corporate and social responsibility efforts more broadly. The Athene Group has established a Diversity & Inclusion Council and seven Employee Resource Groups (ERGs) that work to elevate diversity efforts by fostering a workplace that cultivates employees' differences, where employees feel celebrated, engaged, and connected. The Athene Group seeks to build a diverse workforce that delivers on its business objectives and embodies its values. The Athene Group engages actively with its communities to make a difference in the places in which its employees live and work.

In addition to the Athene Group's human resources and DEI leadership, the Athene Group currently has a DEI Manager and seven advisors supporting its seven ERGs, which are comprised of: Athene Military Veterans Organization; LiveWell; African American Athene Connection; Athene Asian Alliance; Lesbian, Gay, Bisexual,

Transgender, Queer/Questioning Employee Resource Group; Women’s Inclusion Network; and the Bermuda Diversity and Inclusion Committee. Each ERG is paired with a member of Athene's Executive Committee to provide a direct link between the group and Athene's executive leadership.

Pay

The Athene Group's performance-based compensation strategy is designed to recognize and reward employees for their contribution to the Athene Group's success, and the Athene Group strives to provide strong, equitable incentives for performance. Compensation may be comprised of up to three elements: base compensation, which is determined based upon a number of factors, including size, scope and impact of the employee’s role, the market value associated with the employee’s role, leadership skills, length of service and individual performance; an annual incentive award, which if applicable, is a cash incentive award determined based on a combination of individual and company performance during the period to which the incentive award relates; and a long-term incentive award, which if applicable, is a stock-based award intended to compensate an employee for her or his contribution to the Athene Group's success and to align the interest of the award recipient with the Athene Group's interest during the vesting period of the award. The Athene Group seeks to determine compensation on the basis of merit and without regard to demographic characteristics. During 2020, the Athene Group employed a third-party consultant to assist it in evaluating its pay practices. In conducting this exercise, the Athene Group found no meaningful difference in compensation based upon gender, race or any other defining characteristic examined.

Regulation

The Company is licensed to transact its insurance business in, and is subject to, regulation and supervision by, Puerto Rico, the District of Columbia and all states other than the State of New York (in which the Company’s direct and indirect subsidiaries, AANY and ALICNY, are licensed to transact insurance business). The Company’s business is also subject to certain international regulations and frameworks as well as the laws and regulations of various other jurisdictions. A summary of certain of the laws, regulations and frameworks to which the Company is subject is set forth below.

From time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company receives requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company reviews such requests and notices and takes appropriate action. The Company has been subject to certain requests for information and investigations in the past and could be subject to them in the future.

General

The Company is organized and domiciled in Iowa (the “Domiciliary State”) and is also licensed as an insurer in the Domiciliary State. The Company is regulated by the insurance department of the Domiciliary State as well as each of the insurance regulators in the other states where the Company is authorized to transact insurance business. The primary purpose of such regulatory supervision is to protect policyholders. Generally, insurance products underwritten by the Company must be approved by the insurance regulators in each state in which they are sold.

State insurance authorities have broad administrative powers over the Company with respect to all aspects of its insurance business including: (1) licensing to transact business; (2) licensing of producers; (3) prescribing which assets and liabilities are to be considered in determining statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving policy forms and certain related materials; (6) determining whether a reasonable basis existed as to the suitability of the annuity purchase recommendations producers made; (7) regulating unfair trade and claims practices; (8) establishing reserve requirements, solvency standards and minimum capital requirements; (9) regulating the amount of dividends that may be paid in any year; (10) regulating the availability of reinsurance or other substitute financing solutions, the terms thereof and the ability of an insurer to take credit on its financial statements for insurance ceded to reinsurers or other substitute financing solutions; (11) fixing maximum interest rates on life insurance policy loans, minimum crediting rates on accumulation products and minimum allowable surrender values; (12) regulating the type, amounts and valuations of investments permitted; (13) regulating transactions with affiliates; and (14) regulating other matters.

The rates, forms, terms and conditions of the Company’s reinsurance agreements with unaffiliated third parties generally are not directly subject to regulation by any state insurance department in the United States. This contrasts with primary insurance where, as discussed above, the policy forms and premium rates are generally regulated by state insurance departments.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the National Association of Insurance Commissioners (the “NAIC”) and state insurance regulators are regularly involved in a process of reexamining existing laws and regulations and their application to insurance and reinsurance companies.

Furthermore, while the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, such as employee benefits regulation, age, sex and disability-based discrimination, financial services regulation and federal taxation, can significantly affect the insurance business. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) established the Federal Insurance Office to perform various functions with respect to insurance. It is not possible to predict the future impact of changing regulation on the Company’s operations.

In addition, as part of Athene’s acquisition of Aviva USA, Athene acquired a special purpose insurance company, Athene Re IV, which is a subsidiary of the Company. Athene Re IV is domiciled in Vermont and provides reinsurance to the Company in order to facilitate the financing of the current deficit on a closed block of policies resulting from the demutualization of a prior insurance company currently part of the Company. As part of the acquisition of the Company, the liabilities associated with such closed block of insurance policies, including any exposure to payments due from such special purpose insurance company subsidiary, were reinsured to Accordia Life and Annuity Company. The Company does not actively write business that requires the use of captive reinsurers. The substantial majority of all policyholder obligations written or held by the Company are ultimately reinsured to Athene Life Re, Ltd. (“ALRe”), a fully licensed, operational and fully equity capitalized reinsurance company with third-party clients.

NAIC

The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of the Company.

Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. Also, regulatory actions with prospective impact can potentially have a significant impact on products that the Company currently sells. The NAIC continues to work to reform state regulation in various areas, including comprehensive reforms relating to certain reserving practices.

The Company is subject to the ORSA Model Act, which has been enacted by the Domiciliary State and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, certain insurers must undertake an internal risk management review at least annually (and also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Report assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is required to be filed with a company’s lead state regulator and made available to other domiciliary regulators within the holding company system.

The Company is subject to the Corporate Governance Model Act, a form of which has been enacted in the Domiciliary State and requires an insurer to provide an annual disclosure regarding its corporate governance practices to its lead state and/or domestic regulator. The Company is in compliance with the Corporate Governance Model Act as adopted by Iowa.

Insurance Holding Company Regulation

Each direct and indirect parent of the Company is subject to the insurance holding company laws of the Domiciliary State. These laws generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Generally, under these laws, transactions between the Company and its affiliates, including any reinsurance transactions, must be fair and reasonable and, if material or of a specified category, require prior notice and approval or non-disapproval by the insurance department of their respective domiciliary state.

Most states, including the Domiciliary State, have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer, which would include a change of control of its holding company. Laws such as these prevent any person from acquiring direct or indirect control of the Company unless that person has filed a statement with specified information with the Commissioner of the Domiciliary State and has obtained the Commissioner’s prior approval. Under most states’ statutes, including those of the Domiciliary State, acquiring 10% or more of a voting interest in an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires 10% or more of a voting interest in a direct or indirect parent of the Company (including Athene) without the prior approval of the Commissioner of the Domiciliary State will be in violation of the Domiciliary State’s law and may be subject to injunctive action requiring the disposition or seizure of those securities by the Commissioner or prohibiting the voting of those securities and to other actions determined by the Commissioner. Further, a willful violation of these laws is punishable in the Domiciliary State as a criminal offense. In addition, most states’ insurance holding company laws require any controlling person of a U.S. insurer seeking to divest its controlling interest in the insurance company to file with the relevant insurance commissioner a confidential notice of the proposed divestiture at least thirty days prior to the cessation of control (unless a person acquiring control from the divesting party has filed notice of the proposed acquisition of control with the Commissioner). After receipt of the notice, the commissioner must determine whether the parties seeking to divest or to acquire a controlling interest will be required to file for or obtain approval of the transaction. These laws may discourage potential acquisition proposals and may delay, deter or prevent an acquisition of control of a direct or indirect parent of the Company (including Athene) (in particular through an unsolicited transaction), even if the shareholders of such parent consider such transaction to be desirable.

In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these pre-acquisition notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of the Company may require prior notification in those states that have adopted pre-acquisition notification laws.

The insurance holding company laws of the Domiciliary State also require the ultimate controlling party to file an annual enterprise risk report identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material and adverse effect on the insurer or the insurer’s holding company system.

The insurance holding company laws of the Domiciliary State also address the authority of an insurance commissioner to act as the group-wide supervisor for an internationally active insurance group or to acknowledge the authority of another regulatory official from another jurisdiction to so act. It is not possible to predict with any degree of certainty the additional capital requirements, compliance costs or other burdens these laws may impose in the future.

In December 2020, the NAIC adopted additional amendments to the Model Holding Company Law to require, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation (“GCC”) with its lead state. The GCC uses a risk-based capital aggregation methodology for all entities within an insurance holding company system group, including non-US entities. These amendments to the Model Holding Company Law have not yet been adopted by Iowa.

Restrictions on Dividends and Other Distributions

Current law of the Domiciliary State permits the payment of dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of (1) 10% of the insurer’s surplus as regards policyholders as of the immediately preceding year end or (2) the net gain from operations of the insurer for the preceding twelve-month period ending as of the immediately preceding year end. Current law of New York permits the payment of dividends or distributions which, together with dividends or distributions paid during any calendar year, (1) is out of earned surplus and does not exceed the greater of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains, not to exceed 30% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year; or (2) do not exceed the lesser of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains. Any proposed dividend in excess of these amounts is considered an extraordinary dividend or extraordinary distribution and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by a Commissioner. Additionally, under the current law of the Domiciliary State, the Company may only pay dividends from the insurer’s earned profits on its business, which shall not include paid-in or contributed surplus and under the current law of New York, AANY and ALICNY may only pay dividends pursuant to the “greater of” standard described above from that part of its positive unassigned funds, excluding 85% of the change in net unrealized capital gains or losses less capital gains tax, for the immediately preceding year. The insurance laws and regulations of the Domiciliary State and New York also require that an insurer’s surplus as regards policyholders following any dividend or distribution be reasonable in relation to such insurer’s outstanding liabilities and adequate to meet its financial needs.

Based on the Company’s statutory basis financial results as of December 31, 2020, the Company will have the ability to pay stockholder dividends in 2021 of up to approximately $129 million without obtaining approval or non-disapproval from the Commissioner of the Domiciliary State. Any additional payment of dividends by the Company in excess of such amount during 2021 will require the prior approval or non-disapproval of the Commissioner of the Domiciliary State. As of May 31, 2021, the Company had not paid any dividends in 2021. The maximum amount of dividend receivable from the Company’s insurance subsidiaries as of January 1, 2021 without seeking regulatory approval is $2 million.

Credit for Reinsurance Ceded

The ability of a ceding insurer to take reserve credit for the business ceded to reinsurance companies through coinsurance is a significant component of reinsurance regulation and is often a determining factor in establishing a reinsurance relationship. Under the Dodd-Frank Act, only the state in which a ceding insurer is domiciled may regulate the financial statement credit for reinsurance taken by that ceding insurer. With respect to U.S.-domiciled ceding companies, credit is typically granted when the reinsurer is licensed or accredited in the state where the ceding company is domiciled; the reinsurer is domiciled in a state with credit for reinsurance laws and regulations that are substantively similar to the credit for reinsurance laws and regulations in the ceding insurer’s state of domicile and the reinsurer meets certain financial requirements; or other conditions are satisfied, such as the reinsurer securing its obligations to the cedant with qualified collateral.

Athene’s Bermuda reinsurance subsidiaries have provided, and may in the future provide, reinsurance to the Company in the normal course of business. None of Athene’s Bermuda reinsurance subsidiaries are licensed, accredited or approved in any U.S. state or jurisdiction, unless certain conditions are satisfied (see below), when engaging in coinsurance transactions, each must collateralize its obligations to the Company in order for the Company to obtain credit against their reserves on its statutory basis financial statements.

In June of 2019, the NAIC adopted revisions to the Credit for Reinsurance Model Law and Regulation to allow a ceding insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain conditions, including being domiciled in a reciprocal jurisdiction. The NAIC has approved Bermuda as a reciprocal jurisdiction and Iowa has adopted the 2019 revisions to the Credit for Reinsurance Model Law. As of May 31, 2021, Athene had an application pending with the Domiciliary State. Should such application be approved, Athene’s Bermuda reinsurance subsidiaries would be permitted to forgo the collateral posting requirements with respect to business ceded by the Company pursuant to a coinsurance agreement.

Statutory Investment Valuation Reserves

Life insurance companies are required to establish an Asset Valuation Reserve (“AVR”) to stabilize statutory contract holder surplus from fluctuations in the market value of investments. The AVR consists of two components: (1) a “default component” for possible credit-related losses on fixed maturity investments and (2) an “equity component” for possible market-value losses on all types of equity investments, including real estate-related investments. Although future additions to the AVR will reduce the future statutory capital and surplus of the Company, the Company does not believe that the impact under current regulations of such reserve requirements will materially affect the Company. Insurers also are required to establish an Interest Maintenance Reserve (“IMR”) for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. The IMR provides a buffer to the Company’s statutory capital and surplus in the event the Company has to sell securities in an unrealized loss position. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as liabilities on a life insurer’s statutory financial statements and may also be included in the liabilities assumed by the Company pursuant to its reinsurance agreements with U.S.-based life insurer ceding companies.

Policy and Contract Reserve Adequacy Analysis

The Domiciliary State and other states have adopted laws and regulations with respect to policy and contract reserve sufficiency. Under applicable insurance laws, on an annual basis, the Company is required to conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary appointed by the Company’s board must submit an opinion annually for the Company which states that the statutory reserves make adequate provision, according to accepted actuarial standards of practice, for the anticipated cash flows resulting from the contractual obligations and related expenses of the Company. The adequacy of the statutory reserves is considered in light of the assets held by the Company with respect to such reserves and related actuarial items, including, but not limited to, the investment earnings on such assets and the consideration anticipated to be received and retained under the related policies and contracts. At a minimum, such testing is done over a number of economic scenarios prescribed by the states, with the scenarios designed to stress anticipated cash flows for higher and/or lower future levels of interest rates. The Company may find it necessary to increase reserves, which may decrease its statutory surplus, in order to pass additional cash flow testing requirements.

U.S. Statutory Reports and Regulatory Examinations

The Company is required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which it conducts business. In addition, the Company is required to file quarterly reports prepared on the same basis, though with considerably less detail.

As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations, generally once every three to five years, of the books, records, accounts and operations of insurance companies that are domiciled in their states. Examinations are generally carried out in cooperation with the insurance departments of other, non-domiciliary states under guidelines promulgated by the NAIC. In May 2019, Athene completed such an examination for the period January 1, 2014 through December 31, 2017. This exam was led by the Delaware Department of Insurance in coordination with the Iowa Insurance Division (the “IID”) and the New York State Department of Financial Services (“NYSDFS”). In connection with the exam, (1) the Delaware Department of Insurance conducted an exam of AADE and Athene Life Insurance Company, a stock life insurance company domiciled in the State of Delaware (“ALIC”); (2) the IID conducted an exam of the Company and STAR; and (3) the NYSDFS conducted an exam of AANY and ALICNY. The exam resulted in no significant findings.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, the Company must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which it operates. The Company is currently undergoing the following market conduct examinations, each in the ordinary course of business: (1) the Massachusetts Division of Insurance is conducting a limited scope market analysis, (2) The Maryland Insurance Administration is conducting a market conduct examination, (3) the Illinois Department of Insurance is conducting a market conduct examination, (4) the Minnesota Department of Commerce is conducting a market conduct examination, (5) the Washington Office of the Insurance Commissioner is conducting a market conduct continuum action, and (6) the Pennsylvania Insurance Department is conducting a market conduct examination. The California Department of Insurance is completing a review of the rating and underwriting practices of the Company and is conducting a claims examination of the Company. The IID concluded its market conduct examination of the Company in October 2020. The exam resulted in no significant findings.

Capital Requirements

The Company is subject to regulatory capital requirements based upon the laws and regulations of the State of Iowa. Regulators of each state have discretionary authority in connection with the continuing licensing of the Company to limit or prohibit sales to policyholders within their respective states if, in their judgment, the regulators determine that the Company has not maintained the required level of minimum surplus or capital or that the further transaction of business would be hazardous to policyholders.

In order to enhance the regulation of insurers’ solvency, the NAIC adopted a model law to implement RBC requirements for life, health and property and casualty insurance and reinsurance companies. All states have adopted the NAIC’s model law or a substantively similar law. The NAIC Risk-Based Capital for Insurers Model Act requires life insurance companies to submit an annual report (the “Risk-Based Capital Report”), which compares an insurer’s TAC to its Authorized Control Level Risk-Based Capital, each such term, as defined pursuant to applicable state law. A company’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items deemed to have greater underlying risk and lower for items deemed to have less underlying risk. Statutory RBC is measured on two bases: Authorized Control Level (“ACL”) capital and CAL, with ACL calculated as one-half of CAL. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically report and are compared using the CAL standard.

The Risk-Based Capital Report is used by regulators to set in motion appropriate regulatory actions relating to insurers that show indications of weak or deteriorating status. RBC is an additional standard for minimum capital requirements that insurers must meet to avoid being placed in rehabilitation or liquidation by regulators. The annual Risk-Based Capital Report, and the information contained therein, is not intended by the NAIC as a means to rank insurers.

RBC is a method of measuring the level of capital appropriate for an insurance company to support its overall business operations, in light of its size and risk profile. It provides a means of assessing capital adequacy, where the degree of risk taken by the insurer is the primary determinant. The value of an insurer’s TAC in relation to its RBC, together with its trend in its TAC, is used as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include:

• CAL: The insurer is required to submit a plan for corrective action;
• Regulatory Action Level: The insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action;
• ACL: Regulators may place the insurer under regulatory control; and
• Mandatory Control Level: Regulators are required to place the insurer under regulatory control.

TAC and RBC are calculated annually by insurers, as of December 31 of each year. As of December 31, 2020, the Company’s TAC was significantly in excess of the levels that would prompt regulatory action under the laws of the Domiciliary State. The Company’s RBC was 415% as of December 31, 2020 and 434% as of December

31, 2019. The calculation of RBC requires certain judgments to be made, and, accordingly, the Company’s current RBC may be greater or less than the RBC calculated as of any date of determination.

IRIS Ratios
The NAIC has established the Insurance Regulatory Information System (“IRIS”) to assist state insurance departments in their oversight of the financial condition of insurance companies operating in their respective states. IRIS is a series of financial ratios calculated by the NAIC based on financial information submitted by insurers on an annual basis. Each ratio has an established “usual range” of results. The NAIC shares the IRIS ratios calculated for each insurer with the interested state insurance departments. Generally, an insurance company will be required to explain ratios that fall outside the usual range, and may be subject to regulatory scrutiny and action if one or more of its ratios fall outside the specified ranges. The Company is not currently subject to non-ordinary course regulatory scrutiny based on its IRIS ratios.

Regulation of Investments

The Company is subject to laws and regulations in its Domiciliary State that require diversification of its investment portfolio and limit the amounts of investments in certain asset categories, such as below-investment grade fixed income securities, real estate-related equity, partnerships, other equity investments, derivatives and alternative investments. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, could require the divestiture of such non-qualifying investments. Accordingly, the investment laws in the Domiciliary State could prevent the Company from pursuing investment opportunities which it believes are beneficial, which could in turn preclude the Company from realizing its investment objectives.

Guaranty Associations

All 50 states, Puerto Rico and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies issued by life insurance companies which later become impaired or insolvent. These associations levy assessments, up to prescribed limits, on each member insurer doing business in a particular state on the basis of their proportionate share of the premiums written by all member insurers in the lines of business in which the impaired or insolvent insurer previously engaged. Most states limit assessments in any year to 2% of the insurer’s average annual premium for the three years preceding the calendar year in which the impaired insurer became impaired or insolvent. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.

For purposes of guaranty association assessments, long-term care insurance is typically classified as a health insurance product. Following the March 2017 liquidation of Penn Treaty Network America Insurance Co. and American Network Insurance Co., together, “Penn Treaty,” both of which were Pennsylvania-domiciled life insurance companies that sold long-term care insurance policies, there have been proposals to expand the assessment base for long-term care insurer insolvencies by requiring life and health insurers to contribute to potential long-term care insurer insolvencies. In December 2017, the NAIC adopted amendments to the Life and Health Insurance Guaranty Association Model Act to provide a fifty-fifty split between life insurers and health insurers (including health maintenance organizations) for future long-term care insolvencies. As of March 31, 2021, a majority of states, including Iowa, had adopted legislation to codify the NAIC changes into law. This legislation may result in an increase in future assessments against life insurers such as the Company. During the years ended December 31, 2020, 2019 and 2018, annual guaranty assessments for the Company were not material. While the Company cannot accurately predict the amount of future assessments or future insolvencies of competitors which would lead to such assessments, the Company believes that assessments with respect to pending insurance company impairments and insolvencies will not have a material effect on the Company’s business, financial position, results of operations, liquidity or cash flows.

U.S. Federal Oversight

Although the insurance business in the United States is primarily regulated by the states, federal initiatives can affect the business of the Company in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business. These areas include financial services regulation, securities regulation, derivatives regulation, pension regulation, money laundering, privacy regulation, taxation and the economic and trade sanctions implemented by the Office of Foreign Assets Control (“OFAC”). OFAC maintains and enforces economic sanctions against certain foreign countries and groups and prohibits U.S. persons from engaging in certain transactions with certain persons or entities. OFAC has imposed civil penalties on persons, including insurance and reinsurance companies, arising from violations of its economic sanctions program. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

Title I of the Dodd-Frank Act established the Financial Stability Oversight Council (“FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. There are currently no such non-bank financial companies designated by FSOC as “systemically significant.” The Economic Growth, Regulatory Relief, and Consumer Protection Act, which became effective May 24, 2018, made limited changes to Title I of the Dodd-Frank Act. In December 2019, the FSOC released final interpretive guidance for designating non-bank SIFIs that incorporates an activities-based approach (“ABA”) and that provides that the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through an ABA. In addition, it is possible that as a result of the recent change in the U.S. presidential administration, the FSOC may take a more active approach in the coming years with respect to the designation of non-bank SIFIs. As a result, there is considerable uncertainty as to the future determination of non-bank SIFIs and/or systemically important activities.

The Dodd-Frank Act, which effected the most far-reaching overhaul of financial regulation in the U.S. in decades, also established the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. While he or she does not currently have general supervisory or regulatory authority over the business of insurance, the Director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding non-bank financial companies to be designated as SIFIs.

The Dodd-Frank Act also authorizes the FIO to assist the Secretary of the Treasury in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement. Pursuant to this authority, in September 2017, the U.S. and the EU signed a covered agreement (the “EU Covered Agreement”) to address, among other things, reinsurance collateral requirements and the United States released a “Statement of the United States on the Covered Agreement with the European Union” (the “Policy Statement”), providing the United States’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the United States expects that the group capital calculation developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. In addition, on December 18, 2018, the Bilateral Agreement between the U.S. and the UK on Prudential Measures Regarding Insurance and Reinsurance (the “UK Covered Agreement”) was signed in anticipation of the UK’s exit from the EU. U.S. state regulators have until September 22, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or else state laws imposing such reinsurance collateral requirements may be subject to federal preemption. The NAIC has adopted amendments to the Credit for Reinsurance Model Law that would, if adopted by state legislatures, implement the reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement. See “—Credit for Reinsurance Ceded” above. Iowa has adopted the 2019 amendments to the Credit for Reinsurance Model Law and Regulation.
The reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement lower the cost of providing reinsurance to U.S. insurers. The Company cannot predict with any certainty what impact the EU Covered Agreement or UK Covered Agreement will have on its business.

Regulation of FIAs and other Annuity Products

In recent years, the SEC and state securities regulators have questioned whether FIAs, such as those sold by the Company, should be treated as securities under the federal and state securities laws rather than as insurance products exempted from such laws. On December 17, 2008, the SEC voted to approve Rule 151A and apply federal securities oversight to FIAs issued on or after January 12, 2011. On July 12, 2010, however, the District of Columbia Circuit Court of Appeals vacated Rule 151A. Under the Dodd-Frank Act, annuities that meet specific requirements are specifically exempted from being treated as securities by the SEC. Treatment of these products as securities would require additional registration and licensing of these products and the agents selling them, as well as cause the Company to seek new or additional marketing relationships for these products, any of which may impose significant restrictions on the Company’s ability to conduct business as currently operated. The Company expects that the types of FIAs that the Company currently sells meet applicable requirements for exemption from treatment as securities and therefore have been and will continue to be exempt from being treated as securities by the SEC and state securities regulators. However, there can be no assurance that federal or state securities laws or state insurance laws and regulations will not be amended or interpreted to impose further requirements on FIAs.

The NAIC is considering amendments to the Annuity Disclosure Model Regulation, which would prohibit annuity issuers from illustrating the performance of an index that is made up of components that have been in existence for fewer than 15 calendar years, unless certain criteria are met and certain additional disclosures are made. If adopted, the inability to illustrate indexed returns for an index that is made of up components that have been in existence for fewer than 15 calendar years could have an adverse impact on the ability of issuers, such as the Company, to sell annuities that use indices made up of such components.

Unclaimed Property Laws

The Company is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of abandoned or unclaimed money or property. State treasurers, controllers and revenue departments have been scrutinizing escheatment practices of life insurance companies with regard to unclaimed life insurance and annuity death benefits. As with state insurance regulators, state revenue authorities have been looking at how life insurance companies handle unreported deaths, maturity of life insurance and annuity contracts and contracts that have exceeded limiting age to determine if the companies are appropriately determining when death benefits or other payments under the contracts should be treated as unclaimed property. State treasurers, controllers and revenue departments have conducted audits of life insurance companies, which have resulted in the escheatment of certain amounts, together with interest penalties on such amounts for failure to escheat death benefits or other contract benefits, when beneficiaries could not be found at the expiration of statutory dormancy periods.

Several states have enacted new laws or adopted new regulations mandating the use by insurance companies of the U.S. Social Security Administration’s Social Security Death Index (the “Death Master File”) or other similar databases to identify deceased persons and to implement more rigorous processes to find beneficiaries.

Consumer Protection Laws and Privacy and Data Security Regulation

Federal and state consumer protection laws affect the Company’s operations. As part of the Dodd-Frank Act, Congress established the CFPB to supervise and regulate institutions that provide certain financial products and services to consumers. Although the consumer financial services subject to the CFPB’s jurisdiction generally exclude insurance business of the kind in which the Company engages, the CFPB does have authority to regulate non-insurance consumer services which are offered by issuers of securities in the Company’s investment portfolio.

Federal and state laws and regulations require financial institutions, including insurers, to protect the security and confidentiality of nonpublic personal information, including certain health-related and customer information, and to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health-related and customer information and their practices relating to protecting the security and confidentiality of that information. State laws regulate use and disclosure of Social Security numbers and federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain nonpublic personal information, including Social Security numbers. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited email or fax messages to consumers and customers.

Federal and state lawmakers and regulatory bodies may be expected to consider additional or more detailed regulation regarding these subjects and the privacy and security of nonpublic personal information. Furthermore, the issues surrounding data security and the safeguarding of consumers’ protected information are under increasing regulatory scrutiny by state and federal regulators, particularly in light of the number and severity of recent U.S. companies’ data breaches. The Federal Trade Commission, the Federal Bureau of Investigation, the Federal Communications Commission, the NYSDFS, and the NAIC have undertaken various studies, reports and actions regarding data security for entities under their respective supervision. Some states have enacted new insurance laws that require certain regulated entities to implement and maintain comprehensive information security programs to safeguard the personal information of insureds and enrollees.

On March 1, 2017, the NYSDFS enacted 23 NYCRR 500, a cybersecurity regulation governing financial companies. This rule requires banks, insurance companies, and other financial services institutions regulated by the NYSDFS, including AANY and ALICNY, to establish and maintain a cybersecurity program “designed to protect consumers and ensure the safety and soundness of New York State’s financial services industry.”

In October 2017, the NAIC adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYSDFS cybersecurity regulation discussed above. Under the model law, it is intended that companies that are compliant with the NYSDFS cybersecurity regulation are, in general, in compliance with the model law. As with all NAIC model laws, this model law must be adopted by a state before becoming law in such state. The model law has been adopted in only a small number of states. Iowa has not yet adopted a version of the Insurance Data Security Model Law. The Company anticipates that more states will begin adopting the model law in the near term. The NAIC has also adopted a guidance document that sets forth twelve principles for effective insurance regulation of cybersecurity risks based on similar regulatory guidance adopted by the Securities Industry and Financial Markets Association and the “Roadmap for Cybersecurity Consumer Protections,” which describes the protections to which the NAIC believes consumers should be entitled from their insurance companies, agents and other businesses concerning the collection and maintenance of consumers’ personal information, as well as what consumers should expect when such information has been involved in a data breach. The Company expects cybersecurity risk management, prioritization and reporting to continue to be an area of significant regulatory focus by such regulatory bodies and self-regulatory organizations. The Company cannot predict the effect or the compliance costs if state and federal regulators pursue investigations and increase the regulatory requirements for the security of protected information.

The California Consumer Privacy Act of 2018 (“CCPA”) was signed in June 2018 and was later amended in September 2018. The CCPA became effective on January 1, 2020 and, along with the Attorney General Regulations implementing the CCPA, imposes stringent data privacy and data protection requirements for the data of California residents, including the right to request that a business provide access to or delete any personal information about the consumer under certain circumstances, and the right to opt out of the sale of personal information. The Company has committed significant time and resources to comply with the CCPA’s requirements. In November 2020, Proposition 24, the California Privacy Rights Act (“CPRA”), passed by popular referendum. The CPRA will further expand privacy rights and obligations in California when it goes into effect in 2023, and also establish a new privacy regulator in the state, which may result in additional regulatory scrutiny and risk. Regulations to implement the CPRA will be proposed in the coming months and years. Additional states are considering similar comprehensive privacy legislation that may add additional regulatory complexity and other legal risks. The Company anticipates that additional expenditure of resources will be necessary to respond to the evolving regulatory regimes, and possibly respond to regulatory actions and mitigate reputational harm. The Company expects that data privacy and cybersecurity will continue to be an area of significant regulatory focus, and it is possible that other jurisdictions will consider or enact data privacy regulations.

Further, the Gramm-Leach-Bliley Act of 1999, which implemented fundamental changes in the regulation of the financial services industry in the United States, includes privacy requirements for financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records and limitations on the re-disclosure and re-use of such information.

ERISA

The Company may also be subject to regulation by the U.S. Department of Labor (the “DOL”) when providing a variety of products and services to employee benefit plans governed by ERISA. ERISA is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit sharing plans and welfare plans, including health, life and disability plans. Among other things, ERISA imposes reporting and disclosure obligations, prescribes standards of conduct that apply to plan fiduciaries and prohibits transactions known as “prohibited transactions,” such as conflict-of-interest transactions, self-dealing and certain transactions between a benefit plan and a party in interest. ERISA also provides for a scheme of civil and criminal penalties and enforcement. The Company is also subject to

ERISA’s prohibited transaction rules for transactions with ERISA plans, which may affect its ability to, or the terms upon which it may, enter into transactions with those plans, even in businesses unrelated to those giving rise to party in interest status. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS and the U.S. Pension Benefit Guaranty Corporation. Severe penalties are imposed for breach of duties under ERISA.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. On December 15, 2020, the DOL issued the new rule, which reaffirms that the rule in effect prior to the adoption of the vacated regulations continues to apply in determining whether a person renders investment advice for purposes of ERISA. In addition, the new rule adds a prohibited transaction class exemption for investment advice fiduciaries that is based on the “impartial conduct standards,” which were generally adopted as a temporary policy after the prior regulations defining fiduciary were vacated. The DOL also states that a recommendation to “rollover” assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if the facts and circumstances indicate that the recommendation meets the investment advice test of the new rule. In April 2021 FAQs regarding the new rule and class exemption, the DOL noted that it would continue until December 20, 2021, its policy of not pursuing prohibited transaction claims against investment advice fiduciaries who are making diligent and good faith efforts to comply with the new rule, but that it would begin enforcing its position regarding rollovers after February 16, 2021. The Company is continuing to analyze the extent to which this new fiduciary rule will apply to the Company’s business.

SEC and State Fiduciary Standards

The SEC adopted a new rule under the Exchange Act that establishes a standard of conduct for broker-dealers and associated persons of a broker-dealer when they make a recommendation to a retail customer of any securities transaction or investment strategy involving securities. Regulation Best Interest became effective on June 30, 2020. Though Regulation Best Interest does not directly impact the sale of the Company’s non-registered annuity products, it will impact how some of the Company’s retail distribution partners monitor insurance sales and the sale of the Contracts. Regulation Best Interest enhances the broker-dealer standard of conduct and aligns the standard of conduct with retail customers’ reasonable expectations by requiring broker-dealers, among other things, to: act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker-dealer ahead of the interests of the retail customer; and address conflicts of interest by establishing, maintaining, and enforcing policies and procedures reasonably designed to identify and fully and fairly disclose material facts about conflicts of interest, and in certain identified areas where the SEC has determined that disclosure is insufficient to reasonably address the conflict, to mitigate or, in certain instances, eliminate the conflict. The standard of conduct established by Regulation Best Interest cannot always be satisfied through disclosure alone. It is possible that, as a result of the recent change in presidential administration, the SEC may revisit Regulation Best Interest and could, in the future, require a full fiduciary standard.

In addition, certain states, for example Massachusetts, Nevada, and New Jersey, have proposed measures that would make broker-dealers and sales agents subject to a fiduciary duty when providing products and services to customers. The Massachusetts Securities Division adopted a fiduciary duty rule applicable to broker-dealers when making recommendations concerning securities or investment strategies, effective September 1, 2020; however, consistent with the Massachusetts Uniform Securities Act, this rule does not apply to advice concerning commodities or insurance products, including life insurance and annuities. The SEC did not indicate an intent to preempt state regulation in this area, and some of the state proposals would allow for a private right of action. As a result of these changes, it is possible that it may become more costly for the Company to provide products and services in the states subject to the new rules.

The NAIC has adopted the SAT, which places responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. Many states, including the Domiciliary State, have already enacted laws and/or regulations based on SAT, thus imposing suitability standards with respect to sales of FIAs. On February 13, 2020, the NAIC adopted amendments to the SAT to incorporate a best interest standard with respect to the suitability of annuity sales. The amendments include a requirement for producers to act in the best interest of a retail customer when making a recommendation of an annuity. A producer is considered to have acted in the best interest of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely impact the way the Company markets and sells its annuity products. Iowa has adopted a version of the revised SAT that includes a best interest concept.

On December 15, 2020, the DOL released Prohibited Transaction Exemption 2020-02, a class exemption on fiduciary investment advice to retirement investors, including in the context of rollovers, which became effective on February 16, 2021. In the preamble, the DOL announced that, in determining the fiduciary status of an investment advice provider in the context of advice to roll over Title I Plan assets to the IRA, the Department did not intend to apply the analysis in the Deseret Letter, stating that advice to roll assets out of a Title I Plan, even when combined with a recommendation as to how the distribution should be invested, did not constitute investment advice with respect to the Title I Plan. Rather, whether such advice would be covered by the rule would be determined after a facts and circumstances analysis required by the five-part test. Industry participants are currently evaluating potential impacts.

As discussed in greater detail above, the NAIC has adopted amendments to the SAT to better align the state standards governing the standard of care of annuity producers with the SEC’s Regulation Best Interest and some states (including Iowa) separately are updating their suitability regulations to include the best interest concept. Should the SEC, DOL, NAIC or state-specific rules, once adopted, not align, the distribution of the Company’s products could be further complicated.

Properties
    The Company’s headquarters is located in West Des Moines, Iowa and is owned by a non-insurance company subsidiary of AUSA, the Company’s indirect parent. The Company believes that this space will be sufficient for it to conduct its operations for the foreseeable future.

Legal Proceedings
    The Company and its insurance subsidiaries are subject to litigation arising in the ordinary course of their business, including litigation principally relating to FIA products sold in prior periods. The Company cannot provide any assurance that its insurance coverage or that of its insurance subsidiaries will be adequate to cover all liabilities arising out of such claims. The outcomes of legal proceedings and claims brought against the Company or its insurance subsidiaries are subject to significant uncertainty. There is significant judgment required in assessing both the probability of an adverse outcome and the determination as to whether an exposure can be reasonably estimated. In management’s opinion, the ultimate disposition of any current legal proceedings or claims brought against the Company or its insurance subsidiaries will not have a material effect on the Company’s financial condition, results of operations or cash flows. Litigation is, however, inherently uncertain and an adverse outcome from such litigation could have a material effect on the operating results of a particular reporting period. Certain significant legal proceedings to which the Company or any of its insurance subsidiaries are currently a party are detailed below. In addition, from time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company and its insurance subsidiaries receive requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include financial or market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company and its insurance subsidiaries review such requests and notices and take appropriate action. The Company and its insurance subsidiaries have been subject to certain requests for information and investigations in the past and could be subject to them in the future.

Dispute Regarding COLI Investment

In 2000 and 2001, two insurance companies which were subsequently merged into the Company purchased broad based variable corporate-owned life insurance (“COLI”) policies from American General Life Insurance Company (“American General”) that, as of December 31, 2020, had an asset value of $412 million. In January 2012, the COLI policy administrator delivered to the Company a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (“ZC Trust”) had unilaterally implemented changes set forth in the supplement that if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, the Company filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’

agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has subsequently been triggered and on April 3, 2018, the Company filed suit against the same defendants in Chancery Court in Delaware seeking substantially similar relief. Defendants moved to dismiss and the court heard oral arguments on February 13, 2019. The court issued an opinion on July 31, 2019 that did not address the merits, but found that the Chancery Court did not have jurisdiction over the Company's claims and directed the Company to either amend its complaint or transfer the matter to Delaware Superior Court. The matter has been transferred to the Delaware Superior Court. Defendants renewed their motion to dismiss and the Superior Court heard oral arguments on December, 18, 2019. The Superior Court issued an opinion on May 18, 2020 in which it granted in part and denied in part defendants’ motion. The Superior Court denied defendants’ motion with respect to the issue that negatively impacts the crediting rate for one of the COLI policies, which issue will proceed to discovery. The Superior Court granted defendants’ motion and dismissed without prejudice on ripeness grounds claims related to the exit and surrender protocols set forth in the policies, and dismissed defendant ZC Resource LLC. The Superior Court issued a scheduling order providing for a July 2022 trial and the parties are currently engaged in discovery. If the supplement is ultimately deemed to be effective, the purported changes to the policies could impair the Company's ability to access the value of guarantees associated with the policies. The value of the guarantees included within the asset value reflected above is $194 million as of December 31, 2020.

Regulatory Matters
    Beginning in 2015, the Company and certain of its insurance subsidiaries have experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with Athene’s acquisition of Aviva USA and reinsured to affiliates of Global Atlantic. The life insurance policies included in this block have been and are currently being administered by AllianceOne Inc. (“AllianceOne”), a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third-party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues, but to a lesser degree.

    As a result of the difficulties experienced with respect to the administration of such policies, Athene has received notifications from several state regulators, including but not limited to, the New York State Department of Financial Services (the “NYSDFS”), the California Department of Insurance (the “CDI”) and the Texas Department of Insurance (the "TDI"), indicating, in each case, that the respective regulator planned to undertake a market conduct examination or enforcement proceeding of the Company or one of its subsidiaries, as applicable, relating to the treatment of policyholders subject to Athene reinsurance agreements with affiliates of Global Atlantic and the conversion of the life and annuity policies, including the administration of such blocks by AllianceOne. Athene, the Company or one or more of its subsidiaries have entered into consent orders with several state regulators, including the NYSDFS, the CDI and the TDI, to resolve underlying matters in the respective states. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders are subject to indemnification by Global Atlantic or affiliates of Global Atlantic.

    Pursuant to the terms of the reinsurance agreements between Athene and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

In addition to the foregoing, Athene has received inquiries, and expects to continue to receive inquiries, from other regulatory authorities regarding the conversion matter. In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. While the Company does not expect the amount of any such fines, penalties or payments arising from these matters to be material to its financial condition, results of operations or cash flows, it is possible that such amounts could be material.

Directors and Executive Officers
    Below is a list of the names and ages, as of May 31, 2021, of the directors and executive officers of the Company and a description of the business experience of each of the respective individuals.

Name	Age	Position
Grant Kvalheim	64	Chief Executive Officer, President and Director of the Company; Executive Vice President of Athene
William J. Wheeler	59	President of Athene
Martin P. Klein	61	Executive Vice President, Chief Financial Officer of Athene and Director of the Company
John L. Golden	42	Executive Vice President, Legal of the Company; Executive Vice President and General Counsel of Athene
Douglas Niemann	51	Executive Vice President and Chief Risk Officer of the Company and Athene
Travis Tweed	47	Vice President, Controller and Treasurer of the Company
Christopher R. Welp	61	Executive Vice President, Insurance Operations and Director of the Company
Mitra Hormozi	52	Director
Lawrence Ruisi	73	Director
Francis P. Sabatini	74	Director
Hope Schefler Taitz	57	Director

The Company does not employ any of its executive officers, all of whom are employed by an affiliated service company and whose services are provided to the Company pursuant to a shared services agreement. Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.

Executive Officers
     Grant Kvalheim has served as Chief Executive Officer of the Company since December 2018, President of the Company since December 2016, a director of the Company since October 2013 and Chief Executive Officer of Athene USA since June 2015. Mr. Kvalheim served as President of Athene from January 2011 until September 2015 and served as its Chief Financial Officer from April 2011 to April 2013. Prior to joining the Company and Athene, Mr. Kvalheim was a senior executive at Barclays Capital Inc. (“Barclays”) from early 2001 to the end of 2007, becoming Co-President in September 2005. During his time at Barclays, he converted a European cash investment grade business into a leading global cash and derivatives business across both securitized and non-securitized credit products, and significantly expanded Barclays’ investment banking platform. Prior to joining Barclays, Mr. Kvalheim held senior executive positions in the investment banks of Deutsche Bank and Merrill Lynch. Mr. Kvalheim has a Bachelor of Arts degree in economics from Claremont McKenna College and a Master of Business Administration in finance from the University of Chicago. He currently serves on the boards of LIMRA, Mottahedeh & Co., Sol Health, United Way of Central Iowa, and the Greater Des Moines Partnership.

     William J. Wheeler has served as the President of Athene since September 2015. Together with Athene's Chief Executive Officer, Mr. Wheeler is responsible for Athene's overall strategic direction. In particular,

Mr. Wheeler oversees all of Athene's distribution channels, which includes its retail and institutional channels, as well as its corporate development and risk activities. Prior to joining Athene, Mr. Wheeler was President of the Americas group for MetLife Inc. (“ MetLife ”) where he oversaw the insurance and retirement business in the United States and Latin America. Previously, Mr. Wheeler had been Executive Vice President and Chief Financial Officer at MetLife. Prior to joining MetLife, Mr. Wheeler was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Wheeler has an AB from Wabash College, where he is now a member of the board of trustees, and an MBA from Harvard Business School. He currently serves on the boards of Evercore Inc., Athora Holding Ltd. and VA Capital Company LLC.

Martin P. Klein has served as a director of the Company since December 2015. Mr. Klein is also the Executive Vice President and Chief Financial Officer of Athene. Prior to joining the Company and Athene, Mr. Klein was employed by Genworth Financial, Inc. (“Genworth”) from May 2011 through October 2015, where he most recently served as Executive Vice President and Chief Financial Officer, and also served as Genworth’s Acting President & Chief Executive Officer during most of 2012. Prior to joining Genworth in 2011, Mr. Klein served as a Managing Director and Senior Relationship Manager at Barclays, after its acquisition of the U.S. operations of Lehman Brothers Holdings, Inc. (“Lehman Brothers”). Mr. Klein joined Lehman Brothers in 1998, where he served as a Managing Director and the head of the Insurance &e Pension Solutions Group. Prior to Lehman Brothers, Mr. Klein had been with Zurich Insurance Group from 1994 to 1998 as Managing Director of Zurich Investment Management. Prior to Zurich, Mr. Klein served in finance and actuarial roles in other insurance organizations early in his career. Mr. Klein currently serves on the board of Caritas, a non-profit organization in Richmond, Virginia. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his Bachelor of Arts in mathematics and business administration from Hope College and a Master of Science in statistics and actuarial sciences from the University of Iowa.

     John L. Golden has served as Executive Vice President, Legal of the Company since December 2014. In addition, as the General Counsel of Athene, he is responsible for overseeing the legal, compliance and government relations departments, ensuring compliance with laws and regulations and developing effective legal strategies to protect Athene's interests. Prior to joining Athene, Mr. Golden was an attorney at Sidley Austin LLP. At Sidley, he represented a variety of financial institutions in connection with all aspects of their businesses such as corporate transactions, securities offerings, regulatory and compliance, enforcement matters and employment matters. Prior to Sidley, he worked for Fisher Investments and IBM Corporation. He received his Juris Doctor from the University of California, Los Angeles and a Bachelor of Science in Operations Management/Information Systems from Santa Clara University. Mr. Golden is admitted to the State Bar of California.
Douglas Niemann has served as Executive Vice President and Chief Risk Officer of both the Company and Athene since May 2020. Mr. Niemann is responsible for overseeing Athene's enterprise risk management functions, as well as providing key support in connection with strategic operating decisions across Athene. Mr. Niemann brings over 25 years of experience and expertise in risk management related to insurance. Prior to joining Athene, Mr. Niemann was the Senior Managing Director of Investment Management and Chief Investment Risk Officer for Guardian Life Insurance Company. Before joining Guardian Life Insurance Company, he was the Managing Director and Chief Investment Strategist of Global Insurance Solutions at JP Morgan Asset Management and served as the Managing Director and Head of Asset Liability Management at AIG Asset Management. He also held the positions of Head of Investment and Financial Risk and Head of Group Risk Modeling at Zurich Financial Services. Mr. Niemann has an MBA in Risk Management and Insurance as well as Finance, Investments and Banking from the University of Wisconsin Madison School of Business and a Bachelor of Arts in Economics from Northwestern University in Evanston, Illinois.

Travis Tweed has served as Controller and Treasurer of the Company since April 2019. Mr. Tweed joined the Company in August 2015 as a Director, Accounting Policy and served in that role until being promoted to Vice President of Accounting Policy in August 2016. Prior to joining the Company, among other roles, Mr. Tweed served as a Manager, External Financial Reporting at Berkshire Hathaway Energy Company and as a Senior Audit Manager at KPMG LLP. Mr. Tweed is a licensed Certified Public Accountant in Iowa. Mr. Tweed has a Bachelor of Arts degree in Accounting from the University of Northern Iowa.

Directors
     Mitra Hormozi has served as a director of the Company since December 2018. Ms. Hormozi has also served as director of Athene since December 2018, is the chair of its legal and regulatory committee, and is also a director of a number of Athene’s US subsidiaries. Ms. Hormozi was Executive Vice President and General Counsel of Revlon, Inc. from April 2015 to July 2019, where she was responsible for overseeing Revlon’s legal affairs worldwide. Ms. Hormozi has extensive experience in both the public and private sectors of the legal field. Prior to joining Revlon in April 2015, she was a litigation partner at two major law firms from 2011 to 2015 and served as Deputy Chief of Staff to then New York State Attorney General Andrew Cuomo. She also served as an Assistant United States Attorney prosecuting high profile complex racketeering cases in the Eastern District of New York. She has also previously served on the board of directors of Revlon. Ms. Hormozi received a Bachelor of Arts in history from the University of Michigan and a Juris Doctor from the New York University School of Law.

     Lawrence J. Ruisi has served as a director of the Company since December 2017. Mr. Ruisi has also served as a director of Athene since 2013 and is the chair of Athene’s audit committee and is a member of Athene’s risk committee. Mr. Ruisi is also a director of a number of Athene's other US subsidiaries. As an operating executive, Mr. Ruisi has held various senior level positions in the entertainment business, including President and Chief Executive Officer of Loews Cineplex Entertainment Corporation and as Executive Vice President and Chief Financial Officer of Columbia Pictures Entertainment. As a non-executive, Mr. Ruisi has served on numerous boards including Hughes Communications Inc., UST Inc., InnKeepers USA Trust, Wyndham International, Inc. and Adaptec, Inc. During his tenure on those boards, Mr. Ruisi has been Chairman of various audit committees, named designated financial expert and served on both compensation and nominating and corporate governance committees. Mr. Ruisi was Chairman of the Independent Committee of the board of InnKeepers, which oversaw its restructuring, and was Chairman of Special Committees at both Wyndham and Adaptec. Mr. Ruisi began his career at Price Waterhouse & Co., where he was a Senior Manager. He is a Certified Public Accountant and received a Bachelor of Science degree in accounting and a Master of Business Administration in finance from St. John’s University. Mr. Ruisi is currently an adjunct professor of accounting at St. John’s University.

    Francis P. Sabatini has served as a director of the Company since October 2013. Mr. Sabatini has 42 years of industry and advisory experience in insurance and actuarial services. He specializes in fixed, variable and indexed annuity product development, pricing and management. Mr. Sabatini’s previous employers include Ernst & Young, Connecticut Mutual Life, and Equitable Life Assurance. He has served on numerous boards and councils including CERA Global Association and Society of Actuaries. Mr. Sabatini has been a frequent speaker at industry meetings, and is a published author of trade articles. He graduated Summa Cum Laude from the Pratt Institute with a B.S. in Mathematics.

     Hope Schefler Taitz has served as a director of the Company since October 2013. Ms. Taitz has also served as a director of Athene and its subsidiary, ALRe, since 2011, and is a member of Athene’s risk and conflicts committees. Ms. Taitz is also a director of a number of Athene’s other US subsidiaries. Ms. Taitz is currently the CEO of ELY Capital and the chairperson and CEO of Aequi Acquisition Corp. Now acting as an investor and advisor with expertise in media, technology and the consumer, she helps innovative enterprises grow through financial leadership and connections to established corporations. Ms. Taitz also currently serves on the boards of MidCap Finco Holdings Limited and Summit Hotel Properties, Inc. From 1995 to 2003, Ms. Taitz was Managing Partner of Catalyst Partners, L.P., a money management firm. From 1990 to 1992, Ms. Taitz was a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce) specializing in financial restructuring before becoming a Managing Director at Crystal Asset Management, from 1992 to 1995. From 1986 to 1990, Ms. Taitz was at Drexel Burnham Lambert, first as a mergers and acquisitions analyst and then as an associate in the leveraged buyout group. She is a founding executive member of YRF Darca, an emeritus board member of Pencils of Promise, and a member of the undergraduate executive board of The Wharton School at the University of Pennsylvania. Ms. Taitz is a former board member of Girls Who Code and is now a board member of the New York City Foundation for Computer Science. Ms. Taitz graduated with honors from the University of Pennsylvania with a Bachelor of Arts degree in economics.

Christopher R. Welp has served as Executive Vice President, Insurance Operations of the Company since December 2014 and a director of the Company since December 2016. Mr. Welp is also the Executive Vice President, Insurance Operations and a director of AUSA. Prior to joining the Company and its affiliates, Mr. Welp served as the Executive Vice President, Insurance Operations of Aviva USA. Prior to Aviva USA, Mr. Welp held progressive roles in tax, finance and operations at ING (now known as Voya Financial), culminating with him being named chief operating officer of ING’s retail annuity business. Prior to that, Mr. Welp spent seven years with Ernst & Young. Mr. Welp is a certified public accountant in Iowa. He has a Bachelor of Business Administration from the University of Iowa.

Executive Compensation
    As of December 31, 2020, the Company did not employ any executive officers, but rather was provided such personnel by Athene’s indirect wholly-owned subsidiary AES pursuant to the Shared Services and Cost Sharing Agreement, dated January 1, 2020, among the Company and various other subsidiaries of Athene (the “Shared Services Agreement”). See “Transactions with Related Persons, Promoters and Certain Control Persons” for more information about the Shared Services Agreement. As a result, for the year ended December 31, 2020, the Company did not determine or directly pay any compensation to its executive officers or additional personnel provided to the Company by Athene through the Shared Services Agreement for the Company’s operations. Athene, acting directly or through a subsidiary other than the Company, determined and paid the salaries, bonuses and other compensation earned by the Company’s executive officers and by additional personnel provided to the Company by Athene. Athene also determined whether and to what extent the Company’s executive officers and additional personnel were provided with benefits pursuant to employee benefit plans. The Company did not have employment agreements with its executive officers and did not provide pension or retirement benefits, perquisites or other personal benefits to its executive officers.
Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.
Compensation Discussion and Analysis (“CD&A”)
As stated above, the Company's executive officers, including its named executive officers ("NEOs"), are compensated by Athene, acting directly or through a subsidiary other than the Company. Because the NEOs also have responsibilities with Athene and/or other Athene subsidiaries, each NEO allocates a percentage of his total time spent devoted to the Company. For the avoidance of doubt, the amounts in this CD&A reflect the total compensation paid by Athene and do not take into account any percentage of time allocated to the Company. The NEOs for 2020 are as follows:

Executive	Title
Grant Kvalheim	Chief Executive Officer and President of the Company; Executive Vice President of Athene
William J. Wheeler	President of Athene
Martin P. Klein	Executive Vice President and Chief Financial Officer of Athene
John L. Golden	Executive Vice President, Legal of the Company; Executive Vice President and General Counsel of Athene
Travis Tweed	Vice President, Controller and Treasurer of the Company
Despite the challenging environment caused by the COVID-19 pandemic, in general, Athene's business performed strongly in 2020. Except for certain supplemental cash bonus awards as described more fully in “Equity and Long-Term Incentive Awards – Cash Bonus Awards” below, the compensation committee of Athene did not make any adjustments to the Athene's executive compensation program as a result of the impact of the COVID-19 pandemic.

Compensation Framework
Goals, Principles and Process
The Company's compensation framework and types of compensation awarded to the NEOs are determined by Athene's compensation committee (the "Compensation Committee"). The Compensation Committee believes that Athene's executive compensation program should reward actions and behaviors that support policyholder protection, drive long-term and profitable revenue growth, and create sustainable shareholder value. The Compensation Committee has sought to foster these objectives through a compensation program that focuses on increasing Athene's executives’ personal interest in Athene's growth and success through performance-based annual incentive awards and ownership of Class A common shares of Athene. Athene believes that these awards create a balanced focus on its short-term and long-term strategic and financial goals. Athene's executive compensation program is designed to:

• attract, retain and motivate high-performing talent;
• reward outstanding performance;
• align executive compensation elements with both short-term and long-term company performance; and
• align the interests of executives with those of Athene's stakeholders.
The Compensation Committee has the responsibility for overseeing and approving the compensation of all of Athene's executive officers. The Compensation Committee also receives input from the Compensation Committee’s independent compensation consultant and recommendations from Athene's Chief Executive Officer, James R. Belardi, regarding the compensation arrangements for Athene executive officers other than himself. None of the NEOs participated in the determination of their own compensation.

In late 2019, the Compensation Committee conducted a review of Athene's executive compensation program, with the assistance of the Compensation Committee’s independent compensation consultant, Willis Towers Watson. Willis Towers Watson provided input on Athene's overall incentive design and a benchmarking analysis with respect to its executive officer compensation program. When setting 2020 executive officer compensation, the Compensation Committee considered survey data from the 2019 Willis Towers Watson CDB Financial Services Executive Compensation Database, as well as compensation data from a group of peer companies (the “ Peer Group ”) to evaluate compensation arrangements against those of Athene. Informed by Willis Towers Watson’s analysis in 2019, the Compensation Committee approved certain changes to the Peer Group to better align the core business lines of the constituent companies with the core business lines of Athene. As a result, Sun Life Financial Inc. was removed, and Ameriprise Financial, Inc. was added to the Peer Group which was used to evaluate 2020 compensation decisions. The companies in the Peer Group were selected based on one or more of the following characteristics: similar in size to Athene; the companies are industry competitors; or the companies are considered a source of talent. Even though some of the Peer Group companies have larger revenues and market capitalization than Athene, the Compensation Committee determined that each company was an appropriate peer based on such company being an industry competitor or a source of talent, as well as Athene’s recent and potential future growth. The Peer Group used to evaluate 2020 compensation decisions consisted of the following ten publicly-traded financial services companies:

Ameriprise Financial, Inc.	Principal Financial Group, Inc.
Brighthouse Financial	Prudential Financial, Inc.
Equitable Holdings, Inc.	Reinsurance Group of America
Globe Life Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.
While the Compensation Committee considers compensation between the 50th and 75th percentile of the Peer Group when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Athene's performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside Athene, compensation history, role and responsibilities within Athene, tenure with Athene and associated institutional knowledge, long-term potential with Athene, contributions derived from creative and innovative thinking and leadership, industry expertise, past and future performance objectives and the value of the position within Athene.
2020 Compensation Elements
Base Salary
Base salaries for the NEOs are determined annually, based on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills, length of service, and individual performance and contributions.
Annual Incentive Awards
As further discussed below in “ —2020 Compensation Decisions,” Athene grants annual cash incentive awards to the NEOs based on the achievement of financial, operational and personal objectives. In general, these objectives are communicated to the NEOs at the beginning of the year, and the amounts of the awards are determined after the completion of the performance period. The annual incentive award payout for each NEO is subject to a personal performance modifier that allows for an adjustment in payout based on a holistic assessment of each NEO’s individual performance.
In addition, the portion of the annual incentive award payout that is based on corporate financial and operational goals can be overridden to 0% for the NEOs who are executive officers of Athene at the discretion of Athene's risk and compensation committees in the event of a material breach of a risk threshold, but only to the extent such breach is not approved by Athene's board of directors or risk committee in advance, or waived by Athene's board of directors or risk committee in retrospect.
Long-Term Incentive Awards
In general, Athene's long-term incentive compensation program is designed to recognize the scope of an individual’s responsibilities, reward demonstrated performance and leadership, further align the interests of award recipients with those of Athene's shareholders and retain award recipients through the vesting period. Important factors in determining the amount of grants awarded to each NEO include the size of past grant amounts, individual performance and expected future contributions to Athene.
The 2020 long-term incentive awards to officers at a senior vice president level or above were comprised of 50% performance-based restricted share units (“ RSUs ”), 25% time-based RSUs and 25% time-based stock options, determined based on target grant date value. The 2020 long-term incentive awards to officers at the vice president level were comprised of 50% performance RSUs and 50% time-based RSUs, determined based on target grant date value. The form and annual amount of the long-term incentive awards for Athene executive officers are determined by the Compensation Committee with input from Willis Towers Watson. Athene uses grants of stock options to focus its executives on delivering long-term value to shareholders because options have intrinsic value only to the extent that the price of Athene's stock on the date of exercise exceeds the stock price on the grant date. Athene also uses stock options to retain executives, since the stock options vest ratably over a three-year period, provided the recipient remains employed through the applicable vesting date. Athene believes that time-based RSUs further align the interests of its executives with those of its shareholders and also serve to retain executives, as these RSUs also vest ratably over a three-year period, provided the recipient remains employed through the applicable vesting date.
Athene uses performance-based RSUs to motivate its executives to achieve pre-established performance goals designed to be aligned with shareholder value creation and to retain our executives, as recipients must generally remain employed with Athene through the three-year performance period. The performance-based RSUs included in the 2020 long-term incentive award program vest and are payable following the three-year performance period (2020-2022) only if Athene achieves specified goals based on three equally weighted performance metrics: average annual adjusted return on equity, cumulative adjusted operating income, and adjusted book value per share for the three-year performance period. The target levels of these goals were designed to be challenging but reasonably achievable with strong management performance.
Athene Plan Points
On February 18, 2020, Messrs. Kvalheim, Wheeler, Klein and Golden as well as certain other members of Athene's senior management were granted limited partner interests in a newly authorized subsidiary of Athene (Athene Plan LP) in the form of “Athene Plan Points.” Each Athene Plan Point generally represents the right to participate in 1/1500th of the carried interest received by Apollo ADIP Advisors, L.P. (ADIP GP) from the Apollo/Athene Dedicated Investment Program (ADIP). Athene Plan Points represent incentive compensation in connection with, and based on the performance of, ADIP. Athene believes these grants further align award recipients with its strategic objective to deploy excess capital at attractive risk-adjusted returns across its various liability channels and, in particular, Athene believes that the efforts of its personnel who will be receiving these allocations are critical to achieving a successful, risk-adjusted return at ADIP and ACRA. In addition, these grants provide a key retention tool for personnel who are deemed key to the success of ADIP and ACRA, and therefore key to Athene's success more broadly.
ALRe is the general partner of Athene Plan LP. Athene Plan LP is a limited partner in the ADIP GP and entitled to one-third of the carried interest allocated to the ADIP GP from ADIP. The value of the carried interest is calculated in a manner customarily used in the investment fund industry and is based on a percentage of the total returns on ADIP’s capital after ADIP investors receive a preferred return. Distributions (other than tax distributions) will not be made with respect to Athene Plan Points until ADIP has returned contributed capital to its limited partners and made distributions in excess of a specified performance return. Any distributions made with respect to Athene Plan Points are expected to be paid in cash.
Messrs. Kvalheim, Wheeler, Klein and Golden were granted 32.5, 59.5, 32.5 and 32.5 Athene Plan Points, respectively, and they may receive additional Athene Plan Points upon the forfeiture of Athene Plan Points by other participants. A participant’s Athene Plan Points are treated as fully vested for purposes of receiving distributions while the participant remains employed by Athene or its affiliates. Upon a termination of employment (other than for cause), a participant will be eligible to retain up to a maximum of 75% of his or her Athene Plan Points, with the actual number of Athene Plan Points retained to be determined based on a five-year monthly vesting schedule beginning on October 1, 2019, the date the ACRA joint venture began.
A participant will forfeit all of his or her Athene Plan Points upon a termination for cause or upon a breach of applicable confidentiality, non-competition, non-solicitation, non-disparagement or other post-separation covenants.
Amounts will be reflected in the Summary Compensation Table in the year in which distributions are made to the holders of Athene Plan Points.
Other Compensation Practices
Use of Corporate Aircraft
Athene utilizes corporate aircraft for efficiency and business planning purposes. Personal use of corporate aircraft is subject to a formal policy approved by the Compensation Committee that sets forth the criteria and procedures applicable to its use. There was no personal use of corporate aircraft by any NEO during 2020.
Review of Compensation Policies and Practices Related to Risk Management

Effective risk management is central to Athene's success, and compensation is carefully designed to be consistent with Athene's risk management framework and controls. If Athene's performance is obtained in a manner inconsistent with this framework or these controls, then the Compensation Committee has the discretion, with input from Athene's risk committee, if necessary, to decrease or not award any bonuses to the NEOs who are executive officers of Athene. In addition, the performance objectives for the Chief Risk Officer of Athene and the other employees in Athene's risk management function are based in part on the effectiveness of Athene's risk management policies and procedures. Athene has determined that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on Athene. This compensation risk assessment was conducted with the assistance of the Chief Risk Officer of Athene and other employees in Athene's risk management function.
2020 Compensation Decisions
Base Salary
Mr. Wheeler's base salary increased from $1,250,000 in 2019 to $1,275,000 in 2020 and Mr. Tweed's base salary increased from $185,740 in 2019 to $193,000 in 2020. The other NEOs’ base salaries in 2020 remain unchanged from 2019 levels.
Annual Incentive Awards
The NEO annual incentive awards in 2020 were based on a combination of five overall corporate financial and operational goals of Athene, which comprised 50% of the award for Mr. Tweed and 75% of the award for the other NEOs, and individualized performance goals, which comprised 50% of the award for Mr. Tweed and 25% of the award for the other NEOs. Mr. Kvalheim's target incentive award opportunity in 2020 increased from 2019 as a result of a market adjustment as well as Mr. Kvalheim's strong individual performance and substantial contribution to Athene's overall performance in fiscal year 2019. Each NEO was eligible for a total annual incentive award payout ranging from 0% to 200% of such NEO’s target award opportunity, with a payout range of 0% to 168% for the corporate performance component of the incentive award.

The corporate performance measurements, their respective weightings, 2020 performance and achievement with respect to these measurements, and payout level are set forth below. Athene believes the targets were designed to be reasonably achievable with strong management performance and the coordinated, cross-functional focus and effort of the NEOs, and did not reflect unrealistic targets that may encourage excessive risk-taking. The targets for the corporate financial and operational measures were determined in relation to Athene's internal business plan for the year and were set prior to the full onset of the COVID-19 global pandemic. Despite the challenging environment caused by the pandemic, Athene did not make any adjustments to any of the corporate performance measurements or targets.

Objectives	Weight	Measurement	Target	2020 Performance	Payout Level
Overall profitability	35%	Adjusted operating income(1)	$1.440B	$1.283B	64%
Expense management	15%	Expense targets(2)	—	Exceeded	129%
Organic growth	10%	Organic deposits(3)	$14.0 – 17.0B	$26.852B	150%
New business profitability	15%	Underwritten IRR(4)	—	Exceeded	150%
Capital	25%	Excess equity capital generation(5)	—	Exceeded	150%

(1) Adjusted operating income is based on net income adjusted for certain investment gains/losses, change in fair values of derivatives and embedded derivatives, certain non-operating expenses, stock compensation expense, bargain purchase gain, and income tax benefit/loss, as described more fully in the Athene’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. For purposes of determining the NEO annual incentive awards in 2020, adjusted operating income is adjusted for the impact of certain material transactions undertaken during 2020 that were not included in Athene’s 2020 financial plan, as contemplated by the annual incentive program terms.
(2) Represents consolidated operating expenses included in operating income, including the impact of ACRA’s non-controlling interest, adjusted for M&A, long-term incentive program, bonus accrual variances in relation to target, and the impact of any material transactions undertaken.
(3) Organic deposits include retail independent marketing organization (“IMO”), retail financial institution, funding agreements, pension risk transfer and flow reinsurance.
(4) Underwritten IRR on retail IMO, retail financial institution, funding agreements, pension risk transfer and flow reinsurance.
(5) Increase in excess equity capital, with adjustments including, but not limited to, variance to Athene’s 2020 financial plan for share buybacks, preferred stock issuances, debt issuances, inorganic transactions, and certain other uses.
Based on Athene's 2020 performance with respect to these five objectives, the payout level was 117% of the corporate target opportunity. Total amounts of awards were also based on the assessment of individual performance factors. These personal objectives were designed to generally align with Athene’s strategic and operating initiatives (both short-term and long-term) and included goals relating to execution on key strategic initiatives, leadership and team-related objectives and other objectives tied to the executives’ areas of responsibilities. In addition, the annual incentive award payout for each NEO is subject to a personal performance modifier that allows for an adjustment in payout based on a holistic assessment of each NEO’s individual performance. The payout amounts are reported under “Non-Equity Incentive Plan Compensation” in the 2020 Summary Compensation Table.
Equity and Long-Term Incentive Awards
The value of 2020 annual long-term incentive awards for the NEOs is determined based on competitive market data, input from the Committee’s Compensation consultant, Willis Towers Watson, and Athene's overall philosophy of aligning pay with performance. The target values of the 2020 long-term incentive awards granted to the NEOs may differ from the value reported in the compensation tables that follow because the value of equity awards reported in the compensation tables that follow are based on the grant date fair value determined in accordance with applicable accounting rules and, in the case of performance-based RSUs, the probability of achieving the underlying performance goal at the time of grant.

2018 Long-Term Incentive Program Results and Payouts
Under the terms of the performance awards granted as part of the 2018 long-term incentive program, 2020 represented the final year of the three-year performance period for the 2018 performance awards. The 2018 performance awards were granted in the form of performance-based restricted share awards (RSAs) for Messrs. Kvalheim, Wheeler and Klein and in the form of performance-based RSUs for Messrs. Golden and Tweed. The 2018 performance awards vested based on the attainment of performance goals relating to average annual adjusted operating return on equity (ROE) and cumulative adjusted operating income during the 2018-2020 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in 2018 based on Athene's strategic plans at the time with target levels designed to be challenging but reasonably achievable with strong management performance. Based on performance, participants were eligible to receive a payout ranging from 0% – 150% of target, with a threshold payout opportunity equal to 50% of target.

The threshold, target and maximum payout opportunities and the performance metrics under the 2018 performance awards were as follows:

	2018-2020 Performance Goals
	Annual Adjusted Operating ROE (3 year average)		Adjusted Operating Income (3 year cumulative)
	Performance	Payout	Performance	Payout
Threshold	12.5%	50%	$3,300M	50%
Target	15.0%	100%	$4,300M	100%
Maximum	17.5%	150%	$5,300M	150%
For the 2018-2020 performance period, Athene achieved average annual adjusted operating ROE of 13.04% and cumulative adjusted operating income of $3,670 million, resulting in the vesting level for the 2018 performance awards at approximately 65% of target. The table below sets forth the target number of shares subject to the 2018 performance awards and the number of shares earned based on actual performance during the 2018 – 2020 performance period.

Named Executive Officer	2018 Target Shares (#)	Shares Earned under 2018 Performance Awards (#)
Grant Kvalheim	8,846	5,724
William J. Wheeler	15,610	10,100
Martin P. Klein	10,406	6,733
John L. Golden	4,163	2,694
Travis Tweed	365	237
Class M Common Shares and the Class M Exchange
In association with and following each of the four rounds of equity capital raise transactions prior to Athene's initial public offering, Athene granted restricted Class M common shares to its officers and certain other employees to align their incentives with shareholders. Class M common shares were non-voting incentive compensation shares, convertible into Class A common shares upon vesting and the payment of the conversion price. There were four outstanding classes of Class M common shares, Class M-1, Class M-2, Class M-3 and Class M-4. Each grant of restricted Class M common shares was comprised of two tranches, one involving time-based vesting criteria and the other involving performance-based vesting criteria.
On February 28, 2020, Athene closed a strategic transaction with AGM, which resulted in, among other things, the elimination of the Athene’s multi-class share structure and the conversion of all of Athene’s outstanding Class M common shares into a combination of Class A common shares and warrants to acquire Class A common shares (the “ Class M Exchange ”). As part of the Class M Exchange, all vesting conditions with respect to the outstanding unvested Class M common shares were accelerated immediately prior to the Class M Exchange. In connection with the Class M Exchange and pursuant to the adjustment provisions set forth in the underlying share incentive plans, each holder of Class M common shares received a combination of newly issued warrants and Class A common shares with a total value that is equivalent to the Class M common shares exchanged by that holder. At the time, the warrants and shares represented 95% and 5% of the total value, respectively, of the Class M common shares exchanged by such holder and both were fully vested upon issuance. The warrants are exercisable for Class A common shares and have terms and conditions similar to vested Class M common shares, including the same conversion prices as the Class M common shares that were exchanged.
As a result of the acceleration of vesting of the Class M share awards, the compensation reported in the 2020 Summary Compensation table for Messrs. Kvalheim, Wheeler and Klein includes the incremental fair value (calculated in accordance with FASB ASC Topic 718) associated with modification of their unvested Class M share awards. Please see the “2020 Summary Compensation Table” and “2020 Grants of Plan-Based Awards Table” for

further information regarding the modification of the Class M common shares and the incremental fair value reported with respect to such modification.
Cash Bonus Awards
In 2020, the Compensation Committee re-evaluated Athene's executive compensation program and, in particular, Athene's long-term incentive program to assess whether it continued to support Athene's compensation objectives of attracting, retaining and motivating high-performing talent and rewarding outstanding performance. The Compensation Committee determined that the incentive and retentive elements for participants in Athene's long-term incentive program were diminished given Athene's approach of setting target performance goals under its current long-term incentive program at levels that required stretch performance as well as the extraordinary and unanticipated impact of the COVID-19 pandemic on its operating results.
In evaluating Athene's compensation program and its alignment with its compensation objectives, the Compensation Committee noted that Athene had outperformed its peer group companies on key business metrics relating to net invested assets, adjusted operating income and adjusted book value per share, measured on a compound annual growth rate basis from 2015 through the third quarter of 2020. Based on this performance and factoring in the diminished retentive and incentive elements associated with Athene's current long-term incentive program, the Compensation Committee determined that it was appropriate to reward all employees who were awarded 2018 performance awards, including each of the NEOs, a supplemental cash bonus award with half of the award paid in March 2021 and the remaining half paid in January 2022, subject to the NEO’s continued employment with Athene in good standing through the vesting date. In determining the amounts for each eligible participant, the Compensation Committee considered Athene's desired pay positioning of compensating its executive officers between the 50th and 75th percentile of the Peer Group as well as the compensation received by the recipients through Athene's other compensation vehicles, including consideration of what the payout would have been under the 2018 performance awards if the awards had vested at target payout level. Because the service-based vesting condition for these amounts was not achieved by December 31, 2020, these amounts are excluded from the “2020 Summary Compensation Table.”

2020 Summary Compensation Table
The following table provides information concerning compensation earned by the NEOs for 2020 and, to the extent required by applicable SEC compensation disclosure rules, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Grant Kvalheim Chief Executive Officer and President	2020	$750,000	$—	$1,312,593	$1,235,373	$1,650,000	$109,624	$5,057,589
	2019	$750,000	$—	$1,223,289	$437,509	$1,550,000	$115,173	$4,075,971
	2018	$750,000	$—	$604,307	$212,505	$1,460,000	$147,627	$3,174,439
William J. Wheeler President of Athene	2020	$1,275,000	$—	$1,500,049	$7,450,002	$1,752,188	$19,296	$11,996,535
	2019	$1,250,000	$—	$1,398,053	$500,006	$1,752,188	$18,642	$4,918,889
	2018	$1,250,000	$—	$1,066,406	$375,003	$1,700,000	$50,062	$4,441,471
Martin P. Klein Chief Financial Officer of Athene	2020	$650,000	$—	$1,275,062	$1,126,138	$1,359,475	$96,799	$4,507,474
	2019	$650,000	$—	$1,188,352	$425,006	$1,359,475	$120,205	$3,743,038
	2018	$625,000	$—	$710,912	$250,008	$1,116,300	$118,168	$2,820,388
John L. Golden Executive Vice President, Legal	2020	$475,000	$—	$675,062	$225,002	$690,000	$17,100	$2,082,164

Travis Tweed Vice President, Controller and Treasurer	2020	$193,000	$—	$50,008	$—	$82,500	$17,100	$342,608
	2019	$185,740	$9,017	$50,079	$—	$82,500	$14,565	$341,902

(1) This column includes the grant date fair value of the performance-based RSUs and time-based RSUs granted to the NEOs in 2020, calculated in accordance with FASB ASC Topic 718. For the time-based RSUs and RSAs, grant date fair value is calculated by multiplying the number of RSUs or RSAs by the closing share price on the date of grant. For the performance-based RSUs, we have reported the grant date fair value assuming the probable outcome of satisfying the performance conditions. Assuming the probable outcome of performance conditions will be achieved, the grant date fair value of the 2020 performance-based RSUs would be as follows: $875,045; $1,000,016; $850,041; $450,025; and $25,004 for Messrs. Kvalheim, Wheeler, Klein, Golden and Tweed, respectively. Assuming the highest level of performance conditions will be achieved, the grant date fair value of the 2020 performance-based RSUs would be as follows: $1,312,568; $1,500,024; $1,275,062; $675,037; and $37,506 for Messrs. Kvalheim, Wheeler, Klein, Golden and Tweed, respectively.
(2) This column represents the aggregate grant date fair value of stock options granted in 2020, calculated in accordance with FASB ASC Topic 718. With respect to the stock options, Athene measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The following represents the assumptions used in the Black-Scholes option pricing model for 2020: risk-free interest rate of 1.3%, dividend yield of 0.0%, volatility of 25% and expected life of 3.9 years. For Messrs. Kvalheim, Wheeler and Klein, their 2020 amounts also include the incremental fair value (calculated in accordance with FASB ASC Topic 718) associated with modification of their unvested Class M share awards. As noted in the section “Class M Common Shares and the Class M Exchange” above, all outstanding unvested Class M shares were accelerated on February 28, 2020 in connection with a strategic transaction with AGM. The compensation associated with such modification does not represent newly granted awards.
(3) The amounts in this column represent annual cash incentive awards paid to the NEOs. Such amounts were determined after the end of applicable year and were based on the achievement of financial, operational, and personal objectives.
(4) For 2020, these amounts include Athene's 401(k) matching payment of $17,100 for Messrs. Wheeler, Klein, Golden and Tweed and $16,800 for Mr. Kvalheim; housing allowances of $33,000 for Mr. Kvalheim and $45,983 (which includes a tax gross-up of $20,951) for Mr. Klein; taxable amounts of $59,824 (which includes a tax gross-up of $27,130) for Mr. Kvalheim and $33,716 (which includes a tax gross-up of $15,362) for Mr. Klein, for travel expenses from their principal residences to Athene's office in Iowa; and Athene's payment of tax preparation fees for Mr. Wheeler. Each of these amounts represent the cost paid directly to the NEO or service provider, as applicable.
2020 Grants of Plan-Based Awards Table
The following table provides information about Athene awards granted to the NEOs in 2020: (1) the grant date; (2) the threshold, target and maximum estimated future payouts under annual incentive plan awards; (3) the number of stock options, RSAs and RSUs granted to the NEOs under Athene's 2019 Share Incentive Plan; (4) the exercise price of the stock options; (5) the grant date fair value of the share and option awards, computed in accordance with applicable SEC rules; and (6) the incremental fair value related to the modification of outstanding, unvested Class M shares (as described above).
The Athene Plan Points allocated to certain NEOs in 2020, which entitle such NEOs to receive distributions when ADIP has returned contributed capital to its limited partners and made distributions in excess of a specified performance return, are not included in this table. Any distributions made with respect to Athene Plan Points are expected to be paid in cash and will be reported as All Other Compensation in the Summary Compensation Table in the year in which they are received.

Name of Executive	Grant Date		Estimated Future Payouts Under Annual Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards:(2) (#)			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Grant Kvalheim	2/21/2020					8,802	17,603	26,405				$875,045
	2/21/2020	(5)							8,802			$437,547
	2/21/2020									40,812	$49.71	$437,505
	2/21/2020		—	$1,425,000	$2,850,000
	2/28/2020	(6)								146,667		$797,868
William J. Wheeler	2/21/2020					10,059	20,117	30,176				$1,000,016
	2/21/2020	(5)							10,059			$500,033
	2/21/2020									46,642	$49.71	$500,002
	2/21/2020		—	$1,575,000	$3,150,000
	2/28/2020	(6)								833,333		$6,950,000
Martin P. Klein	2/21/2020					8,550	17,100	25,650				$850,041
	2/21/2020	(5)							8,550			$425,021
	2/21/2020									39,646	$49.71	$425,005
	2/21/2020		—	$1,222,000	$2,444,000
	2/28/2020	(6)								86,667		$701,133
John L. Golden	2/21/2020					4,527	9,053	13,580				$450,025
	2/21/2020	(5)							4,527			$225,037
	2/21/2020									20,989	$49.71	$225,002
	2/21/2020		—	$625,000	$1,250,000
Travis Tweed	2/21/2020					252	503	755				$25,004
	2/21/2020	(5)							503			$25,004
	2/21/2020		—	$77,200	$154,400

(1) The 2020 annual incentive awards for the NEOs were based on a combination of five overall corporate financial and operational goals, which for the NEOs other than Mr. Tweed comprised 75% of the award, as well as individualized performance goals, which comprised the other 25% of the award. For Mr. Tweed, the corporate financial and operational goals comprised 50% of the award and the individualized performance goals comprised the other 50% of the award. The corporate performance component of the awards has a payout range between 0% and 168% of the corporate performance component. The overall payout range of the awards, including both the corporate performance component and the personal performance component of the award, is between 0% and 200% of the target amount.
(2) All equity incentive plan awards reported in this column represent performance-based RSUs. The performance-based RSUs cliff-vest after the 2020–2022 performance period provided the recipient is continuously employed during the period and are payable only if Athene achieves specified goals based on three equally weighted performance metrics: average annual adjusted return on equity, cumulative adjusted operating income, and adjusted book value per share, each for the three-year period.
(3) The stock options granted on February 21, 2020 vest ratably over a three-year period provided the recipient remains employed through the applicable vesting date.
(4) For valuation methodology, see notes 1 and 2 to the 2020 Summary Compensation Table.
(5) The time-based RSUs vest ratably over three years provided the recipient remains employed through the applicable vesting date.
(6) Amounts reported in this row represent the number of Class M shares that were impacted by the modification of outstanding unvested Class M shares pursuant to the Class M Exchange, as discussed in the section “Class M Common Shares and the Class M Exchange” above, and the grant date fair value for these awards represents the incremental fair value related to such modification and does not reflect a new equity grant. The warrants issued on February 28, 2020 in connection with the Class M Exchange are fully vested.

2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on the holdings of Athene's equity awards by the NEOs as of December 31, 2020. This table includes unexercised options and unvested Class A common shares and RSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown in the notes to this table.
The warrants and Class A common shares received by the NEOs in the Class M Exchange are not included in this table as they are no longer deemed outstanding equity awards as they were issued pursuant to the adjustment provisions in our share incentive plans in full settlement of the vested Class M common shares and are reflected in the beneficial ownership table in “Security Ownership of Certain Beneficial Owners and Management.”

				Option Awards				Stock Awards
Name of Executive	Grant Date	Grant Type		Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock or Units of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Units of Stock that Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock or Units of Stock that Have Not Vested ($) (2)
Grant Kvalheim	6/6/2016	Options		36,450		$33.95	6/6/2026
	3/21/2017	Options		22,535		$51.25	3/21/2027
	2/27/2018	Options		15,023	7,512	$48.05	2/27/2028
	4/3/2019	Options		15,034	30,070	$42.44	4/3/2029
	2/21/2020	Options			40,812	$49.71	2/21/2030
	2/27/2018	RSU	(3)					1,475	$63,632
	2/27/2018	RSA	(6)							8,845	$381,573
	4/3/2019	RSU	(3)					6,873	$296,501
	4/3/2019	RSA	(6)							20,618	$889,461
	2/21/2020	RSU	(3)					8,802	$379,718
	2/21/2020	RSU	(4)							17,603	$759,393
William J. Wheeler	6/6/2016	Options		64,323		$33.95	6/6/2026
	3/21/2017	Options		39,767		$51.25	3/21/2027
	2/27/2018	Options		26,511	13,256	$48.05	2/27/2028
	4/3/2019	Options		17,182	34,365	$42.44	4/3/2029
	2/21/2020	Options			46,642	$49.71	2/21/2030
	2/27/2018	RSU	(3)					2,602	$112,250
	2/27/2018	RSA	(6)							15,609	$673,372
	4/3/2019	RSU	(3)					7,855	$338,865
	4/3/2019	RSA	(6)							23,563	$1,016,508
	2/21/2020	RSU	(3)					10,059	$433,945
	2/21/2020	RSU	(4)							20,117	$867,847
Martin P. Klein	6/6/2016	Options		32,162		$33.95	6/6/2026
	3/21/2017	Options		26,512		$51.25	3/21/2027
	2/27/2018	Options		17,674	8,838	$48.05	2/27/2028
	4/3/2019	Options		14,605	29,210	$42.44	4/3/2029
	2/21/2020	Options			39,646	$49.71	2/21/2030
	2/27/2018	RSU	(3)					1,735	$74,848
	2/27/2018	RSA	(6)							10,406	$448,915
	4/3/2019	RSU	(3)					6,677	$288,046
	4/3/2019	RSA	(6)							20,029	$864,051
	2/21/2020	RSU	(3)					8,550	$368,847
	2/21/2020	RSU	(4)							17,100	$737,694
John L. Golden	6/6/2016	Options		17,153		$33.95	6/6/2026
	3/21/2017	Options		10,605		$51.25	3/21/2027
	2/27/2018	Options		7,070	3,535	$48.05	2/27/2028
	4/3/2019	Options		7,732	15,464	$42.44	4/3/2029
	2/21/2020	Options			20,989	$49.71	2/21/2030

				Option Awards				Stock Awards
Name of Executive	Grant Date	Grant Type		Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock or Units of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Units of Stock that Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock or Units of Stock that Have Not Vested ($) (2)
	2/27/2018	RSU	(3)					694	$29,939
	2/27/2018	RSU	(4)							4,163	$179,592
	4/3/2019	RSU	(3)					3,535	$152,500
	4/3/2019	RSU	(4)							10,604	$457,457
	2/21/2020	RSU	(3)					4,527	$195,295
	2/21/2020	RSU	(4)							9,053	$390,546
Travis Tweed	2/27/2018	RSU	(3)					122	$5,263
	2/27/2018	RSU	(4)							365	$15,746
	4/3/2019	RSU	(3)					394	$16,997
	4/3/2019	RSU	(4)							590	$25,453
	2/21/2020	RSU	(3)					503	$21,699
	2/21/2020	RSU	(4)							503	$21,699

(1) This column reports the expiration date for stock options. Time-based stock options vest ratably over a three-year period.
(2) As of December 31, 2020, the fair market value of a Class A common share was $43.14.
(3) This row shows the number of time-based RSUs, which vest ratably over a three-year period.
(4) This row shows the number of performance-based RSUs, which cliff-vest after a three-year period, assuming performance conditions have been met.
(5) The number of performance-based RSUs or RSAs that ultimately vest is based on actual performance during the three-year performance period. The number of performance-based RSUs or RSAs reflected in this column is based on the number of performance-based RSUs or RSAs that would vest assuming the target level of performance is achieved. Final payouts under the performance-based RSUs or RSAs will not be known until the respective performance period is completed.
(6) This row shows the number of performance-based RSAs, which cliff-vest after a three-year period, assuming performance conditions have been met at the target level of performance.
2020 Option Exercises and Stock Vested Table
The following table provides information for the NEOs on the number of Class A common shares acquired upon exercise of stock options and vesting of stock awards in 2020 and the value realized at such time.

	Option Awards(2)		Stock Awards
Name	Number of Shares Acquired on Conversion (#)	Value Realized on Conversion ($)	Number of Class A Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Grant Kvalheim	—	$—	15,945	(1)	$749,893
William J. Wheeler	—	$—	26,002	(1)	$1,222,874
Martin P. Klein	—	$—	18,055	(1)	$849,127
John L. Golden	—	$—	7,655	(1)	$360,015
Travis Tweed	—	$—	831	(1)	$39,082

(1) Comprised of RSUs, which vested on January 1, 2020 with a market value of $47.03 per share.
(2) As part of the Class M Exchange, on February 28, 2020, all outstanding unvested Class M common shares were accelerated, and all outstanding Class M common shares were then exchanged for Class A common shares and warrants to purchase Class A common shares, as described above. For the avoidance of doubt, this table does not include any vesting of Class M common shares or the exchange of Class M common shares into Class A common shares and warrants to purchase Class A common shares. The number of Class M common shares that vested and the value realized on vesting of Class M common shares for Mr. Kvalheim during 2020 and prior to the Class M Exchange is as follows: 29,333 shares and $412,102. None of the other NEO’s Class M common shares vested in 2020 prior to the Class M Exchange. Please see the “2020 Grants of Plan-Based Awards Table” for the incremental fair value associated with the modification of the Class M share awards in 2020 and the beneficial ownership table in “Security Ownership of Certain Beneficial Owners and Management” for information regarding the Class A common shares and related warrants received by each impacted NEO in exchange for their fully vested Class M common shares.
2020 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End
The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2020. These benefits are in addition to benefits available generally to salaried employees, such as distributions under Athene's 401(k) Plan, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the executive’s age.
Equity Awards
The Athene equity awards issued to the NEOs, including time-based RSUs, performance-based RSUs, performance-based RSAs, time-based stock options and time-based Class A restricted shares, will vest in full upon a termination of service by Athene without cause or by the participant for good reason, in each case, within 18 months following a change in control. In the case of performance-based RSUs and performance-based RSAs, the payout will be based on the target level of the award. In the event a participant’s termination of service results from the participant’s death or disability, each such equity award will vest in full. In addition, upon the retirement of a participant, performance-based RSUs and performance-based RSAs will vest on a pro rata basis in accordance with the time elapsed in the performance period.

The following table provides the cumulative intrinsic value (that is, the value based upon Athene's share price as of December 31, 2020 which was $43.14, less the exercise price of any option awards) of all equity awards that would vest if (i) the NEO terminated employment as a result of voluntary retirement as of December 31, 2020, (ii) the NEO terminated employment as a result of death or disability as of December 31, 2020, (iii) the NEO was terminated without cause or terminated employment for good reason as of December 31, 2020, (iv) the NEO was terminated without cause or terminated employment for good reason within 18 months following a change in control of Athene as of December 31, 2020, or (v) there was a sale of Athene or change in control as of December 31, 2020.
2020 Potential Equity Benefits upon Change in Control and Termination Table

Name	Retirement(1)	Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason	Termination by the Company Without Cause or by the NEO for Good Reason within 18 months following a Change in Control	Change in Control
Grant Kvalheim	$1,227,678	$2,791,327	$—	$2,791,327	$—
William J. Wheeler	$—	$3,442,788	$—	$3,442,788	$—
Martin P. Klein	$1,270,847	$2,802,848	$—	$2,802,848	$—
John L. Golden	$—	$1,416,153	$—	$1,416,153	$—
Travis Tweed	$—	$106,858	$—	$106,858	$—

(1) For purposes of this table only, the amounts reported in this column assume that the performance-based RSUs and performance-based RSAs vest at 100% of the target level of the award. Performance-based RSUs and performance-based RSAs awarded under Athene's share incentive plans become vested based on actual performance through the end of the performance period. Under the share incentive plans, the amount earned is prorated based on the number of days employed during the performance period.
Severance Benefits

The NEOs would be eligible for benefits under the Athene USA Corporation Severance Pay Plan, which covers Athene's U.S. full-time employees, if they are involuntarily terminated without cause, and provided they release Athene from any and all claims and, in some instances, agree to non-compete/non-solicit covenants. In general, eligible employees receive two weeks of their annual base salary for each completed year of service. The minimum benefits payable under this plan are four weeks of annual base salary; and the maximum benefits payable under this plan are 26 weeks of annual base salary. In the event that an NEO is notified by Athene that he is required to comply with a post-separation non-compete covenant for a period longer than the number of weeks of annual base salary to which the NEO is entitled based on his years of service, then the amount of the NEO’s severance benefit will be increased to an amount equal to annual base salary for the same number of weeks as the duration of the non-compete covenant. However, in no event will an NEO receive more than two times his annual base salary received during the year immediately preceding the year of termination. In its sole discretion, Athene may determine to pay a pro-rated bonus to the involuntarily terminated executive, as approved by the Compensation Committee.
2020 Potential Pay Upon Termination Table

Name of Executive	Termination Scenario(1)	Athene Severance Pay
Grant Kvalheim	Voluntary Separation	$—
	Involuntary Separation	$750,000	(2)
	Termination For Cause	$—
William J. Wheeler	Voluntary Separation	$—
	Involuntary Separation	$1,275,000	(2)
	Termination For Cause	$—
Martin P. Klein	Voluntary Separation	$—
	Involuntary Separation	$650,000	(2)
	Termination For Cause	$—
John L. Golden	Voluntary Separation	$—
	Involuntary Separation	$475,000	(2)
	Termination For Cause	$—
Travis Tweed	Voluntary Separation	$—
	Involuntary Separation	$96,500	(2)
	Termination For Cause	$—

(1) Voluntary separation does not automatically trigger severance payments. For NEOs, voluntary separation triggers a severance payment only if Athene decides to enforce any non-compete provision, in which case the NEO would be entitled to an amount of severance benefits up to the amount set forth in the table above for the involuntary separation scenario. Involuntary separation provides for severance to coincide with a 12-month non-compete clause for all the NEOs except for Mr. Tweed, who has a 6-month non-compete clause. Severance is not payable where an employee is terminated for cause.
(2) Severance does not include any pro-rata bonus payable at the discretion of Athene.

CEO Pay Ratio
The Company believes its CEO to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K and applicable SEC guidance. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

The Company identified the median employee in 2020 by examining the total cash compensation for all US-based employees of Athene, excluding the Company's CEO, for the nine-month period from January 1, 2020 to September 30, 2020, who were employed by Athene as of October 1, 2020. The Company included all US-based employees of Athene, whether employed on a full-time, part-time, or seasonal basis, and whether or not they are employees of the Company, since this pool of employees in general provides services to the Company whether as employees or through the Shared Services Agreement. The Company distinguished employees versus independent contractors based on the methodology used for payroll purposes, which is based on IRS guidance. Employees on leave of absence were included in the employee headcount. In identifying the median employee, the Company used total cash compensation, consisting of base salary plus target level bonus or variable sales-related compensation, as the consistently applied compensation measure. The Company believes the use of total cash compensation as the consistently applied compensation measure is reasonable because cash compensation represents the principal form of compensation that the Company uses, as Athene does not widely distribute annual equity awards to employees. The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, except that for any US-based employee as of October 1, 2020 who was employed by Athene for only a portion of the period from January 1, 2020 to September 30, 2020, the Company adjusted their compensation as if he/she was employed for the entire period.
In accordance with Item 402(u) of Regulation S-K, after identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for its NEOs as set forth in the 2020 Summary Compensation Table.
Annual total compensation from the 2020 Summary Compensation Table uses a different measurement of compensation than what we used to identify the median employee. Among other things, the 2020 Summary Compensation Table includes in compensation the value of equity awards, including stock awards and option awards.
For 2020,

• The annual total compensation of the median employee (other than Mr. Kvalheim) (the “ Median Employee ”) was $86,585.
• Mr. Kvalheim's’s annual total compensation, as reported in the Total column of the 2020 Summary Compensation Table, was $5,057,589.
• Based on this information, the ratio of the annual total compensation of Mr. Kvalheim to the annual total compensation of the Median Employee is estimated to be 58 to 1.

Director Compensation
    No director who is also an employee of the Athene Group receives any additional compensation for serving as a director. Each of the Company’s other directors receives annual compensation for their board service. The table below indicates the elements and total value of cash compensation and of equity awards granted to each eligible director for services performed in 2020.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Share Awards(1)	All Other Compensation(2)	Total
Lawrence J. Ruisi	$7,000	$—	$8,000	$15,000
Francis P. Sabatini	10,000	—	15,000	25,000
Hope Schefler Taitz	7,000	—	8,000	15,000
Mitra Hormozi	7,000	—	8,000	15,000

(1) These columns reflect the retainer and fees earned or share awards granted in 2020, as applicable, solely for service on the board of directors of the Company and do not include any such payments or grants made in respect of service on the Athene board of directors or on the boards of directors of any of Athene's other subsidiaries.
(2) This column reflects the retainer fees earned in 2020 for service on the boards of directors of the Company's direct and indirect subsidiaries.

Securities Ownership of Certain Beneficial Owners and Management
Principal Shareholders

    The Company is a wholly-owned indirect subsidiary of Athene. The following table sets forth information regarding the beneficial ownership of (i) the Company’s common stock by each person or group who is known to the Company to own beneficially more than 5% of the Company’s common stock and (ii) Athene’s Class A common shares by (1) each of the Company’s executive officers, (2) each of the Company’s directors and (3) all of the Company’s current executive officers and directors as a group. Except as otherwise provided below, information in the table is as of April 30, 2021.

    Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

    To the Company’s knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated in the table or footnotes below, the address for each officer and director listed in the table is c/o Athene Annuity and Life Company, 7700 Mills Civic Parkway, West Des Moines, Iowa 50266-3862.

	Amount and Nature of Beneficial Ownership
	Company Common Stock Beneficially Owned		Athene Class A Common Shares Beneficially Owned
	Number of Shares	Percent	Number of Shares	Percent (1)
Athene Holding Ltd.(2)	10,000,000	100%	—	—
Executive Officers and Directors
Grant Kvalheim(3)	—	—	1,968,160	1.0%
William J. Wheeler(4)	—	—	3,051,297	1.6%
Martin Klein(5)	—	—	363,339	*
John L. Golden(6)	—	—	186,823	*
Travis Tweed(7)	—	—	1,501	*
Christopher R. Welp(8)	—	—	69,895	*
Hope Taitz(9)	—	—	72,047	*
Lawrence J. Ruisi(9)	—	—	52,914	*
Francis P. Sabatini	—	—	300	*
Mitra Hormozi(9)	—	—	7,645	*
All directors and executive officers as a group (11 persons)(10)	—	—	5,780,340	3.0%

* Represents less than 1%.
(1) The percentage of beneficial ownership of Athene’s Class A common shares is based on 191,742,821 Class A common shares outstanding as of April 30, 2021.
(2) The principal address of Athene Holding Ltd. is Washington House, 16 Church Street, Hamilton, HM 11, Bermuda.
(3) Consists of (1) 1,610,505 Class A common shares, (2) options to acquire 125,193 Class A common shares vested as of June 29, 2021 and (3) warrants exercisable for 232,462 Class A common shares. Excludes 30,927 restricted Class A common shares, 60,678 Class A restricted stock units and options to acquire 91,539 Class A common shares which are unvested as of June 29, 2021.
(4) Consists of (1) 482,529 Class A common shares, (2) options to acquire 193,768 Class A common shares vested as of June 29, 2021 and (3) warrants exercisable for 2,375,000 Class A common shares. Excludes 35,345 restricted Class A common shares, 66,933 Class A restricted stock units and options to acquire 101,095 Class A common shares which are unvested as of June 29, 2021. Mr. Wheeler has entered into a voting agreement with Apollo Management Holdings, L.P., pursuant to which Mr. Wheeler irrevocably appointed Apollo Management Holdings, L.P as its proxy to vote all of such Class A common shares beneficially owned by Mr. Wheeler at any meeting of Athene's shareholders.
(5) Consists of (1) 102,812 Class A common shares, (2) options to acquire 127,611 Class A common shares vested as of June 29, 2021 and (3) warrants exercisable for 132,916 Class A common shares. Excludes 30,043 restricted Class A common shares, 57,497 Class A restricted stock units and options to acquire 86,811 Class A common shares which are unvested as of June 29, 2021.
(6) Consists of (1) 101,054 Class A common shares, (2) options to acquire 60,823 Class A common shares vested as of June 29, 2021 and (3) warrants exercisable for 24,946 Class A common shares. Excludes 40,525 Class A restricted stock units and options to acquire 45,200 Class A common shares which are unvested as of June 29, 2021.
(7) Consists of (1) 1,501 Class A common shares. Excludes 2,700 Class A restricted stock units which are unvested as of June 29, 2021.
(8) Consists of (1) 43,226 Class A common shares and (2) options to acquire 26,669 Class A common shares vested as of June 29, 2021. Excludes 12,975 Class A restricted stock units and options to acquire 14,286 Class A common shares which are unvested as of June 29, 2021.
(9) Excludes 5,151 restricted Class A common shares which are unvested as of June 29, 2021.
(10) Totals include restricted common shares, warrants and options which have vested or will vest as of June 29, 2021.

Transactions with Related Persons, Promoters and Certain Control Persons
    The following is a description of certain relationships and transactions that have existed or that the Company has entered into in which its directors, executive officers, or shareholders who are known to the Company to beneficially own more than five percent of its common shares and their immediate family members had or will have a direct or indirect material interest.

Relationships and Related Party Transactions Involving Apollo or its Affiliates
    Athene and its subsidiaries including the Company have a strategic relationship with Apollo, which serves as the Company’s investment manager. Members of the Apollo Group (defined below) are significant owners of Athene’s common shares and control approximately 35% of the aggregate voting power of Athene’s equity securities. James R. Belardi was the Company’s Chief Executive Officer and a member of its board of directors before resigning from these positions effective December 7, 2018. During his tenure as Chief Executive Officer and member of the Company’s board of directors, Mr. Belardi also served as Chief Executive Officer, Chief Investment Officer and member of the board of directors of ISG. In addition, Mr. Belardi owns a 5% profits interest in ISG and in connection with that receives distributions in respect of ISG and sub-allocation fees earned by Apollo. On March 8, 2021, the Company and AGM agreed to effect an all-stock merger transaction to combine their respective businesses, subject to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”). For more information, please see “— Merger Agreement ” below.

“Apollo Group” means, (A) AGM, (B) AAA Guarantor-Athene, L.P., (C) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by AGM or by one or more of AGM’s subsidiaries, (D) BRH Holdings GP, Ltd. and its shareholders, (E) any executive officer or employee of AGM or its subsidiaries, (F) any shareholder of Athene that has granted to AGM or any of its subsidiaries a valid proxy with respect to all such shareholder's Class A common shares of Athene and (G) any affiliate of a person described in clauses (A) through (F) above; provided, none of Athene or its subsidiaries shall be deemed to be a member of the Apollo Group.

    A description of certain relationships the Company has with Apollo and its affiliates and transactions that have existed or that the Company has entered into in which Apollo and its affiliates have a direct or indirect material interest are described below.

The following table summarizes the amounts the Company has incurred, directly and indirectly, in connection with transactions with Apollo and its affiliates for the years ended December 31, 2020, 2019 and 2018:

	Years Ended December 31,
	2020	2019	2018
	($ In Thousands)
IMA	$193,495	$176,256	$150,889
Apollo Fund Investments(1)	6,917	10,897	20,566
AmeriHome Mortgage Company, LLC	5,368	4,110	3,649
Shared Services Agreement	8,080	6,396	4,302
Commercial Mortgage Loan Servicing Agreement	209	239	238
Total	$214,069	$197,898	$179,644

(1) Includes total management, carried interest (including unrealized but accrued carried interest fees) and other fees, including those the Company holds as equity method investments.

Merger Agreement
On March 8, 2021, Athene entered into the Merger Agreement, by and among Athene, AGM and certain newly created companies established to effect the merger contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Athene and AGM have agreed to effect an all-stock merger transaction to combine their respective businesses, with each of AGM and Athene surviving as direct wholly owned subsidiaries of a new holding company, which as of the effective time of the merger (“Effective Time”) will be renamed Apollo Global Management, Inc. (“New Holdco”).

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been approved by the boards of directors of both AHL and AGM, in addition to certain committees of the board of each company.

At the Effective Time of the merger, each Class A common share of Athene, subject to certain exceptions, will be converted automatically into the right to receive 1.149 shares of Class A common stock of New Holdco. Completion of the merger is subject to approval by the shareholders of each company, regulatory approvals and other customary closing conditions.

Investment Management Relationships
    Substantially all of the Company’s invested assets are managed by Apollo pursuant to the Company’s IMA with ISG. Apollo's investment professionals directly invest substantially all of the Company’s invested assets in a number of asset classes, including investment grade and high yield corporate credit, structured securities and mortgage loans. Apollo often creates or sources unique investment opportunities, such as the Company’s investments in MidCap FinCo Limited (“MidCap”) and AmeriHome Mortgage Company, LLC (“AmeriHome”), described under “— MidCap ” and “— AmeriHome ” respectively, below.

    For services related to the Company’s invested assets, for each of the years ended December 31, 2020, 2019 and 2018, the Company paid to ISG an investment management fee of 0.30% per annum on all assets in accounts owned by the Company.

Termination of IMAs with ISG
    The IMA has no stated term and may be terminated by either ISG or the Company, upon notice at any time. However, Athene’s Bye-laws provide that Athene may not, and will cause its subsidiaries, including the Company, not to, terminate any IMA among Athene or any of its subsidiaries, on the one hand, and ISG, on the other hand, other than on June 4, 2023 or any two-year anniversary of such date (each such date, an “IMA Termination Election Date”) and any termination on an IMA Termination Election Date requires (i) the approval of two-thirds of Athene’s Independent Directors (as defined below) and (ii) prior written notice to ISG of such termination at least 30 days,’

but not more than 90 days, prior to an IMA Termination Election Date. If Athene’s Independent Directors make any such election to terminate and notice of such termination is delivered, the termination will be effective no earlier than the second anniversary of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Athene’s Bye-laws further provide that notwithstanding the foregoing, (A) except as set forth in (B) below, Athene’s board of directors may only elect to terminate an IMA on an IMA Termination Election Date if two-thirds of Athene’s Independent Directors determine, in their sole discretion and acting in good faith, that either (i) there has been unsatisfactory long-term performance materially detrimental to Athene by ISG, or (ii) the fees being charged by ISG are unfair and excessive compared to a comparable asset manager (provided, that in either case such Independent Directors must deliver notice of any such determination to ISG and ISG will have until the applicable IMA Termination Effective Date to address such concerns, and provided, further, that in the case of a determination that the fees being charged by ISG are unfair and excessive, ISG also has the right to lower its fees to match the fees of a comparable asset manager) and (B) upon the determination by two-thirds of Athene’s Independent Directors, Athene or its subsidiaries may also terminate the IMA with ISG, on a date other than an IMA Termination Effective Date, as a result of either (i) a material violation of law relating to ISG’s advisory business, or (ii) ISG’s gross negligence, willful misconduct or reckless disregard of ISG’s obligations under the IMA, in each case of this clause (B), that is materially detrimental to us, and in either case of this clause (B), subject to the delivery of written notice at least 30 days prior to such termination; provided, that in connection with an event described in clause (B)(i) or (B)(ii), ISG shall have the right to dispute such determination of the Independent Directors within 30 days after receiving notice from us of such determination, in which case the matter will be submitted to binding arbitration and such IMA shall continue to remain in effect during the period of the arbitration (the events described in the foregoing clauses (A) and (B) are referred to in more detail in Athene’s Bye-laws as “AHL Cause”). Athene’s Bye-laws provide that, for purposes of the IMA termination provisions of Athene’s Bye-laws, an “Independent Director” cannot be (x) an officer or employee of Athene or any of its subsidiaries or (y) an officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” as set forth in Athene’s Bye-laws or (2) AGM or any of its subsidiaries (excluding any subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by AGM or by one or more of its subsidiaries or (B) a managed account agreement (or similar arrangement) whereby AGM or one or more of its subsidiaries serves as general partner, managing member or in a similar governing position).

    In addition, the Company’s board of directors may terminate the IMA with regard to the Company if the Company’s board of directors determines that such termination is required in the exercise of the board of directors’ fiduciary duties. ISG may terminate the IMA at any time.

Apollo Fund Investments
    From time to time, Apollo invests the Company’s assets in investment funds or other collective investment vehicles whose general partner, managing member, investment manager or collateral manager is owned, directly or indirectly, by Apollo or by one or more of Apollo’s subsidiaries (“Apollo fund investments”). Such investments comprised 71.0%, 75.8% and 69.1% of the Company’s investment fund portfolio as of December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020, 2019 and 2018, 2.2%, 2.5% and 2.0%, respectively, of the Company’s general and separate accounts invested assets were invested in Apollo fund investments. Fees related to such invested assets varied from 0.38% per annum to 1.69% per annum with respect to management fees and 3% to 20% of profits for carried interest, subject in many cases to preferred return hurdles.

    As of December 31, 2020, 2019 and 2018, 8.0%, 6.3% and 3.5%, respectively, of the Company’s general and separate accounts invested assets, are comprised of securities and mortgage loans, including investment funds, in which Apollo, or an Apollo affiliate, has significant influence or control over the issuer of a security, mortgage loans or the sponsor of the investment fund. The following table summarizes the Company’s cash flow activity related to these investments for the periods presented below:

	Years Ended December 31,
	2020	2019	2018
	($ In Thousands)
Sales, maturities, and repayments	$1,483,813	$1,201,909	$242,982
Purchases	2,942,384	2,265,602	632,393

    Certain members of the Company’s board of directors may directly receive carried interest or may receive a portion of the carried interest that Apollo receives from fund investments in which the Company is invested. Certain current and former directors and officers of the Company may invest or have interests in fund investments in which the Company has invested, including Mr. Belardi and Mr. Kvalheim. Additionally, certain officers from time to time may invest in Apollo funds or co-investments.

    Affiliates of Apollo earn additional fees paid by funds or other collective investment vehicles in which the Company is invested for management and other services provided by such affiliates of Apollo to such funds and investment vehicles.

Third Party Sub-Advisory Agreements
    In the limited instances in which Apollo desires to invest in asset classes for which it does not possess the investment expertise or sourcing abilities required to manage the assets, or in instances in which Apollo makes the determination that it is more effective or efficient to do so, Apollo mandates third-party sub-advisors to invest in such asset classes, and Athene or AUSA, on behalf of the Company, reimburses Apollo for fees paid to such sub-advisors.

Venerable
    In December 2017, a consortium of investors, led by affiliates of Apollo, and certain other investors, agreed to purchase Venerable Insurance and Annuity Company (“VIAC,” formerly known as Voya Insurance and Annuity Company), including its closed block variable annuity segment, and create a newly formed standalone entity, Venerable Holdings, Inc. (“Venerable”), to be the holding company of VIAC. On June 1, 2018, ALRe and AADE (the “Athene Reinsurers”) entered into reinsurance agreements with VIAC and ReliaStar Life Insurance Company (“RLI”), pursuant to which the Athene Reinsurers reinsured a block of fixed and fixed indexed annuity liabilities from VIAC and RLI (the “FA Business Reinsurance Agreements”). The aggregate reserves of VIAC and RLI that were subject to the FA Business Reinsurance Agreements as of June 1, 2018 approximated $19 billion. As consideration for the transactions contemplated by the FA Business Reinsurance Agreements, the Athene Reinsurers paid to VIAC and RLI an aggregate ceding commission of approximately $394 million. All of the business that was ceded by RLI to AADE was recaptured by RLI as of July 1, 2019. Immediately following such recapture, RLI ceded to ALRe all of the recaptured business previously reinsured by AADE. VIAC was acquired by Venerable on June 1, 2018. Also on June 1, 2018, Athene, through ALRe, made a $75 million minority equity investment in VA Capital Company LLC, the parent of Venerable, and the Company and AADE each provided $75 million in debt financing to Venerable.

    Mr. Belardi is a co-investor with Athene and its subsidiaries in their minority equity investment in VA Capital and term loan to Venerable made in connection with the Voya reinsurance transactions. Subsequent to the approval of the transaction, certain of Athene’s directors and executive officers were offered the opportunity to co-invest with Athene and its subsidiaries in debt issued by Venerable and equity issued by VA Capital. Mr. Belardi purchased $1 million of the equity that Athene has invested in through co-invest vehicles and $1 million of debt that Athene has invested in directly from AADE and the Company, respectively. Mr. Belardi purchased the securities on the same terms and conditions, including price, as originally agreed to by Athene. Neither Athene nor the Company received any separate fee or consideration from such transactions.

MidCap
    The Company holds a significant investment in MidCap. The Company’s investment in MidCap was previously held through its investment in AAA Investments (Co-Invest VII), L.P. (“CoInvest VII”). CoInvest VII was dissolved during the third quarter of 2020 and the Company now holds its investment in MidCap directly, primarily in an investment in profit participating notes. For the year ended December 31, 2020, the Company and AADE earned income of $6.3 million and $2.4 million, respectively, on the profit participating notes. In addition, one of the Company’s directors, Hope Taitz, currently serves on the board of MidCap.

The following summarizes the Company’s and AADE's investments in Midcap:

	Year Ended December 31, 2020
	The Company	AADE
	($ In Thousands)
Profit participating notes	$374,126	$141,265
Subordinated debt facility	110,000	220,000
Redeemable preferred stock	60,000	6,000
Total investment in Midcap	$544,126	$367,265

During the second quarter of 2020, the Company and AADE invested $60 million and $6 million, respectively, in MidCap redeemable preferred stock. For the year ended December 31, 2020, the Company and AADE earned income of $6.4 million and $0.6 million, respectively, on the redeemable preferred stock.

    Additionally, the Company and AADE have made loans directly to MidCap Financial Holdings LLC (“MidCap Financial”) to which subsidiaries of MidCap succeeded as borrower. The Company and AADE have entered into a subordinated debt facility with MidCap Financial with a maturity date of January 2022. In January 2016, the subordinated debt facility was amended and restated in connection with new loans made by third-party lenders. The loans under the amended and restated facility mature in January 2026 and earn interest at a rate of 9.0% per annum. For the year ended December 31, 2020, the Company had earned income of $10.1 million in connection with the subordinated debt financing. For the year ended December 31, 2019, the Company had no earned income in connection with the subordinated debt financing. For the year ended December 31, 2018, the Company earned income of $10.0 million in connection with the subordinated debt financing. These loans are categorized as bonds within the Company’s statutory financial statements. The principal balance owing to the Company was $110 million as of each of December 31, 2020, 2019 and 2018. For the year ended December 31, 2020, AADE had earned income of $12.0 million in connection with the subordinated debt financing. For the year ended December 31, 2019, AADE had no earned income in connection with the subordinated debt financing. For the year ended December 31, 2018, AADE had earned income of $12.3 million in connection with the subordinated debt financing. For the years ended December 31, 2020, 2019 and 2018, the principal balance owing to AADE was $220 million, $235 million and $135 million, respectively.

    From time to time, the Company has entered into participation arrangements with MidCap Financial Holdings Limited (“MidCap Holdings”) with respect to loans the Company purchases that were originated or otherwise sourced by MidCap Holdings. In addition, from time to time, MidCap may originate or source loans that the Company purchases directly. As is customary practice for loan originators, MidCap may retain a percentage of the origination fees on the loans the Company purchases that are paid by the borrowers and may also act as agent for the lenders under the related loan agreements.

AmeriHome
    On February 16, 2021, Apollo, Athene and AmeriHome announced the sale of AmeriHome to a subsidiary of Western Alliance Bancorporation. This transaction closed on April 7, 2021.

Prior to the sale of Amerihome, the Company held a significant investment in AmeriHome, a mortgage lender and mortgage servicer, through the Company’s investment in A-A Mortgage Opportunities, L.P. (“A-A Mortgage”), an investment fund managed by ISG. AmeriHome originates assets that the Company may acquire that are consistent with the Company’s investment strategy. For the years ended December 31, 2020, 2019 and 2018, the Company did not make equity investments in A-A Mortgage. As of December 31, 2020, the Company had approximately 23% of the economic interests in A-A Mortgage, A-A Mortgage owned 100% of the equity interests in Aris Holdco (not including profits interests in Aris Holdco held by AmeriHome management), and Aris Holdco owned 100% of the equity interests in AmeriHome. AADE and STAR together have approximately 34% of the economic interests in A-A Mortgage.

    In connection with the Company’s equity investment in A-A Mortgage, the Company agreed that Aris Holdco will pay ISG a management fee equal to 1.5% of Aris Holdco’s consolidated equity, in addition to the 10% carried interest that ISG receives subject to an 8% hurdle. This management fee is paid in respect of certain management and oversight services provided by ISG to A-A Mortgage and its subsidiaries. In connection with transaction advice that may be rendered by Apollo Global Securities, LLC (“AGS”) relating to certain strategic transactions that may be entered into by Aris Holdco and/or its subsidiaries, Aris Holdco has agreed, subject to certain limitations, to pay AGS transaction fees equal to 1% of the aggregate consideration in such transactions for which AGS provides advice. In addition, certain other investors in A-A Mortgage, including an Apollo-affiliated fund, as a condition to their commitments to invest in A-A Mortgage, required that the amounts paid by Aris Holdco to ISG in respect of the management fee and amounts paid to AGS in respect of transaction fees would be rebated to such investors.

    Gross management fees incurred by Aris Holdco for services rendered by ISG for the years ended December 31, 2020, 2019 and 2018 totaling $4.2 million, $1.5 million and $2.7 million, respectively, were rebated to other investors in A-A Mortgage. ISG recognized approximately $33.3 million, $9.0 million and $8.1 million in unrealized incentive income for the years ended December 31, 2020, 2019 and 2018, respectively.

    In 2015, the Company entered into loan purchase and servicing agreements with AmeriHome. The agreements allow the Company to purchase certain residential mortgage loans which AmeriHome has originated or purchased from correspondent sellers and pooled for sale in the secondary market. AmeriHome retains the servicing rights to the sold loans and generally charges a fee of 25 basis points on the loans serviced. For the years ended December 31, 2020, 2019 and 2018, the Company purchased $169.5 million, $410.6 million and $722.0 million, respectively, of residential mortgage loans under this agreement. As of December 31, 2020, 2019 and 2018, the Company held $412.9 million, $1,038.1 million and $784.7 million, respectively, of residential mortgage loans purchased under the agreement. Additionally, AADE purchased ABS securities issued by AmeriHome affiliates in the amount of $5.0 million during the year ended December 31, 2020. The Company also had commitments to make additional equity investments in A-A Mortgage of $167.1 million as of December 31, 2020.

AA Infrastructure
     The Company has an investment in preferred shares of AA Infrastructure Fund 1 LLC (“AA Infrastructure”), which is a fund managed by ISG. As of December 31, 2020 and 2019, the Company held $42 million and $34 million, respectively, of preferred shares. As of December 31, 2020 and 2019, AADE held $28 million and $24 million, respectively, of preferred shares. During the fourth quarter of 2019, AA Infrastructure issued the Company $154 million of ABS and AADE $112 million of ABS as a non-cash return of capital on the preferred shares. As of December 31, 2020 and 2019, the Company held AA Infrastructure ABS securities of $257 million and $154 million, respectively. As of December 31, 2020 and 2019, AADE held AA Infrastructure ABS securities of $172 million and $108 million, respectively. Additionally, as of December 31, 2020, the Company and AADE had commitments to make additional investments in AA Infrastructure of $12 million and $8 million, respectively.

PK AirFinance
     During the fourth quarter of 2019, Athene and Apollo purchased PK AirFinance (“PK”), an aviation lending business, including PK’s in force loan portfolio (the “Aviation Loans”), from the Aviation Services Unit of GE Capital (“GE”). The Aviation Loans are generally fully secured by aircraft leases and aircraft. In connection with such transaction, Apollo agreed to acquire the PK loan origination platform, including personnel and systems, for $30 million, pursuant to certain agreements entered into between Athene, Apollo, and certain entities managed by Apollo (collectively, the “PK Transaction Agreements”). The existing Aviation Loans were acquired and securitized by a newly formed SPV for which Apollo acts as ABS manager (the “ABS-SPV”). The ABS-SPV issued tranches of senior notes (the “Senior Notes”) and subordinated notes (the “Subordinated Notes”), which are secured by the Aviation Loans.

In connection with the acquisition of the existing Aviation Loans by the ABS-SPV, (i) a tranche of senior notes was acquired by third-party investors and (ii) the Company and AADE purchased mezzanine tranches of the Senior Notes and the Subordinated Notes. In addition to the investment in the Senior Notes and Subordinated Notes, the Company and AADE each also has a right to acquire, whether directly, through the ABS-SPV or through a similar vehicle, all Aviation Loans originated by PK (the “Forward Flow Loans”). All servicing and administrative costs and expenses of Apollo (determined at cost, without mark-up) that are incurred in connection with the sourcing, origination, servicing and maintaining the Forward Flow Loans, net of any service fees and servicing and administrative cost and expense reimbursement amounts received directly from the ABS-SPV or other entities investing in the Forward Flow Loans will be allocated to, and reimbursed by the ABS-SPV or Athene, subject to an agreed-upon annual cap.

In addition to the payment of the expenses described in the preceding paragraph and the management fee paid to Apollo on the assets managed by Apollo, the investees in the ABS-SPV, including the Company and AADE, have paid or expect to pay the following fees on a pro rata basis to Apollo or certain service providers that are affiliates of, or are companies managed by, Apollo in connection with the PK Transaction Agreements:

(A) To Redding Ridge Asset Management LLC, a company in which certain funds managed by Apollo have an interest, as consideration for assistance with the structuring, monitoring, support and maintenance of the securitization transactions, a one-time structuring fee of $1.6 million, as well as ongoing support fees equal to 1.5 bps on the total capitalization amount and certain other fees, which may become due upon the occurrence of certain events; and

(B) To Merx Aviation Servicing Limited, a company externally managed by Apollo Investment Management, L.P., an affiliate of Apollo, with respect to certain diligence, technical support and enforcement, remarketing and restructuring services with respect to the existing Aviation Loans and the Forward Flow Loans, a one-time servicing fee of $1 million as well as certain special situations fees, which may become due upon the occurrence of certain events.

During the year ended December 31, 2020, AADE paid $0.3 million of services reimbursements to Apollo relating to PK AirFinance.

Strategic Partnership
    On October 24, 2018, Athene entered into an agreement pursuant to which the Athene Group may invest up to $2.5 billion over three years in funds managed by Apollo entities (the “Strategic Partnership”). This arrangement is intended to permit the Athene Group to invest across the Apollo alternatives platform into credit-oriented, strategic and other alternative investments in a manner and size that is consistent with the Athene Group’s existing investment strategy. Fees for such investments payable by the Athene Group to Apollo would be more favorable to the Athene Group than market rates, and consistent with the Athene Group’s existing alternative investments, investments made under the Strategic Partnership require approval of ISG and remain subject to Athene’s existing governance processes, including approval by Athene’s conflicts committee where applicable. During the years ended December 31, 2020 and 2019, the Company invested $52 million and $24 million, respectively, under the Strategic Partnership.

Shared Services Agreement
    The Company has entered into the Shared Services Agreements, pursuant to which it may receive services and personnel employed by other Athene subsidiaries that are party to the agreement. Expenses for such services are based on the amount of time spent on the affairs of the other party in addition to actual expenses incurred and cost reimbursements. Amounts that the Company incurred, directly or indirectly, to Athene’s other subsidiaries were $245 million, $255 million and $232 million for the years ended December 31, 2020, 2019 and 2018, respectively.

    The Shared Services Agreement can be terminated for any reason upon thirty days’ notice. The Shared Services Agreement can also be terminated immediately with respect to a specific party in the event of the insolvency of another party to the agreements, among other things.

Investment Portfolio Trades with Affiliates
    From time to time, Apollo executes cross trades which involve the purchase or sale of assets in a transaction between the Company, on the one hand, and another subsidiary of Athene, a third party or an Apollo affiliated entity, in any case, to which Apollo or its affiliate acts in an investment advisor, general partner, managing member, collateral manager or other advisory or management capacity, on the other hand. In addition, from time to time, the Company may purchase or sell securities from or to related parties, other than through a cross trade transaction. The Company believes that these transactions are undertaken at market rates, and are executed based on third-party valuations, where possible. For the years ended December 31, 2020, 2019 and 2018, the aggregate value of such transactions where the Company acquired investments from related parties, through cross trades or otherwise, amounted to $713.7 million, $842.9 million and $478.1 million, respectively. For the years ended December 31, 2020, 2019 and 2018, the aggregate value of such transactions where the Company sold investments to related parties, through cross trades or otherwise, amounted to $1,078.4 million, $2,955.6 million and $961.3 million, respectively.

Commercial Mortgage Loan Servicing Agreements
    The Company has entered into commercial mortgage loan servicing agreements with ISG. Pursuant to these agreements, the Company has engaged ISG to (1) assist with the origination of and provide servicing of, commercial loans owned by the Company or in which it participates, secured by mortgages, deeds of trust or documents of similar effect encumbering certain real property and commercial improvements thereon and (2) provide for management and sale of real estate owned properties.

Other Related Party Transactions and Relationships
Reinsurance Agreements
    The Company has entered into numerous reinsurance agreements with other subsidiaries of Athene, pursuant to which it cedes certain risks to such subsidiaries. See “Products-Life and Other” and “Reinsurance” for a discussion regarding the related party reinsurance relationships to which the Company is a party. Settlement amounts paid (received) by the Company pursuant to the various reinsurance agreements amounted to $(113) million, $431 million and $397 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Tax Allocation Agreements
    The Company has entered into a tax allocation agreement among it and various other subsidiaries of Athene. The parties to the agreement are considered an “affiliated group” under the Internal Revenue Code of 1986, as amended, and are included in the consolidated federal income tax return of the affiliated group. The Company is a member of the AUSA consolidated federal income tax return for all tax periods beginning after December 31, 2018. Prior to 2019, the Company was a member of the AADE consolidated group. The tax allocation agreement establishes a method for providing reimbursement to the filing parent for payment of each entity’s share of the consolidated tax liability of the affiliated group and a method of providing reimbursement to each entity for losses incurred by such entity that reduced the consolidated tax liability of the affiliated group. During the years ended

December 31, 2020, 2019 and 2018, the Company made payments (received benefits) under the tax allocation agreements in the amount of $69.7 million, $(62.0) million and $65.6 million, respectively.

Intercompany Promissory Note
    The Company has entered into an unsecured revolving promissory note, dated as of May 1, 2021, among it and certain other AUSA subsidiaries, as “Makers,” and AUSA, as “Holder” (the “Intercompany Note”). Pursuant to the Intercompany Note, on or before May 1, 2026, the Company may request and AUSA, at its sole discretion, may make, advances to or on behalf of the Company in an amount not to exceed $200 million, when aggregated with all advances made to all Makers pursuant to the Intercompany Note. All borrowings made under the Intercompany Note, together with interest on the unpaid principal balance, are due on the earlier of May 1, 2026 and the date of demand for such repayment made by AUSA. Interest accrues on any outstanding principal balance at a per annum rate of 2.085%. To date, the Company has had no borrowings under the Intercompany Note.

Prior to the Intercompany Note, the Company had entered into an unsecured revolving promissory note, dated as of May 1, 2016, among it and certain other AUSA subsidiaries (the "Prior Intercompany Note"). On April 19, 2018, AADE drew an advance of $75.0 million under the Prior Intercompany Note and repaid the $75.0 million advance on June 29, 2018. AADE had no amount outstanding under the Prior Intercompany Note as of December 31, 2020, 2019 or 2018, and the Company had no borrowings under the Prior Intercompany Note.

Net Worth Maintenance Agreement
    The Company has entered into a net worth maintenance agreement, effective as of October 1, 2013, between it and Athene (the "Net Worth Maintenance Agreement"). Pursuant to the Net Worth Maintenance Agreement, Athene agrees to maintain the Company’s “total adjusted capital” (“TAC”) at a minimum of 200% of “company action level risk based capital” (as the terms in quotes are defined in the insurance laws in the State of Iowa as of October 1, 2013), unless the Net Worth Maintenance Agreement is terminated by the Company and Athene with the approval of the Iowa Insurance Division (the "IID"). Pursuant to the agreement, the Company agrees not to pay any dividends if such dividend payment would cause its TAC to fall below 200% of its company action level risk based capital, unless such dividend had been approved by the IID prior to its distribution. To date, the Company has received no support from Athene under the Net Worth Maintenance Agreement. The Net Worth Maintenance Agreement was entered into for the benefit of the IID on behalf of the holders of policies issued by the Company and may be enforced only by the IID and its successors. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it without notice to, or the consent of, any other individual or entity, including any Contract Owner.

Capital Maintenance Agreement and Guaranty
    Effective July 31, 2019, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly-owned subsidiary, AANY, such that the Company has agreed to maintain AANY’s total adjusted capital in an amount at least equal to 300% of AANY’s company action level risk based capital. Also, effective July 31, 2019, the Company entered into an agreement to guarantee payment of all amounts due from its subsidiary, AANY, to the contract and certificate holders under the terms of a group annuity contract issued by AANY during August 2019.  Given the current capital level of AANY, the likelihood of payment by the Company under the terms of these agreements is remote.

Joint Investments
    From time to time, in the ordinary course of business, the Company invests in securities in which other Athene subsidiaries have an interest. Such investments may be in the form of co-investments in which the parties acquire an interest in the investment contemporaneously or otherwise in connection with an integrated transaction, or may be in the form of an unrelated investment in which one or more other Athene subsidiaries have a pre-existing interest.

Employee Annuity Program
    Athene has established an employee annuity program, pursuant to which any U.S. employee may purchase certain of the annuities that Athene sells through its retail channel. Annuities purchased through the program are free of commissions, and amounts that Athene would have otherwise paid as commissions are added to the value of the contract at the time of issuance. In August 2019, Mr. Kvalheim, the Company’s Chief Executive Officer, purchased an annuity from the Company under the program for $1 million. Pursuant to the terms of the program, $20,500 was added to the value of his contract in lieu of commissions.

Related Party Transaction Policy
    Athene has established a related party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year involving Athene and/or one or more of its subsidiaries, including the Company, in which any covered person has a direct or indirect material interest, with certain exceptions. Covered persons include any director, executive officer, director nominee, shareholders known to Athene to beneficially own 5% or more of its Class A common shares or any immediate family members of the foregoing. Any such related party transaction requires advance approval by a majority of Athene’s independent directors or by Athene’s conflicts committee to the extent that such transactions constitute Apollo Conflicts (as described below), related party transactions incidental or ancillary thereto, or any other related party transactions relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group. To the extent that the related party transaction is other than either an Apollo Conflict, a related party transaction that is incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, Athene’s audit committee charter provides that the audit committee has the authority to review and approve all such transactions.

    Because the Apollo Group has a significant voting interest in Athene, and because Athene and its subsidiaries, including the Company, have entered into, and will continue in the future to enter into, transactions with Apollo and its affiliates, Athene’s Bye-laws require it to maintain a conflicts committee designated by Athene’s board of directors, consisting of directors who are not officers, general partners, directors, managers or employees of any member of the Apollo Group. The conflicts committee reviews and approves material transactions by and between Athene and its subsidiaries, on the one hand, and the Apollo Group, on the other hand, including any modification or waiver of the IMAs with the applicable Apollo subsidiary, subject to certain exceptions.

    An “Apollo Conflict” is:
• the entering into or material amendment of any material agreement by and between Athene and/or its subsidiaries, on the one hand, and any member of the Apollo Group, on the other hand; or
• the imposition of any new fee on or increase in the rate of fees charged to Athene or any of its subsidiaries by a member of the Apollo Group, or the provision for any additional expense reimbursement to or offset by a member of the Apollo Group to be borne by Athene or any of its subsidiaries, directly or indirectly, pursuant to any material agreement by and between Athene or any of its subsidiaries and any member of the Apollo Group (except to the extent that any such material agreement sets forth the actual amount or formula for calculating the amount of any new fee or increase in the rate at which such fee is charged and such material agreement has been approved or is exempt from approval under the conflicts committee charter).
• any acquisition or reinsurance transaction not contemplated by the definition of Qualifying Transaction (as defined in the Master Framework Agreement, dated September 11, 2019, by and between Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA” and together with any alternative investment vehicle formed from time to time in which the shareholders of ACRA will make a direct investment for purposes of entering into Qualifying Transactions, the “ACRA Investment Entities”) and ALRe) to be offered to any ACRA Investment Entity except for (i) new production from in-force flow reinsurance transactions and (ii) new funding arrangements; or

• the exercise of ALRe’s commutation right under the terms of the Reinsurance Program Agreement, dated September 11, 2019, by and between ACRA and ALRe or the commutation right of AARe under the terms of the Reinsurance Program Agreement, dated September 11, 2019, by and between Athene Co-Invest Reinsurance Affiliate 1B Ltd. and ALRe, in each case, as recommended by the management of Athene.

    To the extent that the Apollo Group (as defined in Athene’s Bye-laws, but for purposes of these requirements, excluding any persons identified in clauses (v) and (vi) of such definition) owns shares constituting at least 7.5% of the total voting power of Athene, Athene requires that any new (or amendments to any existing) transactions by and between Athene or its subsidiaries and any member of the Apollo Group be, prior to the time such transaction is entered into:
• fair and reasonable, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable to Athene or any of its subsidiaries);
• entered into on an arms-length basis;
• approved by a majority of Athene’s disinterested directors;
• approved by the holders of a majority of Athene’s issued and outstanding Class A common shares that are not held by members of the Apollo Group;
• approved by the conflicts committee; or
• approved by a committee consisting solely of two or more disinterested directors duly appointed by Athene’s board of directors to review such transaction instead of the conflicts committee, and provided that any such approval of a transaction by such committee complies with Athene’s Bye-Laws.

    In connection with any matter submitted to the conflicts committee, materials are prepared by Athene’s management summarizing the applicable conflict and recommending the proposed transaction. The conflicts committee reviews market comparison data (to the extent available) relating to the reasonableness of any proposed fees to be paid.

    For operational and administrative ease, certain transactions that fall within the definition of an Apollo Conflict but do not pose a material risk to Athene or its subsidiaries need not be approved by the conflicts committee. As described below, these exceptions include specific thresholds under which Athene may engage Apollo or its affiliates in an investment management or advisory (or sub-management or sub-advisory) capacity without prior conflicts committee review or approval. The following transactions, among others, are expressly excluded from the definition of Apollo Conflict and do not require the consent or review of the conflicts committee:
• (i) entering into new IMAs or MSAAs with members of the Apollo Group on terms similar to and not more economically favorable in the aggregate to the Apollo Group than those currently in effect (provided, that payment of additional total fees and/or expenses at the same or no greater fee and/or expense reimbursement rate shall not be deemed to be more economically favorable to the Apollo Group) or (ii) amendments to the agreements described in (i) above for the purpose of adding a subsidiary of Athene thereto;
• the provision of any insurance related products by or to Athene or any of its subsidiaries to or by the Apollo Group; provided that the provision of such products is an ordinary course transaction entered into on an arms-length basis on terms no less favorable to Athene or its subsidiaries than could be contemporaneously obtained from or provided to an unaffiliated party;
• any transactions, rights or agreements between Athene or any of its subsidiaries and any portfolio company of the Apollo Group that pertain to the ordinary course business of such portfolio company; provided, that any such transactions, rights or agreements (taken as a whole) are no less favorable to Athene or the applicable subsidiary than could be obtained from or provided to an unaffiliated party;

• an investment by Athene or any subsidiary thereof in (i) an Apollo-sponsored vehicle or (ii) a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation; provided, that an officer of a member of the Apollo Group provides a written certificate to Athene’s board of directors that such investment provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such Apollo-sponsored vehicle or other investee, as applicable, and without consideration of any Designated Terms (as defined below)) as those applicable to other investors (excluding Designated Investors (as defined below)) in the same Apollo-sponsored vehicle or other investee, as applicable, who invested an amount in such vehicle equal to or less than that invested by Athene and its subsidiaries; and provided, further, that such investment represents no more than 25% of the outstanding or expected equity interests of such Apollo-sponsored vehicle or other investee (based on prior record related to the strategy), as applicable. Designed Investor and Designated Terms shall have the meanings set forth for such terms or other similar terms in any customary side letter entered into by the applicable Apollo Group advisor or manager, Apollo-sponsored vehicle or other Apollo Group entity, on the one hand, and investors, other than Athene or a subsidiary thereof, who have invested in the same Apollo-sponsored vehicle or other investee, or entered into an investment management, sub-advisory or similar agreement with the Apollo Group for the same asset class, on the other hand;
• a transaction that has been approved by a majority of Athene’s disinterested directors, provided that the disinterested directors are notified that such transaction would otherwise constitute an Apollo Conflict prior to such approval;
• material amendments to contracts or transactions previously approved by the conflicts committee or a majority of Athene’s disinterested directors, or which are not required to be approved by either, so long as, in each case, such amendments either (i) are not materially adverse to Athene or any of its subsidiaries, or (ii) would not cause the relevant contract or transaction to require approval by the conflicts committee or a majority of Athene’s disinterested directors under Athene’s Bye-laws after giving effect to the relevant amendment;
• the entry into any IMA with the Apollo Group or amending an MSAA currently in effect (or entering into a new MSAA), so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to Athene than customary market terms (excluding the fees charged under the IMA); and (ii) either (a) the rates on assets under management (“AUM”) under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 50 basis points per annum for non-alternative assets; (b) the rates on AUM under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 100 basis points per annum for alternative assets; or (c) an officer of a member of the Apollo Group provides a written certification to Athene’s board of directors that such agreement provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such agreement and without consideration of any Designated Terms) with respect to other investors (excluding Designated Investors) who have entered into an investment management agreement or sub-advisory or similar agreement with the Apollo Group for the same asset class and whose AUM with respect to such agreement and asset class are all equal or less than those subject to the agreement between Athene and the Apollo Group with respect to such asset class. In addition, investments (i) in an Apollo-sponsored vehicle or (ii) in a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, shall be deemed not to be Apollo Conflicts so long as such Apollo-sponsored vehicle or such person or entity charges fees in line with those discussed in (a) and (b) above;

• allocations of costs or expenses between Athene or any of its subsidiaries and the Apollo Group not in excess of five basis points per annum, calculated on the total investible assets of Athene and its subsidiaries including accounts supporting reinsurance agreements for which Athene or a subsidiary thereof acts as reinsurer as of the effective date of such allocation (provided that any such allocation of costs or expenses may not be used to pay investment management fees);
• one or more investments by Athene or any subsidiary thereof in (a) an Apollo-sponsored vehicle or (b) any person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, including any upsize, renewal or extension of an existing investment, up to and including $250 million per investment (or series of related investments), provided that (i) any such investment is on terms, including with respect to fees, which a member of the Apollo Group certifies that it believes are in the aggregate no less favorable to Athene or a subsidiary thereof than terms a similarly situated but unaffiliated person would receive in an arm’s length transaction, (ii) the (a) management fees earned by the Apollo Group shall not exceed 2% of assets or commitment, as applicable, and (b) carried interest or performance fees earned by the Apollo Group for any such investment shall not exceed 20% of the profits, and (iii) any special fees or other fees earned by any member of the Apollo Group in connection with any such investment shall offset management fees (to the extent of management fees) or if such fees do not offset management fees, they shall be arm’s length or approved by the Apollo-sponsored vehicle’s or such other investee's limited partner advisory board; and
• any other class of transactions, rights, fees or agreements determined by approval of the conflicts committee to not be an Apollo Conflict a related party transaction incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, nor require approval of the conflicts committee.

    Each strategy that is managed, advised or sub-advised for Athene or any of its subsidiaries by any member of the Apollo Group through a managed account and was previously subject to conflicts committee approval (other than the existing IMA or new IMAs previously approved) may be re-examined by the conflicts committee if such strategy underwent a material change in the amount of AUM in the immediately preceding 12 months.

    Athene’s conflicts committee or applicable disinterested directors have previously approved the existing transactions described above that are required to be approved by the terms of Athene’s conflicts committee charter.

    While the Company does not maintain written policies and procedures separate from those of Athene described above, transactions of the type that would be required to be reported herein, but that are not covered by the Athene policy described above, namely those transactions between the Company, on the one hand, and Athene or other subsidiaries of Athene, on the other hand, are generally approved by the Company’s board of directors. The existing transactions described above under “ — Other Related Party Transactions and Relationships ” were approved by the Company’s board of directors.

Company Related Risk Factors

Risks Relating to Business Operations
The Company’s financial condition depends, in part, on the accuracy of management’s assumptions and estimates, and the Company’s financial condition could be adversely affected if these assumptions and estimates differ significantly from actual results.
    The Company makes and relies on certain assumptions and estimates regarding many items related to its business, including interest rates, investment returns, expenses and operating costs, tax assets and liabilities, business mix, surrender activity, mortality and contingent liabilities. The Company also uses these assumptions and estimates to make decisions crucial to its business operations, such as establishing pricing, target returns and expense structures for its products; determining the amount of reserves it is required to hold for its policy liabilities;

determining the price it will pay to acquire or reinsure business; determining the hedging strategies to manage risks to its business and operations; and determining the amount of regulatory and rating agency capital it must hold to support its business. The factors influencing these assumptions and estimates cannot be calculated or predicted with certainty, and if these assumptions and estimates differ significantly from actual outcomes and results, the Company’s financial condition may be adversely affected.

    In particular, the Company’s financial condition may be significantly affected by the accuracy of the Company’s assumptions and estimates regarding its insurance products and liabilities, determinations of fair value, hedging strategies and financial statements.
• Insurance Products and Liabilities . Pricing of the Company’s annuity and other insurance products, whether issued by the Company or acquired through reinsurance or acquisitions, is based upon assumptions about factors such as persistency (how long insurance products remain in force), mortality (how long insureds live) and rates of election (the rates at which optional guaranteed benefits under insurance products are elected). If emerging or actual experience deviates from the Company’s assumptions, such deviations could have a significant effect on the financial condition of the Company. For example, a significant portion of the Company’s in-force and newly-issued products contain riders that offer guaranteed lifetime income or death benefits. These guarantees expose the Company to mortality, longevity and policyholder behavior risks. If actual utilization of certain guaranteed benefits is adverse when compared to the Company’s estimates used in setting its reserves for future policy benefits, these reserves may prove to be inadequate and the Company may be required to increase them. More generally, deviations from the Company pricing expectations may require the Company to make more payments under certain products than it had projected. The Company has limited experience to date on policyholder behavior for its guaranteed benefit products. As a result, future experience could deviate significantly from the Company’s assumptions.
• Determination of Fair Value . The Company holds securities, derivative instruments and other assets and liabilities that must be measured at fair value. Fair value is the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The determination of fair value involves the use of various assumptions and estimates, and considerable judgment may be required to estimate fair value. Accordingly, estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect the Company’s financial condition. During periods of market disruption, including periods of rapidly changing credit spreads or illiquidity, if trading becomes less frequent or market data becomes less observable, it has been and will likely continue to be difficult to value certain of the Company’s investments. Further, rapidly changing credit and equity market conditions could materially impact the valuation of investments as reported within the Company's financial statements, and the period-to-period changes in value could vary significantly. Even if the Company’s assumptions and valuations are accurate at the time that they are made, the market value of the Company’s investments could subsequently decline, which could adversely impact the financial condition of the Company.
• Hedging Strategies . The Company uses, and may in the future use, derivatives and reinsurance contracts to hedge risks such as current or future changes in the fair value of its assets and liabilities; current or future changes in cash flows; changes in interest rates, equity markets and credit spreads; the occurrence of credit defaults; currency fluctuations; and changes in mortality and longevity. The Company uses equity derivatives to hedge the liabilities associated with its fixed indexed annuities. The Company’s hedging strategies rely on assumptions and projections regarding the Company’s assets and liabilities, as well as general market factors and the creditworthiness of the Company’s counterparties, any or all of which may prove to be incorrect or inadequate. Accordingly, the Company’s hedging activities may not have the desired impact. The Company may also incur significant losses on hedging transactions.
• Financial Statements . The preparation of the financial statements of the Company, including the notes thereto, requires management to make various estimates and assumptions that affect the amounts reported in the financial statements. These estimates include, but are not limited to, the fair value of investments, impairment of investments and valuation allowances, the valuation of derivatives, future policy benefit reserves and valuation allowances on deferred tax assets. The assumptions and estimates required for these calculations involve judgment and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s financial results may be adversely affected from time to time by actual results differing from assumptions. Any of these inaccuracies could result in material adjustments to the Company’s financial statements.

The Company relies significantly on third parties for various services, and the Company may be held responsible for obligations that arise from the acts or omissions of third parties under the third parties’ respective agreements with the Company if the third parties are deemed to have acted on the Company’s behalf.
The Company relies significantly on third parties to provide various services that are important to the Company’s business, including investment, distribution and administrative services. As such, the Company’s business may be affected by the performance of those parties. Additionally, the Company’s operations are dependent on various technologies, some of which are provided or maintained by certain key outsourcing partners and other parties.

Many of the Company’s products and services are sold through third-party intermediaries. In particular, the Company is reliant on such intermediaries to describe and explain these products and services to potential customers, and although the Company takes precautions to avoid this result, such intermediaries may be deemed to have acted on its behalf. If that occurs, the intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by an intermediary or personnel employed by an intermediary could result in liability for the Company and have an adverse effect on its reputation and business prospects, as well as lead to potential regulatory actions or litigation involving or against the Company. In addition, the Company relies on third-party administrators (“TPAs”) to administer a portion of its annuity contracts. Some of the Company’s reinsurers also use TPAs to administer business which the Company reinsures to them. To the extent any of these TPAs do not administer such business appropriately, the Company has and may in the future experience customer complaints, regulatory intervention and other adverse impacts, which could affect its future growth and profitability. If any of these TPAs or their employees are found to have made material misrepresentations to the Company’s policyholders, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, the Company could be held liable for their actions and be subject to regulatory scrutiny, which could adversely affect the Company’s reputation, business prospects, financial condition, results of operations, liquidity and cash flows.

Since 2015, the Company has experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with Athene’s acquisition of Aviva USA and reinsured to affiliates of Global Atlantic. The life insurance policies included in this block have been and are currently being administered by AllianceOne, a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues, but to a lesser extent. As a result of the difficulties experienced with respect to the administration of such policies, Athene has received notifications from several state regulators, including but not limited to the NYSDFS, the CDI and the TDI, indicating, in each case, that the respective regulator was undertaking market conduct examinations or enforcement proceedings of the applicable U.S. insurance subsidiary relating to the treatment of policyholders subject to Athene’s reinsurance agreements with affiliates of Global Atlantic and the conversion of the life and annuity policies, including the administration of such blocks by AllianceOne. Athene has entered into consent orders with several state regulators, including the NYSDFS, the CDI and the TDI, to resolve underlying matters with those regulators. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders arising out of the administration of life policies or the conversion of life and annuity policies are subject to indemnification by Global Atlantic or affiliates of Global Atlantic. Fines and costs paid in connection with consent orders arising out of the administration of annuity contracts may be subject to indemnification by AllianceOne.

In addition to the foregoing, Athene has received inquiries, and expects to continue to receive inquiries, from other regulatory authorities regarding the conversion matter. In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. While the Company does not expect the amount of any such fines, penalties or payments arising from these matters to be material to the Company’s business, financial condition, results of operations or cash flows, it is possible that such amounts could be material.

Pursuant to the terms of the reinsurance agreements between Athene and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

Additionally, past or future misconduct by the Company’s agents that distribute their products or employees of their vendors could result in violations of law by the Company, regulatory sanctions and/or serious reputational or financial harm and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. Although the Company employs controls and procedures designed to monitor associates’ business decisions and to prevent the Company from taking excessive or inappropriate risks, associates may take such risks in circumvention of such controls and procedures.

Interruption or other operational failures in telecommunications, information technology and other operational systems or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on the Company’s business.
    The Company is highly dependent on automated and information technology systems to record and process its internal transactions and transactions involving its customers, as well as to calculate reserves, value its investment portfolios and complete certain other components of its financial statements. The Company could experience a failure of one of these systems, the Company’s employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner or its employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or modifying an existing system. Additionally, anyone who is able to circumvent the Company’s security measures and penetrate the Company’s information technology systems could access, view, misappropriate, alter or delete information in the systems, including personally identifiable customer information and proprietary business information. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft.

    The Company believes that it has established and implemented appropriate security measures, controls and procedures to safeguard its information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems, and it periodically evaluates and tests the adequacy of such systems, controls and procedures. In addition, the Company has established business continuity plans, which are designed to ensure that the Company is able to maintain all aspects of its key business processes in the midst of certain disruptive events, including any disruptions to or breaches of information technology systems. Despite the implementation of security and back-up measures, the Company’s information technology systems may be vulnerable to physical or electronic intrusions, viruses or other attacks, programming errors and similar disruptions. The Company may also be subject to disruptions of any of these systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics, computer viruses and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to the Company and its customers. The failure of any one of these systems for any reason, or errors made by the Company’s employees or agents, could in each case cause significant interruptions to its operations, which could harm its reputation, adversely affect its internal control over financial reporting or have a material and adverse effect on the Company’s business, financial condition and results of operations and adversely affect the Company’s ability to make timely payments in full in respect of the annuity products being issued hereunder.

    The Company retains confidential information in its information technology systems and it relies on industry standard commercial technologies to maintain the security of those systems. Despite the Company’s implementation of network security measures, its servers could be subject to physical and electronic intrusions and similar disruptions from unauthorized tampering with its computer systems and, given the increasing sophistication of cyberattacks, in some cases, such incidents could occur and persist for an extended period of time without detection. While the Company performs penetration tests and has adopted a number of measures to protect the security of customer and company data, and to its knowledge has not experienced a successful cyber attack that has resulted in any material compromise in the security of its information technology systems, there is no guarantee that such an attack will not occur or be successful in the future. Due to recent heightened tensions between the United States and the Middle East, Athene, like other financial services firms, has experienced a significant increase in the volume of unsuccessful cyber-attacks. Athene is sharing information with industry groups and the U.S. Department of Homeland Security and is closely monitoring threat actors in the region.

    Any compromise of the security of the Company’s information technology systems that results in inappropriate disclosure or use of personally identifiable customer information could damage the reputation of the Company’s brand in the marketplace, deter purchases of the Company’s products, subject the Company to heightened regulatory scrutiny or significant civil and criminal liability and require it to incur significant technical, legal and other expenses.

    Even in the absence of a compromise in the security of the Company’s information technology systems, inappropriate disclosure or use of personally identifiable customer information may occur in the event of a compromise in the security of the information technology systems of the Company’s third-party advisors or business partners with whom the Company shares such data. Any such inappropriate disclosure or use could likewise damage the Company’s reputation in the marketplace, deter purchases of the Company’s insurance products, subject the Company to heightened regulatory scrutiny or significant civil and criminal liability and require the Company to incur significant technical, legal and other expenses.

The Company may be the target or subject of, and may be required to defend against or respond to, litigation or regulatory investigations or enforcement actions.
    The Company operates in an industry in which various practices are subject to potential litigation (including class action litigation) and regulatory scrutiny. The Company, like other financial services companies, is involved in litigation and arbitration in the ordinary course of business and may be the subject of regulatory proceedings (including investigations and enforcement actions). Plaintiffs may seek large or indeterminate amounts of damages in litigation and regulators may seek large fines in enforcement actions. Given the large or indeterminate amounts sometimes sought and the inherent unpredictability of litigation and enforcement actions, it is possible that an unfavorable resolution of one or more matters could have an adverse effect on the Company’s business, financial condition, results of operations, liquidity and cash flows. Even if the Company ultimately prevails in any litigation or receives positive results from investigations, the Company could incur material legal costs or its reputation could be materially adversely affected.

The spread of Coronavirus Disease 2019 (“COVID-19”) and the resulting impact on economic conditions and the financial markets may adversely impact the Company’s business operations or trigger or exacerbate the operational, market and other risks the Company faces and could have a material adverse effect on the Company’s business, financial condition, results of operations, liquidity and cash flows.

    The Company is closely monitoring developments related to the COVID-19 pandemic to assess its impact on the Company’s business. At this time, it is not possible to predict the longer-term effects that COVID-19 could have on the Company’s business. The extent to which the COVID-19 pandemic impacts the Company’s business or financial condition depends on future developments, which are highly uncertain, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain or address its impact, including the rate of vaccine adoption, the efficacy of vaccines in the broader population, potential future changes in monetary policy enacted by the Federal Reserve and potential future fiscal stimulus measures implemented by the federal government.

While the Company has implemented risk management and contingency plans and taken preventive measures and other precautions, COVID-19 could still have an adverse impact on the Company’s business or financial position. The Company has taken measures to reduce the risk of transmission among employees, including implementing social distancing measures and face covering and contact tracing protocols; however, the Company’s efforts may prove ineffective. Should the Company’s efforts prove ineffective or should the virus continue to spread in the communities in which the Company operates, the Company may deem it appropriate to extend or re-implement remote work arrangements. An extended period of remote work arrangements could strain the Company’s business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair the Company’s ability to manage its business. The Company also outsources certain critical business activities to third parties. As a result, the Company relies upon the successful implementation and execution of the business continuity and repopulation planning of such entities in the current environment. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity and repopulation strategies are largely outside the Company’s control. If one or more of the third parties to whom the Company outsources certain critical business activities experience operational failures as a result of the impacts from the spread of COVID-19 or claim that they cannot perform due to a force majeure, it may have a material adverse effect on the Company’s business or financial condition.

Increased economic uncertainty and increased unemployment resulting from the economic impacts of the spread of COVID-19 may also result in policyholders seeking sources of liquidity and withdrawing at rates greater than the Company previously expected. If policyholder lapse and surrender rates significantly exceed the Company’s expectations, it could have a material adverse effect on the Company’s business or financial condition. See – The Company’s financial condition depends, in part, on the accuracy of our management’s assumptions and estimates, and the Company’s financial condition could be adversely affected if these assumptions and estimates differ significantly from actual results.

The effects of the spread of COVID-19 on economic conditions and the financial markets may trigger or exacerbate the market and credit risk discussed elsewhere in these risk factors or in this prospectus.

As a result of the adverse economic consequences brought about by the spread of COVID-19, certain of the securities that the Company holds may be subject to ratings downgrade or the Company may be unable to obtain the securities ratings needed for admissibility of the securities for statutory reporting purposes. In each case, it may have an adverse impact on the Company’s statutory capital or the statutory capital that the Company is required to hold and may result in a downgrade of the Company’s financial strength ratings and have a material adverse effect on the Company’s financial condition, results of operations, liquidity and cash flow.

While governmental and non-governmental organizations are engaging in efforts to combat the spread and severity of the COVID-19 pandemic and related public health issues, these measures may not be effective. The Company cannot predict how legal and regulatory responses to concerns about the COVID-19 pandemic and related public health issues will impact its business. Such events or conditions could result in additional regulation or restrictions affecting the conduct of the Company’s business in the future.

Uncertainty relating to the LIBOR calculation process and the phasing out of LIBOR as of a future date may adversely affect the value of the Company’s investment portfolio or its ability to achieve its hedging objectives.

    On July 27, 2017, the UK Financial Conduct Authority (the “FCA”) announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At the time of the announcement, the FCA indicated that it expected that the current member banks would voluntarily sustain LIBOR until the end of 2021, but they had no obligation to do so, and may discontinue their activities at any time. Since the FCA’s original announcement, the UK Government has announced that it intends to enact legislation to bestow upon the FCA the power to direct a methodology change to enable LIBOR to be published on a synthetic basis after such time that it loses representativeness (the “Proposed Powers”).

On December 4, 2020, the Intercontinental Exchange Benchmark Administrator (the “IBA”), the party that administers the publication of LIBOR, published a consultation on its intention to cease publication of 1-week and 2-month USD LIBOR settings immediately following the LIBOR publication on December 31, 2021 and the overnight and 1-, 3-, 6- and 12-month USD LIBOR settings immediately following the LIBOR publication on June 30, 2023. The IBA consulted on these intended cessation dates because a majority of LIBOR panel banks had communicated to the IBA that such banks would be unwilling to continue contributing to the relevant LIBOR settings after such dates. The consultation closed on January 25, 2021 and on March 5, 2021, the IBA announced that in the absence of sufficient panel bank support and without the intervention of the FCA to compel continued panel bank contribution to LIBOR, it will not be possible for the IBA to publish the relevant LIBOR settings on a representative basis beyond the dates previously specified for such settings. The FCA advised the IBA that the FCA had no intention of using its Proposed Powers to enable the calculation of a synthetic LIBOR with respect to overnight, 1-week, 2-month and 12-month LIBOR settings and indicated that it would consider the case for using its Proposed Powers in respect of the 1-month, 3-month and 6-month LIBOR settings. Absent use of the FCA’s Proposed Powers with respect to any of the remaining LIBOR settings, LIBOR for substantially all of the Company’s contracts with exposure to LIBOR would cease publication after June 30, 2023. At this time, it is not possible to predict the implementation of any other reforms to LIBOR that may be enacted in the UK or elsewhere or the likelihood that the FCA will uses its Proposed Powers.

The Alternative Reference Rate Committee of the New York office of the Board of Governors of the Federal Reserve (“ARRC”), and the International Swaps and Derivatives Association (“ISDA”), have taken significant steps toward the development of consensus-based fallbacks and alternatives to LIBOR, which appear constructive for end-users, such as life insurers. The ISDA has amended and/or provided a means for amendment through protocol of its applicable standard documentation to implement fallbacks for certain key interbank offered rates (“IBORs”). The fallbacks apply if enumerated temporary, permanent and pre-cessation triggers relating to the relevant IBOR occur. The Company adhered to the ISDA’s IBOR fallbacks protocol in January 2021. There can be no assurance, however, that the alternative rates and fallbacks will be effective at preventing or mitigating disruption as a result of the transition. Should such disruption occur, it may adversely affect, among other things, (1) the trading market for LIBOR-based securities, including those held in the Company’s investment portfolio, (2) the market for derivative instruments, including those that the Company uses to achieve our hedging objectives, and (3) the Company’s ability to issue funding agreements bearing a floating rate of interest.

The ARRC has endorsed the Secured Overnight Financing Rate (“SOFR”) as its preferred replacement benchmark for U.S. dollar LIBOR. SOFR is calculated and published by the Federal Reserve Bank of New York and reflects the combination of three overnight U.S. Treasury Repo Rates. The rate is different from LIBOR, in that it is a risk-free rate, is backward-looking instead of forward-looking and is a secured rate. In addition, unlike LIBOR, which is reported daily for a variety of tenors ranging from overnight to 12-months, SOFR is currently available primarily as an overnight rate.

The effect of the discontinuation of LIBOR on legacy or new contracts to which the Company has exposure or the activities in its businesses will vary depending on (1) the character of existing fallback provisions in individual contracts and (2) whether, how, and when industry participants develop and widely adopt new reference rates and fallbacks for both legacy and new contracts. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Company’s contracts whose value is tied to LIBOR. The value or profitability of these contracts may be adversely affected.

To manage the uncertainty surrounding the discontinuation of LIBOR, Athene has established a LIBOR transition team and a transition plan. Athene’s plan is subject to change as Athene gains additional information. Athene has created an Executive Steering Committee composed of senior executives to coordinate and oversee execution of its plan. Although Athene expects that it will be successful at fully implementing its plan prior to the discontinuation of LIBOR, it can provide no assurance at this time. Failure to fully implement its plan prior to the discontinuation of LIBOR may have a material adverse effect on its business and financial position.

A significant amount of the value of contracts tied to LIBOR extending beyond June 30, 2023 relates to contracts pertaining to investments within the Company’s investment portfolio. As the Company’s asset manager, Apollo manages the relationship with relevant market participants, including investees and trustees; negotiates and maintains the relevant investment documentation; and inputs key information, such as interest rates, into systems integrated with our financial reporting system. The Company is therefore reliant upon Apollo to complete important functions in the LIBOR transition process as it relates to the Company’s investment portfolio, including negotiating for relevant fallbacks, where appropriate, and inputting the appropriate replacement interest rates into the applicable information systems in advance of LIBOR’s transition. Should Apollo fail to timely complete all of its responsibilities prior to the discontinuation of LIBOR, it could have an adverse impact on the Company’s results of operations and ability to timely report accurate financial information.

Risks Relating to Market Risk

The Company is dependent on certain reinsurance arrangements with AADE and AARe.
    The Company has entered into a coinsurance agreement with AADE and has also entered into certain Modco Agreements with AARe. Pursuant to the coinsurance agreement, the Company cedes to AADE a 50% quota share of its retail annuity business issued on or after January 1, 2018. Pursuant to the Modco Agreements the Company cedes to AARe 80% to 100% of its remaining business. The Company expects to cede to AARe, on a modified coinsurance basis, 80% of all liabilities arising out of the Contract. Under each Modco Agreement, the Company is required to fund a Modco Account at the inception of the reinsurance relationship with assets equal to the gross statutory reserves corresponding to the ceded business (the “Reserves”). Payments on the liabilities ceded by the Company are made from the applicable Modco Account when due. To the extent that the assets maintained in a Modco Account are less than the corresponding Reserves, AARe is required to transfer assets to the Company to be deposited into the applicable Modco Account upon settlement. Should AARe fail to make any such transfer, the Company’s ability to make payments on a ceded liability could be adversely affected. Due to the Modco Agreements, the amount of capital and surplus that the Company is required to maintain is less than what would be required if the insurance liabilities were not ceded to AARe. Therefore, the Company may have fewer assets available to make payments under its insurance liabilities in the event of a default by AARe. In addition, the Company remains primarily liable for the policies ceded to AADE and may experience similar challenges in the event of a default by AADE. AARe and/or AADE, on the one hand, and the Company, on the other hand, may agree to modify or terminate any of the Modco Agreements or the coinsurance agreement without the consent of policyholders, and such modification or termination may be detrimental to the interests of such policyholders and the Company’s ability to satisfy its financial obligations may be adversely affected.

Interest rate fluctuations could adversely affect the Company's business, financial condition, results of operations, liquidity and cash flows.
    Interest rate risk is a significant market risk for the Company. The Company defines interest rate risk as the risk of an economic loss due to changes in interest rates. This risk arises from the Company’s holdings in interest rate-sensitive assets (e.g., fixed income assets) and liabilities (e.g., fixed deferred and immediate annuities). Substantial and sustained increases or decreases in market interest rates can adversely affect the Company’s business, financial condition, results of operations, liquidity and cash flows, including the following:
• Significant changes in interest rates expose the Company to the risk of not realizing anticipated spreads between overall net investment earned rates and its cost of funds.
• Changes in interest rates may negatively affect the value of the Company’s assets and the Company’s ability to realize gains or avoid losses from the sale of those assets. Significant volatility in interest rates may have a larger adverse impact on certain assets in the Company’s investment portfolio that are highly structured or have limited liquidity.
• Changes in interest rates may cause changes in prepayment rates on fixed-income assets in the Company’s investment portfolio. For instance, falling interest rates may accelerate the rate of prepayment on mortgage loans, while rising interest rates may decrease such prepayments below the level of the Company’s expectations. At the same time, falling interest rates may result in the lengthening of duration for policies and liabilities due to the guaranteed benefits contained in the Company’s products, while rising interest rates could lead to increased policyholder withdrawals and a shortening of duration for liabilities. In either case, the Company could experience a mismatch in its assets and liabilities and potentially incur economic losses, which may have an adverse effect on the Company’s financial condition.
• During periods of declining interest rates or a prolonged period of low interest rates, annuity products may be relatively more attractive to existing policyholders than other investment opportunities available to them. This may cause the Company’s assumptions regarding persistency to prove inaccurate as the Company’s policyholders opt to not surrender or take withdrawals from their products, which may result in the Company experiencing greater claim costs than it had anticipated and/or cash flow mismatches between assets and liabilities.
• Certain securitized financial assets are accounted for based on expectations of future cash flows. To the extent future interest rates are lower than the Company has projected, the Company will experience slower accretion of discounts on these assets and will have a lower yield on its portfolio.
• An extended period of declining interest rates or a prolonged period of low interest rates may cause the Company to decrease the crediting rates of its products, thereby reducing their attractiveness.
• During periods of declining interest rates, the Company may have to reinvest the cash it receives as interest or return of principal on its investments into lower-yielding high-grade instruments or seek potentially higher-yielding, but higher-risk instruments in an effort to achieve returns comparable with those attained during more stable interest rate environments.
• In periods of rapidly increasing interest rates, withdrawals from and/or surrenders of annuity contracts may increase as policyholders choose to seek higher investment returns elsewhere. Obtaining cash to satisfy these obligations may require the Company to liquidate fixed-income investments at a time when market prices for those assets are depressed. This may result in realized investment losses.

The Company is subject to the credit risk of its counterparties, including reinsurers who assume liabilities from the Company, plan sponsors who transfer pension obligations to its subsidiaries and derivative counterparties.

    The Company may cede certain risks by entering into reinsurance agreements. Under such agreements, the Company will be liable for losses relating to insurance risks if the applicable reinsurer fails to perform under its reinsurance agreement with the Company. In connection with the acquisition of the Company, the Company entered into reinsurance agreements with affiliates of Global Atlantic pursuant to which the Company effectuated a transfer of substantially all of the Company’s life insurance business. Because these agreements involve reinsurance of an entire business segment, the agreements collectively cover a much larger volume of business than traditional reinsurance agreements. Additionally, although the applicable affiliates of Global Atlantic are obligated to maintain assets in trust or custody accounts for the Company’s benefit to support substantially all of such affiliates’ financial obligations under their reinsurance agreements with the Company, as Global Atlantic’s affiliates are the only counterparties under the agreement, the Company faces a heightened risk of default with respect to Global Atlantic in particular. In addition, the Company does not have a security interest in the assets in the custody accounts supporting the reinsurance agreements. Therefore, in the event of an insolvency of the relevant Global Atlantic affiliated insurance company acting as reinsurer, the Company’s claims would be subordinated to those of such insurance company’s policyholders and the assets in the relevant custody accounts may be available to satisfy the claims of such insurance company’s general creditors in addition to the Company. As with any other reinsurance agreement, the Company remains liable to its policyholders if the applicable Global Atlantic affiliate fails to perform. Although each agreement provides that the applicable Global Atlantic affiliate agrees to indemnify the Company for losses sustained in connection with its respective performance of each agreement, such indemnification may not be adequate to compensate the Company for losses actually incurred in the event that such Global Atlantic affiliate is either unable or unwilling to perform according to the applicable agreement’s terms. In addition to possible losses that could be incurred if the Company is forced to recapture these blocks, the Company may also face a substantial shortfall in capital to support the recaptured business, possibly resulting in material declines to its RBC ratio and/or creditworthiness.

    The Company also assumes liabilities from other insurance companies. Changes in the ratings, creditworthiness or market perception of such ceding companies or in the administration of policies reinsured to the Company could cause policyholders of contracts reinsured to the Company to surrender or lapse their policies in unexpected amounts. In addition, to the extent such ceding companies do not perform under their reinsurance agreements with the Company, the Company may not achieve the results it intended and could suffer unexpected losses. In either case, the Company has exposure to its reinsurance counterparties which could adversely affect the Company’s financial condition.

The Company assumes pension obligations from plan sponsors, including obligations in respect of current employees of the plan sponsor. The transfer of these obligations expose it to the credit risk of the plan sponsor. If the plan sponsor were to experience financial distress that resulted in bankruptcy or significant terminations or otherwise experienced substantial turnover of employees active under the plan, such employees might be entitled to rights under the pension plan, such as lump sum payments. To the extent that a plan sponsor experienced a significant turnover event, the Company may not achieve the targeted return expected at the time the PRT transaction was priced and its financial position, results of operations, liquidity and cash flow may be adversely affected.

In addition, the Company is exposed to credit loss in the event of nonperformance by its counterparties on derivative agreements. The Company seeks to reduce the risk associated with such agreements by entering into such agreements with large, well-established financial institutions. There can be no assurance that the Company will not suffer losses in the event a counterparty on a derivative agreement fails to perform or fulfill its obligations.

Risks Relating to Liquidity and Regulatory Capital

The amount of statutory capital that the Company has, or that it is required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control.
    The Company is subject to state regulations that provide for minimum capitalization requirements based on risk-based capital (“RBC”) formulas for life insurance companies. In any particular year, the Company’s capital ratios and/or statutory surplus amounts may increase or decrease depending on a variety of factors, most of which are outside of the Company’s control, including, but not limited to, the following:
• the amount of statutory income or losses generated by the Company;
• the amount of additional capital the Company must hold to support its business growth;
• changes in reserve requirements applicable to the Company;
• changes in market value of certain securities in the Company’s investment portfolio;
• recognition of write-downs or other losses on investments held in the Company’s investment portfolio;
• changes in the credit ratings of investments held in the Company’s investment portfolio;
• the value of certain derivative instruments;
• changes in interest rates;
• credit market volatility;
• changes in corporate tax rates;
• changes in policyholder behavior; and
• changes to the RBC formulas and interpretations of the National Association of Insurance Commissioners’ (“NAIC”) instructions with respect to RBC calculation methodologies.

Nationally recognized statistical ratings organizations (“NRSROs”) may also implement changes to their internal models, which differ from the RBC capital models, that have the effect of increasing or decreasing the amount of statutory capital the Company must hold in order to maintain its current ratings.

On October 1, 2013, Athene and the Company entered into a net worth maintenance agreement (the “Net Worth Maintenance Agreement”), pursuant to which AHL agreed to cause, at all times on and after October 1, 2013, the Company to have and maintain its “total adjusted capital” (“TAC”) at a minimum of 200% Company Action Level (“CAL”) RBC, as those terms are defined by the insurance laws in the State of Iowa. The Net Worth

Maintenance Agreement also prohibits the Company from paying a dividend if such payment would cause its TAC to fall below 200% of its CAL RBC unless approved by the IID. The Net Worth Maintenance Agreement remains in effect unless terminated by the Company and Athene with the approval of the IID. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it.

To the extent that the Company’s capital ratios are deemed to be insufficient by one or more NRSROs to maintain their current ratings, the Company may take action to either increase its capitalization or reduce its capitalization requirements. If the Company is unable to accomplish such actions, NRSROs may view this as a reason for a ratings downgrade. If the Company’s capital ratio deteriorates significantly, it could subject the Company to further examination or corrective action imposed by the IID, including limitations on its ability to write additional business, supervision by the IID, seizure or liquidation, each of which could materially and adversely affect the Company’s business, financial condition, results of operations, cash flows and prospects.

In November 2019, the International Association of Insurance Supervisors (“IAIS”) adopted the Common Framework for the Supervision of Internationally Active Insurance Groups (“ComFrame”). ComFrame will be applicable to entities that meet the IAIS’ criteria for internationally active insurance groups (“IAIGs”) and are designated as such by their group supervisor. ComFrame establishes international standards for the designation of a group-wide supervisor for each IAIG and for the imposition of a group capital requirement applicable to an IAIG, which is separate from the current legal entity capital requirements imposed by state insurance laws and regulations. In December 2014, the NAIC revised its Model Holding Company Law to empower state insurance regulators to be designated as group-wide supervisors for a U.S.-based IAIG. In November 2019, the IAIS adopted a revised version of the global insurance capital standard, which is the group capital component of ComFrame. The U.S. is developing an alternative to the IAIS capital standard based upon an aggregation method approach. The acceptability of this approach as an alternative to the IAIS capital standard will be determined before the end of 2024. The U.S. alternative is based upon a GCC tool, which was adopted by the NAIC in December 2020, which uses an RBC aggregation methodology for all entities within the insurance holding company, including non-U.S. entities. The goal is to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. The NAIC has stated that the calculation will be a regulatory tool and does not constitute a requirement or standard; however, these regulatory developments may increase the amount of capital that the Company is required to hold and could result in the Company being subject to increased regulatory requirements.

If the Company’s RBC ratios reach certain minimum levels, the Company could be subject to further examination or corrective action imposed by its insurance regulator. Corrective actions may include limiting the Company’s ability to write additional business, increased regulatory supervision, or seizure or liquidation of the Company’s business, each of which could materially and adversely affect the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

As a financial services company, the Company is exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.

    Liquidity risk is a manifestation of events that are driven by other risk types (e.g. market, policyholder behavior, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources, such as the Intercompany Note, may be unavailable or inadequate to satisfy the liquidity demands described below.

    The Company has four primary sources of liquidity exposure and associated drivers that trigger material liquidity demand. Those sources are:

• Collateral market exposure: Abrupt changes to interest rate, equity, and/or currency markets may increase collateral requirements to counterparties and create liquidity risk.

• Asset liability mismatch: There are liquidity risks associated with liabilities coming due prior to the matching asset cash flows. Structural maturities mismatch can occur in activities such as securities lending, where the liabilities are effectively overnight open transactions used to fund longer-term assets. The Company faces potential liquidity risks from unexpected cash demands due to severe mortality, policyholder withdrawals or lapse events. If such events were to occur, the Company may face unexpectedly high levels of claim payments to policyholders.

• Funding availability: The Company has availed, and from time to time may avail itself, of the financial markets for funding (such as through securities lending and repurchase arrangements and other forms of borrowing in the capital markets). These sources might not be available during times of stress, or may only be available on unfavorable terms, which can result in a decrease in the Company’s profitability and a significant reduction in the Company’s financial flexibility.

• Funding commitments: The Company is contractually obligated to fund capital calls of or otherwise make investments in certain entities. These obligations may become due at any time upon counterparty request. Substantial economic stress, such as that brought about by COVID-19, may accelerate the timing and increase the frequency of capital calls. To the extent that a significant amount of such obligations becomes due at any given time, it may give rise to liquidity risk. As of December 31, 2020, the Company had commitments to make investments in the amount of $3.4 billion.

    If a material liquidity demand is triggered and the Company is unable to satisfy the demand with the sources of liquidity readily available to the Company, it may have a material adverse impact on the Company’s business, financial condition, liquidity and cash flows

General Risk Factors

The Company’s industry is highly regulated and the Company is subject to significant legal restrictions, and these restrictions may have an adverse effect on the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

    The Company is subject to a complex and extensive array of laws and regulations that are administered and enforced by many regulators, including state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the DOL, the IRS and the Office of the Comptroller of the Currency. Failure to comply with these laws and regulations could subject the Company to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company’s reputation, revocation of the Company’s certificate of incorporation or interruption of the Company’s operations, any of which could have a material and adverse impact on its business, financial position, results of operations, liquidity and cash flows.

In addition to the foregoing risks, the financial services industry is the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the companies within this industry. Governmental authorities in the United States and worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole and to commercial and financial activities and systems in general, as indicated by the recent adoption of the revised global insurance capital standard by the IAIS, as well as the U.S. NAIC group capital calculation. While the Company cannot predict the exact nature, timing or scope of possible governmental initiatives, there may be increased regulatory intervention in the insurance and financial services industry in the future.

Corporate Governance
Director Independence

    Each of Ms. Hormozi, Mr. Ruisi and Mr. Sabatini is considered independent under the independence standards of the NYSE. The Company does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees. None of Mr. Kvalheim, Mr. Welp, Mr. Klein or Ms. Taitz is considered independent under the independence standards of the NYSE applicable to audit, nominating or compensation committees.

Compensation Committee Interlocks and Insider Participation
    The board of directors of the Company does not have a compensation committee or a committee that performs a similar function. All compensation decisions affecting the Company’s executive officers and directors are made pursuant to the compensation policies and procedures of Athene or the appropriate subsidiary thereof, other than the Company. No executive officer of the Company served as a member of a compensation committee, a committee that performs a similar function or the board of directors, of another entity that has, or had at any time during the year ended December 31, 2020, an executive officer who served as a member of the board of directors of the Company.

Selected Financial Data
[To be added by pre-effective amendment.]

Note Regarding Forward Looking Statements
[To be added by pre-effective amendment.]

Management's Discussion and Analysis
[To be added by pre-effective amendment.]

Quantitative and Qualitative Disclosures about Market Risk
[To be added by pre-effective amendment.]

Financial Statements
[To be added by pre-effective amendment.]

Appendix A - Segment Interim Value Examples
    The following table of inputs is used in Example 11. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000.

	1-Year Buffer Segment Option (Point-to-Point)	2-Year Buffer Segment Option (Point-to-Point)	6-Year Buffer Segment Option (Point-to-Point)
Contract Date
Interest Adjustment index value	1.00%	1.00%	1.00%
Segment Start Date
Segment Term Period (in Months)	12	24	72
Segment Option Index Value	100	100	100
Participation Rate	100%	100%	100%
Cap Rate	18%	25%	100%
Buffer Rate	10%	10%	20%
Segment Fee	0.95%	0.95%	0.95%
Example 11
Time Elapsed Since Contract Date	6	6	6
Time Remaining in Segment Term Period	6	18	66
Segment Value (a)	$99,525.00	$99,525.00	$99,525.00
Example 11A: Interest Rates decreased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($15,905.35)	($15,712.91)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$85,850.27	$86,373.63	$86,566.08
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$77,888.27	$78,411.63	$78,604.08
Example 11B: Interest Rates decreased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($4,967.58)	($5,838.21)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$97,504.56	$97,311.40	$96,440.77
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$89,542.56	$89,349.40	$88,478.77
Example 11C: Interest Rates decreased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$12,412.75	$14,486.69
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$114,454.18	$114,691.74	$116,765.67
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$106,492.18	$106,729.74	$108,803.67

Example 11D: Interest Rates decreased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$6,348.43	$6,255.01
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$108,989.91	$108,627.41	$108,533.99
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,027.91	$100,665.41	$100,571.99
Example 11E: No change in Interest Rates or Index Value
Equity Adjustment (b)	$1,512.11	$1,165.38	$364.48
Interest Adjustment (c)	$0.00	$0.00	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$101,037.11	$100,690.38	$99,889.48
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$93,075.11	$92,728.38	$91,927.48
Example 11F: Interest Rates increased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$6,348.43	$6,255.01
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$103,569.15	$103,206.65	$103,113.23
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$95,607.15	$95,244.65	$95,151.23
Example 11G: Interest Rates increased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$12, 412.75	$14,486.69
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$109,033.42	$109,270.98	$111,344.92
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,071.42	$101,308.98	$103,382.92
Example 11H: Interest Rates increased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($4,967.58)	($5,838.21)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$92,083.80	$91,890.64	$91,020.02
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$84,121.80	$83,928.64	$83,058.02
Example 11I: Interest Rates increased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($15,905.35)	($15,712.91)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$80,429.51	$80,952.87	$81,145.32
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$72,467.51	$72,990.87	$73,183.32

The following table of inputs is used in Example 12. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000. Each example also assumes one Milestone Credit Percentage equal to 30% which was determined on the Contract's third Observation Date.

Milestone Lock Segment Option
Contract Date
Interest Adjustment index value	1.00%
Segment Start Date
Segment Term Period (in Months)	72
Segment Option Index Value	100
Participation Rate	100%
Cap Rate	100%
Milestone Threshold	25%
Milestone Credit Percentage 1	30%
Buffer Rate	15%
Segment Fee	0.95%
Example 12
Time Elapsed Since Contract Date	42
Time Remaining in Segment Term Period	30
Segment Value (a)	$96,675.00
Example 12A: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,559.71
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$109,441.63
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$103,641.13
Example 12B: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$26,171.53
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$124,053.45
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$118,252.95

Example 12C: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$58,763.85
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$156,645.76
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$150,845.26
Example 12D: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$45,093.40
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$142,975.31
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$137,174.81
Example 12E: No change in Interest Rates. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. No change in Index Value in six months since most recent Milestone Date.
Equity Adjustment (b)	$35,705.23
Interest Adjustment (c)	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$132,380.23
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$126,579.73
Example 12F: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$45,093.40
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$140,582.22
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$134,781.72
Example 12G: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$58,763.85
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$154,252.66
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$148,452.16

Example 12H: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$26,171.53
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$121,660.35
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$115,859.85
Example 12I: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,559.71
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$107,048.53
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$101,248.03

Example 13 below shows how the Equity Adjustment Factor would be determined for a hypothetical Performance Blend Segment Option six months into the Segment Term Period, after the value of the derivative instruments have been determined for each index.

Example 13	On Segment Start Date	On Day Segment Interim Value is Calculated
Value of Derivative Instruments on S&P 500® Index[1]	11.15%	11.55%
Value of Derivative Instruments on Russell 2000® Index[1]	11.30%	11.65%
Value of Derivative Instruments on MSCI EAFE Index[1]	11.45%	11.50%
Weighted Value of Derivative Instruments on S&P 500® Index	2.23%[2]	3.47%[3]
Weighted Value of Derivative Instruments on Russell 2000® Index	3.39%	5.83%
Weighted Value of Derivative Instruments on MSCI EAFE Index	5.73%	2.30%
Aggregate Value of Derivative Instruments	11.35%[4]	11.59%
Equity Adjustment Factor	0.00%	0.25%[5]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price for each index
(2)     Value of the derivative instruments on the S&P 500® multiplied by 20%, as the S&P 500® had the lowest value of derivative instruments for the three indices on the Segment Start Date
(3)     Value of the derivative instruments on the S&P 500® multiplied by 30%, as the S&P 500® had the second highest value of derivative instruments for the three indices on the day the Segment Interim Value is calculated
(4)     Sum of the weighted values of derivative instruments for all three indices (2.23% + 3.39% + 5.73%)
(5)    The Equity Adjustment Factor is calculated as A - B x (1 - Y), where A equals the aggregate value of derivative instruments on the day the Segment Interim Value is calculated; B equals the aggregate value of derivative instruments on the Segment Start Date; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is
11.59%, B is 11.35%, and Y is 0 because a full year has not yet elapsed since the Segment Start Date. The Equity Adjustment Factor is therefore calculated as 11.59% - 11.35% x (1 - 0) = 0.25% to the nearest basis point.

Example 14 below shows how the Equity Adjustment Factor would be determined for a hypothetical Milestone Lock Segment Option three years and six months into the Segment Term Period, after the value of the derivative instruments have been determined for the Reference Index. For this hypothetical Milestone Lock Segment Option, the Milestone Credit Percentages were determined at the end of years one and three.

Example 14	Milestone Lock Segment Option
Value of Derivative Instruments on Segment Start Date[1]	11.15%
Value of Derivative Instruments on Day Segment Interim Value is Calculated[2]	11.55%
Milestone Credit Percentage at End of Year 1	27.50%
Milestone Credit Percentage at End of Year 2	Not Applicable
Milestone Credit Percentage at End of Year 3	29.25%
Equity Adjustment Factor[3]	78.25%[4]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price
(2)    Value of the derivative instruments as a percent of the most recent Milestone Date Index Price
(3)    Equity Adjustment Factor as of the day the Segment Interim Value is calculated
(4)     The Equity Adjustment Factor is calculated as [A x (1 + C) + C] - [B x (1 - Y)], where A equals the value of derivative instruments on the day the Segment Interim Value is calculated; B equals the value of derivative instruments on the Segment Start Date; C equals the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is 11.55%, B is 11.15%, C is 64.79% = (1 + 27.50%) x (1 + 29.25%) - 1, and Y is 0.50 because three full years have elapsed since the Segment Start Date and the Segment Term Period is six years. The Equity Adjustment Factor is therefore calculated as [11.55% x (1 + 64.79%) + 64.79%] - [11.15% x (1 - 0.50)] = 78.25% to the nearest basis point.

Example 15
    Assume the Segment Value is $100,000 on the Segment Start Date and is allocated to the Fixed Segment Option with a 2% annual Fixed Account Rate. If, six months into the Segment Term Period, the Interest Adjustment index value has decreased such that the Interest Adjustment Factor was -2.68%, the following values would result.

Example 15 - Segment Interim Value after Withdrawal prior to a Segment End Date
Annual Interest Rate	2.00%
Interest Adjustment Factor	-2.68%
Segment Value on the Segment Start Date	$100,000.00
Immediately Before Withdrawal
Accumulated Segment Credits	$995.05
Segment Value	$100,995.05
Total Interest Adjustment	$(2,666.77)	[1]
Segment Interim Value	$98,328.28
Withdrawal
Withdrawal Amount	$20,000.00
Interest Adjustment attributable to Withdrawal	$(535.90)	[2]
Withdrawal Charge	$(800.00)	[3]
Net Withdrawal Amount Paid to Owner	$18,664.10
Immediately After Withdrawal
Resulting Segment Value	$80,995.05

(1)    Total Interest Adjustment = 100,995.05 x -2.68% = (2,666.77)
(2)    Interest Adjustment attributable to Withdrawal = 20,000 * -2.68% = (535.90)
(3)    Assumes 8% Withdrawal Charge applied and no other Withdrawals have occurred since the last Contract Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged

Example 16
    Assume the Segment Value is $100,000 on the Segment Start Date is allocated to a 1-Year Buffer Segment Option with a Segment Fee of 0.95%, a Cap Rate of 18% and a Participation Rate of 100%. If, on the Segment End Date, Interest Rates have increased 50 bps and the Index Value has increased 25%, the following values would result.

Example 16 - Segment Interim Value on a Segment End Date
Segment Credit percentage	18.00% (= 100% x MIN(25%,18%))
Equity Adjustment Factor	0.00%
Interest Adjustment Factor	-2.44%
Segment Value on last Segment Start Date	$100,000.00
On Segment End Date
Accumulated Segment Fee Amount	$950.00
Segment Credit Amount Applied on Segment End Date	$17,829.00	[1]
Segment Value	$116,879.00
Total Equity Adjustment	$—	[2]
Total Interest Adjustment	$(2,850.57)	[3]
Segment Interim Value	$114,028.43

(1)    Segment Credit Applied = Segment Credit percentage x Segment Value Prior to Segment Credit
= Segment Credit percentage x (Segment Value on Segment Start Date - Accumulated Segment Fee Amount -
Withdrawals Since Segment Start Date) = 18% x (100,000 - 950 - 0) = 17,829
(2)     Total Equity Adjustment = 116,879 x 0.00% = 0 (The Equity Adjustment is always zero on any
Segment End Date)
(3)     Total Interest Adjustment = 116,879 x -2.44% = (2,850.57)

Appendix B - State Variation Chart

State	Feature or Benefit	Availability or Variation
Alaska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
California	Right to Cancel Period	If the Owner is age 60 or above, the Right to
Cancel Period is 30 days.

Upon exercising the Right to Cancel benefit, the Company will refund the Contract Value, including any Contract fees, if applicable.
	Confinement Waiver	The Confinement Waiver is not available in California.
	Terminal Illness Waiver	The Terminal Illness Waiver is not available in California.
Connecticut	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.

State	Feature or Benefit	Availability or Variation
Connecticut	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur, but there is no requirement that the diagnosis occurs at least one year after the Contract Date.
Florida	Right to Cancel Period	Your Right to Cancel Period is 21 days.
Hawaii	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Illinois	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Maryland	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur after the Contract Date, rather than at least one year after the Contract Date.
Massachusetts	Confinement Waiver	The Confinement Waiver is not available in Massachusetts.

State	Feature or Benefit	Availability or Variation
Massachusetts	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.
Michigan	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Minnesota	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Montana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Nebraska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	The reference to Convalescent Care Facility is replaced with a reference to Nursing Care Facility.
Nevada	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
New Hampshire	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
New Hampshire	Confinement Waiver
Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.

The definitions of Convalescent Care Facility, has been modified as follows:

Convalescent Care Facility” means an institution which: (i) is operated pursuant to State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement; and (v) be approved for payment of Medicare benefits or be qualified to receive approval for payment of Medicare benefits, if so requested.
Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

State	Feature or Benefit	Availability or Variation
New Hampshire	Terminal Illness Waiver	Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
New Jersey	Definition of Spouse for spousal continuation upon death, Confinement Waiver, Terminal Illness Waiver	A definition of the term "Spouse" is added to the Contract, and is defined as follows:

A Spouse of an individual is a person
(1) recognized as the spouse of that
individual in the state where they were
legally married or (2) in a civil union
with that individual under New Jersey
law. This does not have the effect of
altering or amending federal tax law
applicable to your Contract.
Terminal Illness Waiver	The conditions under which the waiver applies
have been modified. The waiver requires that
any Owner (or if the Owner is a non-natural
person, any Annuitant) has a Terminal Illness.
The requirement that the diagnosis occurs at
least one year after the Contract Date is
removed.
North Carolina	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Ohio	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Pennsylvania	Right to Cancel Period	If the Contract is a replacement for an existing contract which was issued to you by Athene Annuity and Life Company, the Right to Cancel Period is extended to 45 days.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Confinement Waiver
An additional requirement is added to receive benefits under this waiver:

Confinement in a Qualified Care Facility must not be for the treatment of a condition resulting directly or indirectly from: (a) the voluntary taking or injection of drugs, unless prescribed or administered by a licensed Physician; (b) the voluntary taking of any drugs prescribed by a licensed Physician and intentionally not taken as prescribed; (c) sensitivity to drugs voluntarily taken, unless prescribed by a Physician; or (d) drug addiction, unless addiction results from the voluntary taking of drugs prescribed by a licensed Physician or the involuntary taking of drugs.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Terminal Illness Waiver
This waiver is referred to as a Terminal Condition Waiver. All references to "Terminal Illness" are replaced with "Terminal Condition".

The definition of Terminal Illness is modified to state:

"Terminal Condition" means a condition that is expected to cause death within 12 months and that is the result of an injury or illness.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

South Dakota	Confinement Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Terminal Illness Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Texas	Right to Cancel	Upon exercising the Right to Cancel benefit, the Company will refund the Cash Surrender Value, including any Contract fees or charges, if applicable.

State	Feature or Benefit	Availability or Variation
Texas	Separate Account	The description of the Separate Account is
modified for contracts issued in Texas.

For contracts issued in Texas, reserves for the
Index-Linked Segment Options are held in the
AAIA Texas Index-Linked Deferred Annuity
Contract Separate Account. This segregated
account is established by the Company under
Iowa Law.

The portion of the assets of the Separate
Account equal to the reserves and other Contract liabilities for Index-Linked Segment Options with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. Confinement must continue for at least 60 consecutive days, and confinement must begin on or after the Contract Date.

The withdrawal request must be accompanied
by Written Proof of Confinement, which is
defined as follows:

Written proof of Confinement means a
signed statement from the Hospital or Qualified Care Facility verifying the dates the Owner was confined in a
Hospital or Qualified Care Facility.

The cost of any second opinion or exam will be borne by the Company.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. A diagnosis of Terminal
Illness must occur on or after the Contract Date.

The cost of any second opinion or exam will be borne by the Company.
Utah	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Vermont	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Washington	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.
Wyoming	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

Appendix C - Index Disclosures

S&P 500® Price Return Index

    S&P Dow Jones Indices LLC requires that the following disclaimer be included in this Prospectus:

     The "S&P 500®" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Athene Annuity and Life Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Athene Annuity and Life Company. It is not possible to invest directly in an index. Athene Annuity and Life Company’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices do not make any representation or warranty, express or implied, to the owners of the Athene Annuity and Life Company’s products or any member of the public regarding the advisability of investing in securities generally or in Athene Annuity and Life Company’s products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Athene Annuity and Life Company with respect to the S&P 500® is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene Annuity and Life Company or the Athene Annuity and Life Company’s products. S&P Dow Jones Indices have no obligation to take the needs of Athene Annuity and Life Company or the owners of Athene Annuity and Life Company’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Athene Annuity and Life Company’s products or the timing of the issuance or sale of Athene Annuity and Life Company’s products or in the determination or calculation of the equation by which Athene Annuity and Life Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Athene Annuity and Life Company’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE ANNUITY AND LIFE COMPANY, OWNERS OF THE ATHENE ANNUITY AND LIFE COMPANY’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P

DOW JONES INDICES AND ATHENE ANNUITY AND LIFE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell 2000® Price Return Index

The LSE Group requires that the following disclosure be included in this Prospectus:

    Athene annuity products (the “Product s”) have been developed solely by Athene Annuity and Life Company. The Product s are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

    All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trade-marks of the relevant LSE Group company and are used by any other LSE Group company under license.

    The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product s . The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product s or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.

MSCI EAFE Price Return Index

MSCI Inc. requires that the following disclosure be included in this Prospectus:

    THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

    ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE

CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Nasdaq-100® Price Return Index

Nasdaq Inc. requires that the following disclosure be included in this Prospectus:

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to Athene Annuity and Life Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100® Index, and certain trade names of the Corporations and the use of the Nasdaq-100® Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100® Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index

BB PLC requires that the following disclosure be included in this Prospectus:

The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (the “Index”) has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor, and does not guarantee the accuracy or completeness of the Index, or any data or methodology either included therein or upon which it is based. Neither RSBB-I, LLC nor Robert J. Shiller and its consultant, IndexVestLAB, LLC and consultants thereto, shall have any liability for any errors, omissions, or interruptions therein, and makes no warranties, express or implied, as to performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages, even if RSBB-I, LLC is advised of the possibility of same.

Neither Barclays Bank PLC ("BB PLC") nor any of its affiliates (collectively "Barclays") is the issuer or producer of. Athene Annuity and Life Company’s (“Athene”) annuity products (the “Products”) and Barclays has no responsibilities, obligations or duties to purchasers of the Products. The Index, together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by Athene as the issuer or producer of the Products (the "Issuer").

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the "Index Sponsor") without regard to the Issuer or the Products or purchasers of the Products. Additionally, Athene as issuer or producer of the Products may for itself execute transaction(s) with Barclays in or relating to the Index in connection with the Products. Consumers acquire the Products from Athene and neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon purchasing the Products. The Products are not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the Products or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, purchasers of the Products or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

•oversight of any third party index calculation agent;
•acting as approvals body for index lifecycle events (index launch, change and retirement); and
•resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

•BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

•Sales, trading or structuring desks in BB PLC may launch products linked to the performance of a index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.
•BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the "Index Calculation Agent") to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

•makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and
•has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the Products.

The licensing agreement between Athene and BB PLC is solely for the benefit of Athene and Barclays and not for the benefit of the owners of the Products or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.        Other Expenses of Issuance and Distribution
    The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	[$ XX] [1]
Printing and engraving	66,000.00
Accounting fees and expenses	375,000.00
Legal fees and expenses	200,000.00
Total Expenses (approximate)	[$ ]
1 SEC Registration Fees may be added by pre-effective amendment.

Item 14.        Indemnification
    Section 490.202 of the Iowa Business Corporation Act (the “IBCA” or the “Act”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.
    Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
    In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA. Article XI.1 of the Bylaws of the Company provides for indemnification of Company directors, officers, employees, and agents against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred.
    Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above. Article XI.4 of the Bylaws of the Company provides for advancement of expenses actually incurred in advance of the final disposition of a proceeding within twenty calendar days after the receipt of the Company of a statement from the indemnified party requesting such advance and reasonably evidencing the expenses incurred.
    Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer. Article XI of the Bylaws of the Company apply equally to directors and officers of the Company as well as to employees and agents of the Company.
    As permitted by the Iowa state law:
    Article X of the Amended and Restated Articles of Incorporation of Athene Annuity and Life Company provides that
    “A director of the Company shall not be personally liable to the Company or its shareholder for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Company or the shareholders; (3) a violation of Section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.”
    The Amended and Restated Bylaws of Athene Annuity and Life Company (effective August 12, 2019) provide:
    In Article XI.1 that “To the fullest extent permitted by applicable law as then in effect, the Corporation (a) shall indemnify any person ("the Indemnitee”) who is or was involved in any manner (including without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or complication investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a Proceeding)by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee, agent, trustee, plan administrator or plan fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by the Indemnitee in connection with such Proceeding, and (b) shall indemnify each Indemnitee against all expenses (including attorneys’ fees actually and reasonably incurred by the Indemnitee in seeking to enforce its rights under this Article XI (by means of legal action or otherwise). Absent a court order to indemnify, the Corporation’s obligation for indemnification stated above is contingent upon satisfaction by the Indemnitee of the applicable indemnification standards required by the Act;” and
    In Article XI.4 “In furtherance and not in limitation of the foregoing provisions, all expenses (including attorneys’ fees) actually incurred by or on behalf of an Indemnitee in advance of the final disposition of a Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. The Corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnitee providing any undertaking required by the Act."
    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15.        Recent Sales of Unregistered Securities
    Not applicable.
Item 16.        Exhibits and Financial Statement Schedules
    (a) Exhibits

1	Form of Underwriting and Distribution Agreement will be filed by pre-effective amendment
2	Not applicable
3.1
Amended and Restated Articles of Incorporation of Athene Annuity and Life Company (incorporated by reference to Exhibit 3.1 to Registrant’s initial Registration Statement on Form S-1 filed on June 8, 2018 File No. 333-225544)

3.2
Amended and Restated By-laws of Athene Annuity and Life Company (effective March 3, 2014) (incorporated by reference to Exhibit 3.2 to Registrant’s initial Registration Statement on Form S-1 filed on June 8, 2018 File No. 333-225544)

4.1	Form of Contract of Single Purchase Payment Index-Linked Deferred Annuity Contract
4.2	Form of Application of Single Purchase Payment Index-Linked Deferred Annuity Contract
5	Opinion of Legal Counsel will be filed by pre-effective amendment
6	Not applicable
7	Not applicable
8	Not applicable
9	Not applicable
10.1
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene London Assignment Corporation, Athene Assignment Corporation, Athene Re USA IV, Inc., Athene Securities, LLC, Athene Risk Aggregator, LLC, Athene Noctua, LLC and Athene Annuity Re Ltd. (incorporated by reference to Exhibit 10.1.2 to the form POS AM filed on April 3, 2020 File No. 333-225544)

10.2
Coinsurance and Assumption Agreement, dated as of October 1, 2013, between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Presidential Life Insurance Company – USA (now known as Accordia Life and Annuity Insurance Company) (incorporated by reference to Exhibit 10.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.3
Amended and Restated Coinsurance Agreement, dated as of December 28, 2015, between Athene Annuity and Life Company and Accordia Life and Annuity Company (formerly known as Presidential Life Insurance Company—USA) (regarding the ILICO closed block) (incorporated by reference to Exhibit 10.3 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.4.1
Second Amended and Restated Master Sub-Advisory Agreement, effective as of October 1, 2019, among Athene Asset Management L.P., Apollo Capital Management, L.P., Apollo Global Real Estate Management, L.P., ARM Manager LLC, Apollo Longevity, LLC and Apollo Emerging Markets, LLC. (incorporated by reference to Exhibit 10.4.1 to the POS AM filed on April 3, 2020 File No. 333-225544)

10.5
Unsecured Revolving Promissory Note, dated as of May 1, 2016, among Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene Life Insurance Company and Athene Employee Services, LLC. (incorporated by reference to Exhibit 10.6 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.6.1
Investment Management Agreement, dated as of October 2, 2013, by and between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Athene Asset Management LLC (incorporated by reference to Exhibit 10.7.1 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.6.2
Amendment One to Investment Management Agreement, effective November 1, 2015, between Athene Annuity and Life Company and Athene Asset Management, L.P. (incorporated by reference to Exhibit 10.7.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.7
Net Worth Maintenance Agreement, effective as of October 1, 2013, by Athene Holding, Ltd. for the benefit of Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) (incorporated by reference to Exhibit 10.8 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.8
Capital Maintenance Agreement, effective as of January 30, 2020, by Athene Annuity & Life Assurance Company for the benefit of Athene Annuity and Life Company (incorporated by reference to Exhibit 10.8 to the POS AM filed on April 3, 2020 File No. 333-225544)

11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Form POS AM filed on April 1, 2021 File No. 333-225544)
22	Not applicable
23.1	Consent of Eversheds Sutherland (US) LLP will be filed by pre-effective amendment
23.2	Consent of PricewaterhouseCoopers LLP regarding Athene Annuity and Life Company financial statements will be filed by pre-effective amendment
23.3	Consent of Legal Counsel will be filed by pre-effective amendment
24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Form S-1 filed on February 8, 2021)
25	Not applicable
26	Not applicable
(b) Financial Statement Schedules will be included in Part I of this Registration Statement by pre-effective amendment.

Item 17.        Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(a)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(d)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the 2nd day of June , 2021.

Athene Annuity and Life Company
(Registrant)

By: /s/ Grant Kvalheim
Grant Kvalheim
Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant Kvalheim	Chief Executive Officer, President and Director	June 2, 2021
Grant Kvalheim

/s/ Travis Tweed	Vice President, Controller and Treasurer	June 2, 2021
Travis Tweed	(Principal Financial Officer)

/s/ *	Director	June 2, 2021
Martin P. Klein*

/s/ Christopher R. Welp	Executive Vice President, Insurance Operations and Director	June 2, 2021
Christopher R. Welp

/s/ *	Director	June 2, 2021
Mitra Hormozi*

/s/ *	Director	June 2, 2021
Frank Sabatini*

/s/ *	Director	June 2, 2021
Hope Taitz*

/s/ *	Director	June 2, 2021
Larry Ruisi*

/s/ Blaine Doerrfeld	*Attorney-in-Fact pursuant to Power of Attorney	June 2, 2021
Blaine Doerrfeld